                                                              Exhibit 99.6

                                                              EXECUTION VERSION

                           MASTER SEPARATION AGREEMENT

                            dated as of May 28, 2009

                                     by and

                                      among

                       AMERICAN INTERNATIONAL GROUP, INC.,

                        AMERICAN HOME ASSURANCE COMPANY,

                                       and

                          TRANSATLANTIC HOLDINGS, INC.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                                    ARTICLE I

                                   DEFINITIONS

Section 1.01. Certain Defined Terms......................................      2

                                   ARTICLE II

        EXECUTION OF UNDERWRITING AGREEMENT; CLOSING; CLOSING DELIVERIES

Section 2.01. Execution of Underwriting Agreement........................      2
Section 2.02. Closing....................................................      2
Section 2.03. Closing Deliveries.........................................      2

                                   ARTICLE III

                                   AGREEMENTS

Section 3.01. Agreements Relating to the Offering........................      3
Section 3.02. Regulatory and Other Authorizations; Reasonable Best
                 Efforts.................................................      4
Section 3.03. Asset Transfers; Other Restructuring.......................      5
Section 3.04. Intercompany Obligations...................................      6
Section 3.05. Intercompany Agreements....................................      9
Section 3.06. Mutual Release.............................................      9
Section 3.07. Guarantees.................................................     10
Section 3.08. AIG Intellectual Property, AIG Names and Marks, TRH
                 Intellectual Property, TRH Names and Marks..............     11
Section 3.09. Insurance..................................................     17
Section 3.10. D&O Insurance and Liabilities..............................     18
Section 3.11. Employee Matters...........................................     18
Section 3.12. Access.....................................................     25

Section 3.13. Books and Records..........................................     27
Section 3.14. TRH Compliance Matters.....................................     28
Section 3.15. Auditors and Audits; Annual and Quarterly Statements and
                 Accounting..............................................     28
Section 3.16. Earnings Releases, Press Releases and Similar Information..     29
Section 3.17. Confidentiality............................................     29
Section 3.18. Third-Party Contracts......................................     32
Section 3.19. AIG Corporate Credit Card Program..........................     33
Section 3.20. Certain Waivers............................................     33
Section 3.21. Adoption of Amended and Restated TRH Certificate of
                 Incorporation...........................................     33
Section 3.22. By-Laws of TRH.............................................     34
Section 3.23. Subleases..................................................     34
Section 3.24. No Solicitation; No Hire...................................     35
Section 3.25. Further Action.............................................     36

                                   ARTICLE IV

                          CONDITIONS OF TRH TO CLOSING

Section 4.01. Conditions to Obligations of TRH to Execute the
                 Underwriting Agreement..................................     36

                                    ARTICLE V

                      REPRESENTATIONS AND WARRANTIES OF AIG

Section 5.01. Incorporation and Authority of AIG and AHAC................     37
Section 5.02. Enforceability.............................................     37
Section 5.03. Consents and Approvals.....................................     38
Section 5.04. Non-Contravention..........................................     38
Section 5.05. Disclaimer.................................................     38

                                   ARTICLE VI

                      REPRESENTATIONS AND WARRANTIES OF TRH

Section 6.01. Incorporation and Authority of TRH.........................     38
Section 6.02. Enforceability.............................................     38
Section 6.03. Consents and Approvals.....................................     39
Section 6.04. Non-Contravention..........................................     39
Section 6.05. Disclaimer.................................................     39

                                   ARTICLE VII

                             TERMINATION AND WAIVER

Section 7.01. Pre-Closing Termination....................................     39
Section 7.02. Termination of Underwriting Agreement......................     40
Section 7.03. Post-Closing Termination...................................     40
Section 7.04. Notice of Termination......................................     40
Section 7.05. Effect of Termination......................................     40

                                  ARTICLE VIII

                                 INDEMNIFICATION

Section 8.01. Survival...................................................     40
Section 8.02. Indemnification by AIG.....................................     40
Section 8.03. Indemnification by TRH.....................................     41
Section 8.04. Notification of Claims.....................................     42
Section 8.05. Payment....................................................     43
Section 8.06. Exclusive Remedies.........................................     43
Section 8.07. Additional Indemnification Provisions......................     44
Section 8.08. Mitigation.................................................     45
Section 8.09. Contribution for Securities Law Violations.................     45

Section 8.10. Ancillary Agreements.......................................     46

                                   ARTICLE IX

                               GENERAL PROVISIONS

Section 9.01. Expenses...................................................     46
Section 9.02. Notices....................................................     46
Section 9.03. Public Announcements.......................................     47
Section 9.04. Severability...............................................     48
Section 9.05. Entire Agreement...........................................     48
Section 9.06. Assignment.................................................     48
Section 9.07. No Third Party Beneficiaries...............................     48
Section 9.08. Amendment; Waiver..........................................     48
Section 9.09. Governing Law; Submission to Jurisdiction; Waiver of
                 Jury Trial..............................................     49
Section 9.10. Rules of Construction......................................     50
Section 9.11. Specific Performance.......................................     50
Section 9.12. Counterparts...............................................     50

Exhibits
---------
Exhibit A   Definitions
Exhibit B   Form of Underwriting Agreement
Exhibit C   Form of Registration Rights Agreement
Exhibit D   Form of Transition Services Agreement
Exhibit E   Form of Stockholders Agreement
Exhibit F   Form of Hold Harmless Agreement
Exhibit G   Form of Consent from AIG and AHAC to Adopt the Restated Certificate of Incorporation of TRH
Exhibit H   Form of Restated Certificate of Incorporation of TRH
Exhibit I   Form of New York Sublease
Exhibit J   Form of Chicago Sublease
Exhibit K   Form of Toronto Sublease

Annexes

Annex I  TRH's Knowledge

Schedules
---------
Schedule 3.03(a)       - Asset Transfers from TRH and the Company Subsidiaries
                         to AIG or any of its Affiliates
Schedule 3.03(b)       - Asset Transfers from AIG and its Affiliates to TRH or
                         the Company Subsidiaries
Schedule 3.04(a)       - Intercompany Obligations Settled at Closing
Schedule 3.04(b)       - Intercompany Obligations that Survive the Closing
Schedule 3.05(a)       - Intercompany Agreements Remaining in Place
Schedule 3.05(b)       - Amended Intercompany Agreements
Schedule 3.06          - Exceptions to Mutual Release
Schedule 3.07(a)       - AIG Guarantees
Schedule 3.07(d)       - Amounts Against which Letters of Credit have been
                         Applied
Schedule 3.09          - Insurance Premiums
Schedule 3.11(b)(vii)  - Pension Plans/TRH Expatriates
Schedule 3.11(b)(viii) - Pension Plans/Liabilities for a certain Employee
Schedule 3.11(f)       - AIG's Non-Qualified Plans
Schedule 3.18          - Third-Party Contracts
Schedule 5.03          - AIG Governmental and Other Consent and Approvals
Schedule 6.03          - TRH Governmental and Other Consent and Approvals

          This MASTER SEPARATION AGREEMENT (this "Agreement"), dated as of May 28, 2009, is entered into by and among AMERICAN INTERNATIONAL GROUP, INC., a Delaware corporation ("AIG"), AMERICAN HOME ASSURANCE COMPANY, a New York domiciled insurance company and an indirectly wholly-owned subsidiary of AIG ("AHAC"), and TRANSATLANTIC HOLDINGS, INC., a Delaware corporation ("TRH").

                                    RECITALS

          A. AIG directly Beneficially Owns 17,073,690 shares of common stock ("Common Stock"), par value $1.00 per share, of TRH (collectively, the "AIG Shares").

          B. AHAC directly Beneficially Owns 22,018,972 shares of Common Stock of TRH (collectively, the "AHAC Shares" and together with the AIG Shares, the "Shares").

          C. Concurrently with the execution and delivery of this Agreement, TRH has filed a prospectus supplement to the prospectus contained in Post Effective Amendment No. 1 to its Registration Statement on Form S-3 (the "Registration Statement") and a prospectus supplement thereto with the Securities and Exchange Commission (the "SEC") for a public offering of all or a portion of the Shares (the "Offering").

          D. In the event that AIG and AHAC elect to consummate the Offering and the transactions contemplated hereby, subject to the satisfaction or waiver of the last of the conditions to the obligations of TRH contained in Section 4.01 herein, AIG, AHAC, TRH and the Underwriter(s) will enter into an underwriting agreement in substantially the form attached hereto as Exhibit B with respect to the Offering (the "Underwriting Agreement"), and simultaneously with the execution thereof, AIG, AHAC and TRH will close the transactions contemplated herein (the "Closing").

          E. At the Closing, to the extent that not all of the Shares are agreed to be sold pursuant to the Underwriting Agreement, TRH, AIG and AHAC will enter into a registration rights agreement in substantially the form attached hereto as Exhibit C (the "Rights Agreement"), in which TRH shall grant to AIG and AHAC certain rights to require TRH to register with the SEC their respective Shares that were not sold pursuant to the Offering.

          F. At the Closing, AIG and TRH will enter into a transition services agreement in substantially the form attached hereto as Exhibit D (the "Transition Services Agreement").

          G. At the Closing, if the Shares to be Beneficially Owned by AIG and AHAC following the sale of the Shares agreed to be sold pursuant to the Underwriting Agreement would constitute at least 10% of the outstanding shares of Common Stock of TRH, AIG, AHAC and TRH will enter into a stockholders agreement in substantially the form attached hereto as Exhibit E (the "Stockholders Agreement").

          H. At the Closing, to the extent required by, and in accordance with and pursuant to the provisions of Section 3.07(b) hereof, TRH and AIG shall enter into one or more hold harmless agreements in substantially the form attached hereto as Exhibit F (each, a "Hold Harmless Agreement").

          I. The parties have determined that it would be appropriate and desirable to set forth in this Agreement the manner in which certain agreements and understandings among the parties will be addressed following the Closing.

          NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

          Section 1.01. Certain Defined Terms. Capitalized terms used in this Agreement shall have the meanings specified in Exhibit A or elsewhere in this Agreement.

                                   ARTICLE II

        EXECUTION OF UNDERWRITING AGREEMENT; CLOSING; CLOSING DELIVERIES

          Section 2.01. Execution of Underwriting Agreement. AIG, AHAC and TRH shall enter into the Underwriting Agreement as and when requested by AIG, and each party shall comply with its respective obligations thereunder; provided that the obligations of TRH to enter into the Underwriting Agreement shall be subject to the satisfaction or waiver of the last of the conditions to the obligations of TRH contained in Section 4.01 herein.

          Section 2.02. Closing. The Closing shall occur at the Underwriting Agreement Effective Time, at the offices of Sullivan & Cromwell LLP, 125 Broad Street, New York, New York 10004.

          Section 2.03. Closing Deliveries. At the Closing:

          (a) Each of AIG and AHAC shall deliver, or cause to be delivered, to TRH counterparts of the Underwriting Agreement, duly executed by AIG and AHAC;

          (b) Each of AIG and AHAC shall deliver to TRH the written consent contemplated by Section 3.21, duly executed by a duly authorized officer of AIG and AHAC, respectively;

          (c) Each of AIG and AHAC shall deliver, or cause to be delivered, to TRH counterparts of the Transition Services Agreement and the Hold Harmless Agreement, if any, both of which are to be effective upon the First Time of Delivery, to the extent it is a party to such agreements, duly executed by AIG, AHAC or their respective applicable Affiliates to the extent each is a party thereto;

          (d) In the event that not all of the Shares are agreed to be sold pursuant to the Underwriting Agreement, each of AIG and AHAC shall deliver, or cause to be delivered, to TRH counterparts of the Rights Agreement, to be effective upon the First Time of Delivery, and, if the Shares to be Beneficially Owned by AIG and AHAC following the sale of the Shares agreed to be sold pursuant to the Underwriting Agreement would constitute at least 10% of the outstanding shares of Common Stock of TRH, the Stockholders Agreement, to be effective upon the First Time of Delivery;

          (e) Each of AIG and AHAC shall deliver to TRH the certificate contemplated by Section 4.01(c), duly executed by a duly authorized officer of AIG and AHAC, respectively;

          (f) TRH shall deliver, or cause to be delivered, to AIG and AHAC (as applicable) counterparts of each of the Transition Services Agreement and the Hold Harmless Agreement, if any, both of which are to be effective upon the First Time of Delivery, duly executed by TRH or the applicable Company Subsidiary party thereto;

          (g) In the event that not all of the Shares are agreed to be sold pursuant to the Underwriting Agreement, TRH shall deliver, or cause to be delivered, to AIG and AHAC counterparts of the Rights Agreement, to be effective upon the First Time of Delivery, and, if the Shares to be Beneficially Owned by AIG and AHAC following the sale of the Shares agreed to be sold pursuant to the Underwriting Agreement would constitute at least 10% of the outstanding shares of Common Stock of TRH, the Stockholders Agreement, to be effective upon the First Time of Delivery;

          (h) TRH shall deliver to AIG and AHAC a certificate duly executed by a duly authorized officer of TRH certifying that (i) the representations and warranties of TRH contained in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date as if made on and as of the Closing Date and (ii) TRH shall have performed in all material respects all obligations required to be performed by it under this Agreement on or prior to the Closing;

          (i) TRH shall deliver, or cause to be delivered, to AIG and AHAC counterparts of the Underwriting Agreement, duly executed by TRH; and

          (j) Each party hereto shall deliver to the other parties such other documents and instruments as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

                                   ARTICLE III

                                   AGREEMENTS

          Section 3.01. Agreements Relating to the Offering. Subject to the conditions hereof, AIG, AHAC and TRH shall, and shall cause their respective Affiliates to, use their respective reasonable best efforts to take, or cause to be taken in good faith, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or as reasonably requested by any of the other parties hereto, to consummate the Offering and the other transactions contemplated by the Transaction Agreements, including by using their respective reasonable best efforts to take the following actions:

          (a) TRH shall file such amendments or supplements to the Registration Statement, and to any prospectus included therein, as may be reasonably necessary in order to cause the Registration Statement to become and remain effective, and to cause the Registration Statement, and any such prospectus or supplements thereto, not to contain any misstatement or omission of a material fact, including filing such amendments and supplements thereto as may be required by the Underwriting Agreement, the SEC or applicable securities Laws.

          (b) AIG, AHAC and TRH shall enter into the Underwriting Agreement as and when requested by AIG and each party shall comply with its respective obligations thereunder, provided that AIG shall have the sole discretion of whether or not to enter into the Underwriting Agreement.

          (c) TRH shall obtain "comfort" letters and updates thereof from its independent accountants addressed to the Underwriter(s) and such letters shall be reasonably acceptable to the Underwriter(s) and be in customary form and covering matters of the type customarily covered in "comfort" letters to Underwriter(s) as contemplated by the Underwriting Agreement.

          (d) TRH shall cooperate with the Underwriter(s) to facilitate timely preparation and delivery of certificates representing the Shares and to enable the Shares to be in such denominations and registered in such names as the Underwriter(s) may request.

          (e) TRH shall participate and have senior management of TRH participate in the preparation of materials and any "roadshow" marketing efforts, including attendance by senior management at "roadshow" meetings that AIG and the Underwriter(s) shall deem necessary or desirable.

          (f) TRH shall take any and all other actions necessary or desirable, or as reasonably requested by AIG, to consummate the Offering as contemplated by the Registration Statement and the Underwriting Agreement, including taking actions of the type contemplated in Section 4 of the Rights Agreement (whether or not the Rights Agreement, the form of which is attached hereto as Exhibit C, is executed and delivered by the parties at the Closing).

          Section 3.02. Regulatory and Other Authorizations; Reasonable Best Efforts.

          (a) The parties hereto shall use their reasonable best efforts to obtain as promptly as practicable all authorizations, consents, orders and approvals of all Governmental Authorities that may be or may become reasonably necessary, proper or advisable under the Transaction Agreements and applicable Laws to consummate and make effective the Offering and the other transactions contemplated by the Transaction Agreements, and the parties hereto shall take all actions as may be requested by any such Governmental Authorities to obtain such authorizations, consents, orders and approvals. Each party hereto shall cooperate with the reasonable requests of the other party in seeking to obtain as promptly as practicable all such authorizations, consents, orders and approvals. None of AIG, AHAC or TRH shall take or cause to be taken any action that they are aware or should reasonably be aware would have the effect of delaying, impairing or impeding the receipt of any such required authorizations, consents, orders or approvals.

          (b) The parties hereto shall promptly make all filings and notifications with all Governmental Authorities that may be or may become reasonably necessary, proper or advisable under the Transaction Agreements and applicable Laws to consummate and make effective the Offering and the other transactions contemplated by the Transaction Agreements. AIG, AHAC and TRH each shall supply promptly any additional information and documentary material that may be requested pursuant to any applicable Laws. AIG, AHAC and TRH shall have responsibility for their respective filing fees associated with any required filings.

          (c) Subject to applicable Laws relating to the sharing of information, each of AIG, AHAC and TRH shall (i) promptly notify each other of any communication it receives from any Governmental Authority (other than the FRBNY)
(ii) permit the other party to review in advance any proposed communication by such party to any Governmental Authority (other than the FRBNY) and (iii) provide each other with copies of all correspondence, filings or communications between such party or any of its Representatives, on the one hand, and any Governmental Authority (other than the FRBNY) or members of the staff of any Governmental Authority (other than the FRBNY), on the other hand, in each case under clauses (i), (ii) and (iii) of this Section 3.02(c) only to the extent relating to the matters that are the subject of this Agreement. No party to this Agreement shall agree to participate in any meeting with any Governmental Authority (other than the FRBNY) relating to the matters that are the subject of this Agreement unless it consults with the other parties to this Agreement in advance and, to the extent permitted by such Governmental Authority (other than the FRBNY), gives the other parties the opportunity to attend and participate at such meeting. Subject to Section 3.17, AIG, AHAC and TRH shall coordinate and cooperate fully with each other in exchanging such information and providing such assistance as the other parties may reasonably request in connection with the foregoing; provided, however, that the foregoing shall not require AIG, AHAC, TRH, any of the Company Subsidiaries or any of their respective Affiliates
(i) to disclose any information that in the reasonable judgment of AIG, AHAC, TRH, any of the Company Subsidiaries or any of their respective Affiliates (as the case may be) would result in the disclosure of any trade secrets of third parties or violate any of its obligations with respect to confidentiality or
(ii) to disclose any privileged information or confidential competitive information of AIG, AHAC, TRH, any of the Company Subsidiaries or any of their respective Affiliates. No party hereto shall be required to comply with any provision of this Section 3.02(c) to the extent that such compliance would be prohibited by applicable Law.

          (d) AIG, AHAC and TRH shall use their respective reasonable best efforts to obtain any other consents and approvals and make any other notifications that may be required in connection with the transactions contemplated by the Transaction Agreements; provided, however, that AIG, AHAC and TRH shall not be required to compensate any third party, commence or participate in litigation or offer or grant any accommodation (financial or otherwise) to any third party to obtain any such consent or approval; and provided further that AIG, AHAC and TRH shall not be required to take any action with respect to any third party unless such action is conditioned upon the Closing. Each of AIG, AHAC and TRH shall promptly use its reasonable best efforts to avoid the entry of, or to effect the dissolution of, any permanent, preliminary or temporary injunction or other order, decree, decision, determination or judgment that would delay, restrain, prevent, enjoin or otherwise prohibit consummation of the Offering and the transactions contemplated by the Transaction Agreements.

          Section 3.03. Asset Transfers; Other Restructuring. Concurrently with the Closing, TRH shall, and shall cause the Company Subsidiaries to, transfer the assets, properties and rights and liabilities owned or possessed by TRH and the Company Subsidiaries listed on Schedule 3.03(a) to AIG or any of its Affiliates as AIG shall designate. Concurrently with the Closing, AIG shall, and shall cause its Affiliates to, transfer the assets, properties and rights and liabilities owned or possessed by AIG listed on Schedule 3.03(b) to TRH or any of the Company Subsidiaries as TRH shall designate and any other Intellectual Property owned by AIG or any of its Affiliates that is used exclusively in the conduct of the business of TRH and the Company Subsidiaries, together with all tangible embodiments of any of the foregoing. AIG shall (and shall cause its Affiliates to) from time to time, at TRH's request, execute and deliver, or cause to be executed and delivered, such further instruments of assignment or other documents, and perform such further acts, as TRH may reasonably request in order to fully effect the assignment and transfer of the Intellectual Property to be transferred to TRH or the applicable Company Subsidiaries designated by TRH pursuant to this Section 3.03. Concurrently with the Closing, TRH shall, and shall cause the Company Subsidiaries to, transfer to AIG or any of its Affiliates as AIG shall designate, any Intellectual Property owned by TRH or any of the Company Subsidiaries that is used exclusively in the conduct of business of AIG or its Affiliates, together with all tangible embodiments of any of the foregoing. TRH shall (and shall cause the Company Subsidiaries to) from time to time, at AIG's request, execute and deliver, or cause to be executed and delivered, such further instruments of assignment or other documents, and perform such further acts, as AIG may reasonably request in order to fully effect the assignment and transfer of the Intellectual Property to be transferred to AIG or its applicable Affiliates designated by AIG pursuant to this Section 3.03.

          Section 3.04. Intercompany Obligations.

          (a) AIG and TRH shall, and shall cause their respective Affiliates to, take such action and make such payments as may be necessary so that no later than concurrently with the Closing, TRH and the Company Subsidiaries, on the one hand, and AIG and its Affiliates, on the other hand, shall pay in full all intercompany loans, notes and advances regardless of their maturity and all intercompany receivables and payables invoiced prior to the Closing, including
(A) any accrued and unpaid interest in accordance with any Contracts underlying such intercompany loan, note, advance, receivable or payable, and (B) without limiting the generality of the foregoing, all intercompany loans, notes, advances, receivables or payables set forth on Schedule 3.04(a) (provided that for the avoidance of doubt to the extent such amounts set forth on Schedule 3.04(a) are paid concurrently with Closing such amounts shall not be subject to interest); provided, however, that this Section 3.04 shall not apply to any intercompany loans, notes, advances, receivables or payables (i) arising under any Intercompany Agreement set forth on Schedule 3.05(a) or Schedule 3.05(b) not otherwise due and payable, (ii) arising under any Insurance Agreement and not otherwise due and payable, (iii) arising under the TRH Notes or any Related Documents, (iv) set forth on Schedule 3.04(b) or (v) costs and expenses paid by one party or its respective Affiliates on behalf of the other party or its respective Affiliates or deposits paid by one party or its respective Affiliates to the other party or its respective Affiliates invoiced after the Closing, as provided in Section 3.04(b) below.

          (b) AIG and TRH shall, and shall cause their respective Affiliates to, take such action and make such payments as may be necessary so that TRH and the Company Subsidiaries, on the one hand, and AIG and its Affiliates, on the other hand, shall pay in full all (i) costs and expenses paid by one party or its respective Affiliates on behalf of the other party or its respective Affiliates or (ii) deposits paid by one party or its respective Affiliates to the other party or its respective Affiliates, in each case under clauses (i) and
(ii) invoiced after the Closing, including, any accrued and unpaid interest to but excluding the date of payment, within twenty (20) days of receipt of an invoice detailing such amounts (the "Post-Closing Invoice").

          (c) In the event that AIG or TRH or any of their respective Affiliates disputes any amount detailed on a Post-Closing Invoice, AIG or TRH or any of their respective Affiliates shall (i) give notice of such disputed amount to AIG or TRH pursuant to the provisions of Section 3.04(d) and (ii) pay any undisputed amounts on such invoice, in each case within twenty (20) days from receipt of such disputed Post-Closing Invoice.

          (d) Any dispute in connection with (1) a Post-Closing Invoice, (2) the amounts set forth on Schedule 3.04(b) or (3) any amounts invoiced prior to Closing but not paid concurrently with the Closing (each, a "Dispute") shall be resolved as follows:

          (i) The managers of the parties most immediately responsible for the issue giving rise to the Dispute shall seek to resolve such Dispute through informal good faith negotiation. If the Dispute is not resolved at that level of management within seven (7) Business Days after the claiming party verbally notifies the other party of the Dispute, then the claiming party will provide the other party with a written "Notice of Dispute", describing the nature of the Dispute, and the Dispute shall be escalated to the Chief Administrative Officers, Chief Operating Officers or Chief Financial Officers of the parties or their respective designees who shall discuss the dispute (either in person or by telephone) within seven (7) Business Days after such Notice of Dispute is provided by the claiming party to the other party and confer in a good faith effort to resolve the Dispute. If the Chief Administrative Officers, Chief Operating Officers or Chief Financial Officers or their respective designees do not discuss the dispute within the allotted time or fail to resolve the Dispute within seven (7) Business Days after beginning such discussions, then the Dispute shall be finally settled by arbitration as follows:

          (ii) The arbitration shall be conducted by three (3) arbitrators in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA") in effect at the time of the arbitration, except as they may be modified herein or by mutual agreement of the parties. The seat of the arbitration shall be New York, New York.

          (iii) The claimant shall appoint an arbitrator in its request for arbitration. The respondent shall appoint an arbitrator within thirty (30) days of the receipt of the request for arbitration. The two (2) arbitrators shall appoint a third arbitrator within thirty (30) days after the appointment of the second arbitrator. The third arbitrator shall act as chair of the tribunal. If any of the three (3) arbitrators is not appointed within the time prescribed above, then upon the request of any party, the AAA shall appoint that arbitrator.

          (iv) The award shall be final and binding on the parties. Judgment upon the award may be entered by any court having jurisdiction thereof or having jurisdiction over the relevant party or its assets.

          (v) Any request for production of documents or other information is subject to the express authorization of the tribunal, which shall endeavor to ensure that any such requests are as limited and disciplined as is consistent with the just resolution of the Dispute. The parties expressly waive any right to seek evidence under 9 U.S.C. Section 7 or any similar provision. A party may request, and the tribunal should authorize, production only of specific documents or narrow and specific categories of documents that are critical to the fair presentation of a party's case and reasonably believed to exist and be in the possession, custody or control of the other party.

          (vi) The parties agree that the arbitration shall be kept confidential and that the existence of the proceeding and any element of it (including any pleadings, briefs or other documents submitted or exchanged, any testimony or other oral submissions and any awards) shall not be disclosed beyond the arbitral tribunal, the AAA, the parties, their counsels, accountants and auditors, insurers and re-insurers or any person necessary to the conduct of the proceeding. These confidentiality obligations shall not apply (i) if disclosure is required by Law or regulatory obligations, the applicable rules and policies of any national securities exchange or in judicial or administrative proceedings or (ii) as far as disclosure is necessary to enforce the rights arising out of the award.

          (vii) Notwithstanding Section 9.09 of this Agreement, the agreement to arbitrate set forth in this Section 3.04(d) and any arbitration conducted hereunder shall be governed by Title 9 (Arbitration) of the United States Code.

          (viii) The parties submit to the non-exclusive jurisdiction of the federal and state courts located within the County of New York, State of New York, as well as all appellate courts having jurisdiction over appeals from any of the foregoing, for the limited purpose of: (i) an application to compel arbitration or to resolve any dispute concerning the validity or effectiveness of this agreement to arbitrate; or (ii) an application for relief in aid of arbitration or enforcement of an arbitration award, including an application for a restraining order and/or injunction to preserve the party's rights. A request to a court for any of the foregoing remedies shall not be deemed incompatible with or a waiver of any party's right to arbitrate. Each party hereby waives any requirement for the securing or posting of any bond in connection with such remedy.

          (ix) Any disputed amounts required to be paid by either AIG or any of its Affiliates, on the one hand, or TRH or any Company Subsidiary, on the other hand, after a dispute is resolved pursuant to this Section 3.04(d) shall be subject to interest from the date that is thirty (30) days after the date such disputed amount was due to, but not including, the date of payment of such disputed amount at an interest rate of three percent (3%) over the London Inter-Bank Offered Rate for a one (1) year period, as published by the eastern edition of The Wall Street Journal on the date on which such disputed amount was due, provided, however, that any amounts set forth on Schedule 3.04(b) or invoiced prior to Closing but not paid concurrently with Closing shall not be subject to interest pursuant to this
     Section 3.04(d) and shall be subject solely to interest in accordance with any Contract underlying such intercompany loan, note, advance, receivable or payable.

          Section 3.05. Intercompany Agreements. AIG and TRH shall, and shall cause their respective Affiliates to, take such actions on or prior to the Closing Date as may be necessary to terminate or commute, effective upon the First Time of Delivery, all contracts, agreements, notes, leases, licenses and other instruments, whether written or oral, between TRH or any of the Company Subsidiaries, on the one hand, and AIG or any of its Affiliates, on the other hand (collectively, the "Intercompany Agreements"); provided, however, that this
Section 3.05 shall not apply to (i) any Intercompany Agreement set forth on
Schedule 3.05(a) or Schedule 3.05(b), (ii) any Insurance Agreement or (iii) the TRH Notes or any Related Documents. AIG and TRH shall, and shall cause their respective Affiliates to, take such actions on or prior to the Closing Date as may be necessary to amend, effective upon the First Time of Delivery, those Intercompany Agreements set forth on Schedule 3.05(b) in the manner as set forth on Schedule 3.05(b). In the event that the Insurance Department of the State of New York or any other applicable Governmental Authority does not approve the proposed termination, commutation or amendment of any agreement pursuant to this
Section 3.05 on or prior to the Closing, the parties agree to negotiate in good faith without any undue delay to revise each such agreement in a manner that will be satisfactory to the Insurance Department of the State of New York or any other applicable Governmental Authority and consistent with the terms and conditions contemplated by this Section 3.05 and such proposed amendments as set forth on Schedule 3.05(b). For the avoidance of doubt, this Section 3.05 shall not apply to any Schedule 3.18 Contracts, which are governed exclusively by
Section 3.18.

          Section 3.06. Mutual Release. Concurrently with the First Time of Delivery, AIG and its Affiliates, on the one hand, and TRH and the Company Subsidiaries, on the other hand, on behalf of themselves and their respective successors, heirs and executors hereby irrevocably, knowingly and voluntarily release, discharge and forever waive and relinquish all claims, demands, obligations, liabilities, defenses, affirmative defenses, setoffs, counterclaims, Actions and causes of action of whatsoever kind or nature, whether known or unknown, which any of them has, may have or might have or may assert now or in the future, against the other party or such other party's respective Affiliates, successors, heirs, executors, officers, directors, partners and employees (in each case in their capacity as such) (each, an "AIG Releasee" or a "TRH Releasee") directly or indirectly, arising out of, based upon, or resulting from any Contract, transaction, event, circumstance, action, failure to act or occurrence of any sort or type, whether known or unknown, and which occurred, existed, was taken, permitted or begun prior to the First Time of Delivery, other than to the extent related to or arising out of (i) any intercompany loan, note, advance, receivable or payable set forth on Schedule 3.04(b), (ii) costs and expenses paid by one party or its respective Affiliates on behalf of the other party or its respective Affiliates or deposits paid by one party or its respective Affiliates to the other party or its respective Affiliates invoiced after the Closing, (iii) any Intercompany Agreement set forth on Schedule 3.05(a) or Schedule 3.05(b), (iv) any Insurance Agreement, (v) the TRH Notes or any Related Documents, (vi) any AIG Guaranty to the extent not terminated and fully released pursuant to Section 3.07(a) and Section 3.07(b) or
(vii) any other Contracts or any other claims, demands, obligations, liabilities, defenses, affirmative defenses, setoffs, counterclaims, Actions and causes of action of whatever kind or nature as set forth on Schedule 3.06. The foregoing release shall not apply to any claim arising under the terms of this Agreement or any other Transaction Agreement (or any Contract, transaction, event, circumstance, action, failure to act or occurrence of any sort or type giving rise to a claim under the terms of this Agreement or any other Transaction Agreement) or any claim alleging fraud or intentional misconduct. AIG and

TRH shall, and shall cause their respective Affiliates, successors, heirs and executors to, refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any legal proceeding of any kind against each other based upon any matter released pursuant to this Section 3.06. The parties hereby acknowledge and agree that the execution of this Agreement shall not constitute an acknowledgment of or an admission by them of the existence of any such claims or of liability for any matter or precedent upon which any liability may be asserted.

          Section 3.07. Guarantees.

          (a) From and after the date hereof, TRH shall use its reasonable best efforts on or prior to the Closing Date to obtain, effective upon the First Time of Delivery, the termination of, and full release of AIG and its Affiliates from any and all obligations arising under, any and all guarantees, keepwells, letters of credit, indemnity or contribution agreements, support agreements, insurance surety bonds or other similar agreements (excluding Insurance Agreements) made in respect of the obligations of, or for the benefit of any obligee of, TRH and/or any of the Company Subsidiaries by AIG or any of its Affiliates (each, an "AIG Guaranty"), including the agreements set forth on
Schedule 3.07(a). For the avoidance of doubt, such efforts shall include an offer by TRH (or with AIG's consent a Company Subsidiary) to substitute its own obligations for those of AIG or any of its Affiliates under any AIG Guaranty on no less favorable terms.

          (b) With respect to each AIG Guaranty for which TRH does not obtain the termination of such AIG Guaranty and full release of AIG and its Affiliates from any and all obligations arising under such AIG Guaranty, TRH shall, concurrently with the Closing, but effective upon the First Time of Delivery,
(i) enter into a Hold Harmless Agreement with respect to each such AIG Guaranty, and (ii) if any such AIG Guaranty relates to Insurance Contract-related obligations of TRH and any of the Company Subsidiaries, provide a guaranty that provides to policyholders of TRH or such Company Subsidiary the direct benefits of a guaranty from TRH (or with AIG's consent a Company Subsidiary) on terms no less favorable than those of such AIG Guaranty.

          (c) With respect to each AIG Guaranty identified after the Closing for which TRH has not obtained the termination of such AIG Guaranty and full release of AIG and its Affiliates from any and all obligations arising under such AIG Guaranty, TRH shall, within ten (10) days after the identification of such AIG Guarantee, (i) enter into a Hold Harmless Agreement with respect to each such AIG Guaranty, and (ii) if any such AIG Guaranty relates to Insurance Contract-related obligations of TRH and any of the Company Subsidiaries, provide a guaranty that provides to policyholders of TRH or such Company Subsidiary the direct benefits of a guaranty from TRH (or with AIG's consent a Company Subsidiary) on terms no less favorable than those of such AIG Guaranty.

          (d) AIG agrees on behalf of itself and its Affiliates that TRH and/or any Company Subsidiary shall be able to retain all funds drawn down prior to December 1, 2008 under letters of credit provided by AIG and/or any of its Affiliates for the benefit of TRH and the Company Subsidiaries with respect to reinsurance balances due to any Company Subsidiary from third parties. Within sixty (60) days after the Closing, TRH shall pay to AIG in connection with the $16,283,400 drawn down by the applicable Company Subsidiaries after December 1, 2008 under such letters of credit an aggregate amount of $16,283,400 minus the amounts set forth on Schedule 3.07(d). To the extent that TRH or any Company Subsidiary ultimately collects any of the outstanding reinsurance balances relating to the amounts set forth on Schedule 3.07(d), TRH shall pay such amounts to AIG within ten (10) days of collecting such amounts. TRH or any Company Subsidiary shall use commercially reasonable efforts, consistent with its past practice in collecting the outstanding reinsurance balances relating to the amounts set forth on Schedule 3.07(d), to collect such outstanding reinsurance balances. The payment of any amount under this Section 3.07(d) by TRH and/or any Company Subsidiary to AIG or any Affiliate of AIG shall be made payable in immediately available funds in U.S. dollars, free of any tax and deductions of any kind. The aggregate amount of $16,283,400 minus the amounts set forth on Schedule 3.07(d) paid by TRH or any Company Subsidiary to AIG or any Affiliate of AIG in accordance with this Section 3.07(d) shall be subject to interest from the date of Closing to, but not including, the date of payment of such funds at an interest rate of three percent (3%) over the London Inter-Bank Offered Rate for a one (1) year period, as published by the eastern edition of The Wall Street Journal on the date on which such funds were drawn; provided, however, if such amount is paid within thirty (30) days of Closing, then such amount shall not be subject to any interest. Any of the outstanding reinsurance balances relating to the amounts set forth on Schedule 3.07(d) ultimately collected by TRH or any Company Subsidiary shall be subject to interest from the date such amounts were collected to, but not including, the date of payment of such funds at an interest rate of three percent (3%) over the London Inter-Bank Offered Rate for a one (1) year period, as published by the eastern edition of The Wall Street Journal on the date on which such funds were drawn; provided, however, if such amounts are paid by TRH or any Company Subsidiary to AIG or any Affiliate of AIG within ten (10) days of collecting such amounts in accordance with this Section 3.07(d), then such amounts shall not be subject to any interest.

          Section 3.08. AIG Intellectual Property, AIG Names and Marks, TRH Intellectual Property, TRH Names and Marks.

          (a) TRH, for itself and the Company Subsidiaries, acknowledges and agrees that, subject to Section 3.08(c), TRH is not retaining any right, title or interest in or to any Intellectual Property owned or licensed by AIG or its Affiliates, including the names "AIG," "American International Group, Inc." or "AI," or any trade, corporate or business names, trademarks, tag-lines, identifying logos, trade dress, monograms, slogans, service marks, domain names, brand names or any other name or source identifiers related thereto or employing the wording "AIG" or any "AI" formative marks, "American International" formative marks or any derivation or variation of any of the foregoing (for example, among others, AI, AI RISK, AIA, AIU, as well as American International, American International Group, American International Underwriters, American International Assurance) or any confusingly similar trade, corporate or business name, trademark, tag-line, identifying logo, trade dress, monogram, slogan, service mark, domain name, brand name or other name or source identifier (including any registrations and applications relating thereto) (collectively, the "AIG Names and Marks"), and, except as otherwise expressly provided in this
Section 3.08 or in any Ancillary Agreement, neither TRH nor any Company Subsidiary shall have any rights in or to any of the AIG Names and Marks and neither TRH nor any Company Subsidiary shall (i) seek to register in any jurisdiction any trade, corporate or business name, trademark, tag-line, identifying logo, trade dress, monogram, slogan, service mark, domain name, brand name or other name or source identifier that is a derivation, translation, adaptation, combination or variation of the AIG Names and Marks or that is confusingly similar thereto or (ii) contest the use, ownership, validity or enforceability of any rights of AIG or any of its Affiliates in or to any of the AIG Names and Marks. AIG, for itself and its Affiliates, acknowledges and agrees that, subject to Section 3.08(e), AIG is not retaining any right, title or interest in or to any Intellectual Property owned or licensed by TRH or the Company Subsidiaries, and the names "Transatlantic", "Transatlantic Holdings" or "TRC" or any trade, corporate or business names, trademarks, tag-lines, identifying logos, trade dress, monograms, slogans, service marks, domain names, brand names or any other name or source identifiers related thereto or employing the wording "Transatlantic" or "TRC", or any derivation or variation of any of the foregoing (for example, among others, Transre) or any confusingly similar trade, corporate or business name, trademark, tag-line, identifying logo, trade dress, monogram, slogan, service mark, domain name, brand name or other name or source identifier (including any registrations and applications relating thereto) (collectively, the "TRH Names and Marks"), and, except as otherwise expressly provided in this Section 3.08 or in any Ancillary Agreement, neither AIG nor any of its Affiliates shall have any rights in or to any of the TRH Names and Marks and neither AIG nor any of its Affiliates shall (i) seek to register in any jurisdiction any trade, corporate or business name, trademark, tag-line, identifying logo, trade dress, monogram, slogan, service mark, domain name, brand name or other name or source identifier that is a derivation, translation, adaptation, combination or variation of the TRH Names and Marks or that is confusingly similar thereto or (ii) contest the use, ownership, validity or enforceability of any rights of TRH or any of the Company Subsidiaries in or to any of the TRH Names and Marks.

          (b) Except as otherwise expressly provided in this Section 3.08 or any other Transaction Agreement, following the First Time of Delivery, (i) TRH and the Company Subsidiaries shall immediately cease and discontinue any and all uses of all the Intellectual Property owned or licensed by AIG or its Affiliates, including the AIG Names and Marks, whether or not in combination with other words, symbols or other distinctive or non-distinctive elements and all trade, corporate or business names, trademarks, tag-lines, identifying logos, service marks, trade dress, slogans, monograms, service marks, domain names, brand names and other names or source identifiers similar to any of the foregoing or embodying any of the foregoing whether or not in combination with other words, symbols or other distinctive or non-distinctive elements, and (ii) all rights of TRH and the Company Subsidiaries, and their sublicensees, if any, in and to the Intellectual Property owned or licensed by AIG or its Affiliates, including the AIG Names and Marks, including any such rights licensed to TRH and the Company Subsidiaries pursuant to any agreements or other arrangements, whether written or oral, with AIG or its Affiliates (except as otherwise set forth in this Section 3.08 or in any other Transaction Agreement) shall terminate on the First Time of Delivery. TRH, for itself and the Company Subsidiaries, agrees that after the First Time of Delivery, TRH, the Company Subsidiaries and/or any of their Affiliates shall not expressly, or by implication, do business as or represent themselves as being affiliated with AIG or its Affiliates and shall not knowingly take action that reasonably would be expected to create confusion that TRH and the Company Subsidiaries remain affiliated with AIG or its Affiliates, except to the extent that AIG retains a corporate affiliation with TRH. Except as otherwise expressly provided in this
Section 3.08 or any other Transaction Agreement, following the First Time of Delivery, (i) AIG and its Affiliates shall immediately cease and discontinue any and all uses of all the Intellectual Property owned or licensed by TRH or any of the Company Subsidiaries, including the TRH Names and Marks, whether or not in combination with other words, symbols or other distinctive or non-distinctive elements and all trade, corporate or business names, trademarks, tag-lines, identifying logos, service marks, trade dress, slogans, monograms, service marks, domain names, brand names and other names or source identifiers similar to any of the foregoing or embodying any of the foregoing whether or not in combination with other words, symbols or other distinctive or non-distinctive elements, and (ii) all rights of AIG and its Affiliates, and their sublicensees, if any, in and to the Intellectual Property owned or licensed by TRH or any of the Company Subsidiaries, including the TRH Names and Marks, including any such rights licensed to AIG and its Affiliates pursuant to any agreements or other arrangements, whether written or oral, with TRH or any of the Company Subsidiaries (except as otherwise set forth in this Section 3.08 or in any other Transaction Agreement) shall terminate on the First Time of Delivery. AIG, for itself and its Affiliates, agrees that after the First Time of Delivery, AIG and/or any of its Affiliates shall not expressly, or by implication, do business as or represent themselves as being affiliated with TRH or the Company Subsidiaries and shall not knowingly take action that reasonably would be expected to create confusion that AIG and its Affiliates remain affiliated with TRH or the Company Subsidiaries, except to the extent that AIG retains a corporate affiliation with TRH.

          (c) TRH and the Company Subsidiaries shall have the right to use and display all materials in their possession as of the First Time of Delivery that bear any AIG Names and Marks, including advertising, promotional materials, packaging, inventory, electronic materials, collateral goods, stationery, business cards, invoices, receipts, forms, product, training and service literature and materials, and other materials ("AIG Materials"); provided that such right to use and display the AIG Materials shall expire on the earlier of
(i) the date on which all of the AIG Materials have been exhausted or (ii) three
(3) months after the First Time of Delivery. The foregoing right is solely to deplete existing inventory of AIG Materials and transition from use of the AIG Names and Marks, and none of TRH or the Company Subsidiaries may reproduce any existing AIG Materials or create any new materials bearing the AIG Names and Marks. Notwithstanding the foregoing, (i) TRH agrees to change or remove all signage that bears any AIG Names and Marks within three (3) months after the First Time of Delivery and (ii) if and to the extent that the approval of any Governmental Authorities is required for TRH to cease use of or to modify any AIG Materials, TRH and the Company Subsidiaries shall have the right to continue to use such AIG Materials until all such Governmental Authorities have granted TRH and its Affiliates approval to cease the use of or to modify AIG Materials that require such approval to be modified, provided that TRH and the Company Subsidiaries shall use commercially reasonable efforts to obtain such approvals from the applicable Governmental Authorities as expeditiously as reasonably possible. Subject to applicable Law, TRH, for itself and on behalf of the Company Subsidiaries, agrees that use of the AIG Names and Marks during the applicable period as set forth in this Section 3.08(c), shall be only with respect to goods and services of a level of quality substantially equal to or greater than the quality of goods and services with respect to which TRH and each of the Company Subsidiaries used the AIG Names and Marks immediately prior to the First Time of Delivery. TRH and the Company Subsidiaries shall not be required to remove or replace any AIG Names and Marks from any AIG Materials that were distributed prior to the First Time of Delivery or during the periods set forth in Section 3.08(c)(i) and (ii) above. Neither TRH nor any of the Company Subsidiaries may assign or otherwise transfer their respective rights set forth in this Section 3.08(c) other than in connection with a Change of Control of TRH or any of the Company Subsidiaries. TRH agrees that any use of the AIG Names and Marks by TRH and the Company Subsidiaries will be in a manner that does not harm or disparage AIG and its Affiliates or the reputation or goodwill of the AIG Names and Marks. Upon AIG's request, TRH will explain and provide samples of its use of the AIG Names and Marks for AIG to verify compliance with the foregoing.

          (d) Within thirty (30) days after the First Time of Delivery, each of TRH and the Company Subsidiaries shall execute and file amended organizational documents that will effect a change in its name to a name not containing any of the AIG Names and Marks or any derivation, translation, adaptation, combination or variation thereof.

          (e) Effective as of the First Time of Delivery, TRH, on behalf of itself and the Company Subsidiaries, hereby grants to each of AIG and its Affiliates and their respective successors and assigns (each, an "AIG Licensed Party" and together, the "AIG Licensed Parties") a perpetual, irrevocable, worldwide, royalty-free, fully paid-up, non-exclusive, sublicenseable (on multiple levels, to the extent the subject Intellectual Property heretofore has been licensed or sublicensed, as applicable, in the ordinary course of the business of each such AIG Licensed Party), non-transferable (except as set forth in this Section 3.08(e)) right and license, in and to all Intellectual Property (other than Trademarks) owned by TRH and/or any of the Company Subsidiaries immediately following the First Time of Delivery that is being used as of the First Time of Delivery in connection with the business of each such AIG Licensed Party (other than TRH and the Company Subsidiaries), for the continued use in connection with the business of each such AIG Licensed Party. No AIG Licensed Party may assign or otherwise transfer its license set forth in this Section 3.08(e) other than in connection with a Change of Control of any AIG Licensed Party. Effective as of the First Time of Delivery, AIG, on behalf of itself and its Affiliates, hereby grants to each of TRH and the Company Subsidiaries and their respective successors and assigns (each, a "TRH Licensed Party" and together, the "TRH Licensed Parties") a perpetual, irrevocable, worldwide, royalty-free, fully paid-up, non-exclusive, sublicenseable (on multiple levels, to the extent the subject Intellectual Property heretofore has been licensed or sublicensed, as applicable, in the ordinary course of the business of each such TRH Licensed Party), non-transferable (except as set forth in this Section 3.08(e)) right and license, in and to all Intellectual Property (other than (i) Intellectual Property to which TRH or any of the Company Subsidiaries is licensed or otherwise provided access under any Ancillary Agreement, and (ii) Trademarks) owned by AIG and/or any of its Affiliates immediately following the First Time of Delivery that is being used as of the First Time of Delivery in connection with the business of each such TRH Licensed Party, for the continued use in connection with the business of each such TRH Licensed Party. No TRH Licensed Party may assign or otherwise transfer its license set forth in this
Section 3.08(e) other than in connection with a Change of Control of any TRH Licensed Party.

          (f) AIG and its Affiliates shall have the right to use and display all materials in their possession as of the First Time of Delivery that bear any TRH Names and Marks, including advertising, promotional materials, packaging, inventory, electronic materials, collateral goods, stationery, business cards, invoices, receipts, forms, product, training and service literature and materials, and other materials ("TRH Materials"); provided that such right to use and display the TRH Materials shall expire on the earlier of (i) the date on which all of the TRH Materials have been exhausted or (ii) three (3) months after the First Time of Delivery. The foregoing right is solely to deplete existing inventory of TRH Materials and transition from use of the TRH Names and Marks, and none of AIG or its Affiliate may reproduce any existing TRH Materials or create any new materials bearing the TRH Names and Marks. Notwithstanding the foregoing, (i) AIG agrees to change or remove all signage that bears any TRH Names and Marks within three (3) months after the First Time of Delivery; and (ii) if and to the extent that the approval of any Governmental Authorities is required for AIG to cease use of or to modify any TRH Materials, AIG and its Affiliates shall have the right to continue to use such TRH Materials until all such Governmental Authorities have granted AIG and its Affiliates approval to cease the use of or to modify TRH Materials that require such approval to be modified, provided that AIG and its Affiliates shall use commercially reasonable efforts to obtain such approvals from the applicable Governmental Authorities as expeditiously as reasonably possible. Subject to applicable Law, AIG, for itself and on behalf of its Affiliates, agrees that use of the TRH Names and Marks during the applicable period as set forth in this
Section 3.08(f), shall be only with respect to goods and services of a level of quality substantially equal to or greater than the quality of goods and services with respect to which AIG and each of its applicable Affiliates used the TRH Names and Marks immediately prior to the First Time of Delivery. AIG and its Affiliates shall not be required to remove or replace any TRH Names and Marks from any Materials that were distributed prior to the First Time of Delivery or during the periods set forth in Section 3.08(f)(i) and (ii) above. Neither AIG nor any of its Affiliates may assign or otherwise transfer their respective rights set forth in this Section 3.08(f) other than in connection with a Change of Control of AIG or any of its Affiliates. AIG agrees that any use of the TRH Names and Marks by AIG or any of its Affiliates will be in a manner that does not harm or disparage TRH and the Company Subsidiaries or the reputation or goodwill of the TRH Names and Marks. Upon TRH's request, AIG will explain and provide samples of its use of the TRH Names and Marks for TRH to verify compliance with the foregoing.

          (g) AIG and TRH each agree that irreparable damage would occur if the other party does not perform its obligations in accordance with the specific terms of this Section 3.08 or otherwise breaches its obligations thereunder. It is accordingly agreed that, without the necessity of posting bond or other undertaking, each party or its applicable Affiliates (or their respective successors or assigns) shall be entitled to proceed against the other party or the other party's applicable Affiliates in law and/or in equity for such damages or other relief as a court may deem appropriate and shall be entitled to seek a temporary restraining order and/or preliminary and final injunctive or other equitable relief, including specific performance, to prevent breaches of this
Section 3.08 and, in addition to any other remedy to which they are entitled at law or in equity, to enforce specifically the terms and provisions of this
Section 3.08. In the event that any Action is brought in equity to enforce the provisions of this Section 3.08, no party hereto shall allege, and each party hereto hereby waives the defense or counterclaim, that there is an adequate remedy at law.

          (h) Should any of TRH or the Company Subsidiaries, following the First Time of Delivery, become aware that TRH or any of the Company Subsidiaries owns any rights in or to any AIG Names and Marks (other than domain names which are addressed in the second sentence of this Section 3.08(h)), including in any combined trademark incorporating any such AIG Names and Marks and/or in any registrations or applications for registrations of any of the foregoing in any jurisdiction, TRH and the Company Subsidiaries shall (i) promptly notify AIG of the existence of such rights; (ii) immediately cease any and all use thereof if TRH and the Company Subsidiaries have not already ceased such use in accordance with their obligations under Section 3.08(b), and (iii) at TRH's expense, at the request of AIG either
(x) as soon as practicable after the First Time of Delivery (but in no event more than thirty (30) days thereafter) abandon all rights in and to such AIG Names and Marks, including abandoning any such combined trademarks incorporating any such AIG Names and Marks and/ or abandoning registrations and applications for registrations of any of the foregoing, and submit to the applicable Governmental Authorities all necessary filings to abandon all its and their rights, registrations and applications for registrations for any and all such AIG Names and Marks or (y) assign and transfer to AIG or any Affiliate of AIG all right, title and interest in and to such AIG Names and Marks, including in any combined trademark incorporating any such AIG Names and Marks and in any registrations or applications for registrations of any of the foregoing. Should TRH and the Company Subsidiaries, following the First Time of Delivery, become aware of any domain name registration by TRH and the Company Subsidiaries that includes or incorporates any of the AIG Names and Marks, TRH shall promptly notify AIG of the existence of such domain name registration and, upon AIG's request, shall, or shall cause the Company Subsidiaries to, assign and transfer all right, title and interest in or to such domain name registration to AIG or any Affiliate of AIG. In each case set forth above in this Section 3.08(h), prior to any such assignment and transfer and during the one-month period after the applicable assignment and transfer, TRH shall or shall cause the Company Subsidiaries to pay any and all renewal, maintenance and other fees due with regard to all such Intellectual Property set forth in this Section 3.08(h).

          (i) Should any of AIG or its Affiliates, following the First Time of Delivery, become aware that AIG or any of its Affiliates owns any rights in or to any TRH Names and Marks (other than domain names which are addressed in the second sentence of this Section 3.08(i)), including in any combined trademark incorporating any such TRH Names and Marks and/or in any registrations or applications for registrations of any of the foregoing in any jurisdiction, AIG and its Affiliates shall (i) promptly notify TRH of the existence of such rights; (ii) immediately cease any and all use thereof if AIG and its Affiliates have not already ceased such use in accordance with their obligations under
Section 3.08(b), and (iii) at AIG's expense, at the request of TRH either (x) as soon as practicable after the First Time of Delivery (but in no event more than thirty (30) days thereafter) abandon all rights in and to such TRH Names and Marks, including abandoning any such combined trademarks incorporating any such TRH Names and Marks and/or abandoning registrations and applications for registrations of any of the foregoing, and submit to the applicable Governmental Authorities all necessary filings to abandon all its and their rights, registrations and applications for registrations for any and all such TRH Names and Marks or (y) assign and transfer to TRH or a Company Subsidiary all right, title and interest in and to such TRH Names and Marks, including in any combined trademark incorporating any such TRH Names and Marks and in any registrations or applications for registrations of any of the foregoing. Should AIG and any of its Affiliates following the First Time of Delivery, become aware of any domain name registration by AIG and any of its Affiliates that includes or incorporates any of the TRH Names and Marks, AIG shall promptly notify TRH of the existence of such domain name registration and, upon TRH's request, shall, or shall cause the applicable Affiliate of AIG to, assign and transfer all right, title and interest in or to such domain name registration to TRH or a Company Subsidiary. In each case set forth above in this Section 3.08(i), prior to any such assignment and transfer and during the one-month period after the applicable assignment and transfer, AIG shall or shall cause its

Affiliates to pay any and all renewal, maintenance and other fees due with regard to all such Intellectual Property set forth in this Section 3.08(i).

          (j) Notwithstanding the foregoing, nothing contained in Section 3.08 herein shall require (i) the destruction, deletion, or modification of any backup tapes or other media made pursuant to automated archival processes in the ordinary course of business, provided that such backup tapes or other archived media shall only be accessible by information technology personnel and shall not be accessed or used for any purpose by either AIG and its Affiliates or TRH and the Company Subsidiaries, other than as permitted hereunder or (ii) the return or destruction of any Confidential Information retained in order to comply with TRH's or AIG's internal document retention policies, provided that such Confidential Information is (x) maintained as confidential pursuant to the obligations that had originally attached thereto, or at least as protective of the information as set forth in Section 3.17, and (y) returned to the other party or destroyed as soon as such Confidential Information is no longer required to be retained pursuant to such policy.

          Section 3.09. Insurance.

          (a) From and after the First Time of Delivery, TRH and the Company Subsidiaries shall cease to be insured by AIG's or its Affiliates' blanket insurance policies or by any of their self-insured programs in place to the extent such insurance policies or programs cover TRH or any of the Company Subsidiaries. TRH and the Company Subsidiaries agree to satisfy the deductible or retention for any claim that they report under AIG's or its Affiliates' blanket insurance policies to the extent such claim is attributed to TRH or any of the Company Subsidiaries. On or prior to the Closing, TRH agrees to pay the amounts set forth in Schedule 3.09 to AIG or the relevant Affiliates of AIG as directed by AIG. For the avoidance of doubt, the provisions of this Section 3.09(a) shall not apply to any Insurance Agreement.

          (b) With respect to events or circumstances relating to TRH or any of the Company Subsidiaries that occurred or existed prior to the First Time of Delivery that are covered by occurrence-based third-party liability insurance policies of AIG or its Affiliates and any workers' compensation insurance policies or comparable workers' compensation self-insurance programs sponsored by AIG or its Affiliates and that apply to the locations at which TRH and the Company Subsidiaries operate their respective businesses, TRH and the Company Subsidiaries may make claims under such policies; provided, however, that, by making any such claims, TRH agrees to reimburse AIG for any increased costs incurred by AIG and its Affiliates as a result of such claims, including any retroactive premium adjustments associated with such coverage, as such amounts are determined in accordance with those policies generally applicable from time to time to AIG and its Affiliates; and provided further that neither TRH nor any of the Company Subsidiaries shall make any such claims if, and to the extent that, such claims are covered by insurance policies sponsored by TRH or any of the Company Subsidiaries. For the avoidance of doubt, the provisions of this
Section 3.09(b) shall not apply to any Insurance Agreement.

          Section 3.10. D&O Insurance and Liabilities.

          (a) From and after the First Time of Delivery, TRH agrees that any individual who served as a director or officer of TRH or any Company Subsidiary at any time prior to the First Time of Delivery, and was prior or at such time, an executive officer or director of AIG and its Affiliates (each such individual, an "AIG Designee") shall be entitled to benefits under any director and officer insurance policy maintained by TRH or any Company Subsidiary to the same extent as any similarly situated directors and officers of TRH who are not AIG Designees.

          (b) From and after the First Time of Delivery, TRH agrees that it shall not, and shall cause the Company Subsidiaries not to, take any steps that would reasonably be expected to affect adversely the rights of any AIG Designee (each, a "D&O Indemnified Person") to be indemnified either under Delaware or other applicable Law or the Organizational Documents of TRH and the Company Subsidiaries as they existed prior to the First Time of Delivery, against any costs or expenses (including attorneys' fees and expenses of investigation, defense and ongoing monitoring), judgments, penalties, fines, losses, charges, demands, Actions, suits, proceedings, settlements, assessments, deficiencies, Taxes, interest, obligations, damages, liabilities or amounts paid in settlement incurred in connection with any claim, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the First Time of Delivery and relating to the fact that the D&O Indemnified Person was a director or officer of TRH or any of the Company Subsidiaries, whether asserted or claimed prior to, at or after the First Time of Delivery.

          Section 3.11. Employee Matters.

          (a) As of 11:59 p.m. on December 31, 2009 (the "Benefits Transition Date"), AIG shall terminate the participation of TRH and the Company Subsidiaries in each Benefit Plan that is not a Company Benefit Plan, and in no event shall any Employee be entitled to accrue any benefits under such Benefit Plans with respect to services rendered or compensation paid on or after the Benefits Transition Date. The parties hereto agree that TRH and the Company Subsidiaries shall retain all rights and obligations under each Company Benefit Plan.

          (b) (i) On the Benefits Transition Date, AIG shall transfer, or cause to be transferred, from AIG's U.S. tax-qualified defined benefit retirement plan in which the Employees employed in the United States participate ("AIG's Pension Plan") in a trust-to-trust transfer $8,000,000 to a tax-qualified defined benefit pension plan to be adopted on or prior to the Benefits Transition Date or currently maintained by TRH or any of its Affiliates ("TRH's Pension Plan") for the benefit of the Employees who are participants in AIG's Pension Plan (the "Pension Plan Participants").

          (ii) AIG shall transfer, or cause to be transferred, all assets and liabilities with respect to the Employees from AIG's Pension Plan to TRH's Pension Plan for the Pension Plan Participants as of the Benefits Transition Date in accordance with this Section 3.11. The amount of assets to be transferred to TRH's Pension Plan for the benefit of such Employees shall be the amount that AIG's Pension Plan Actuary (as defined below) certifies meets the requirements of Section 414(l) of the Code, determined using the applicable actuarial assumptions as of the Benefits Transition Date in accordance with Section 414(l) of the Code and the regulations thereunder using the Pension Benefit Guaranty Corporation termination safe harbor assumptions, minus $8,000,000 (such amount, the "Pension Plan Transfer Amount"). All plan assets transferred from AIG's Pension Plan trustee to TRH's Pension Plan trustee pursuant to the provisions of this Section 3.11 shall be made in immediately available funds.

          (iii) As soon as practicable after the Benefits Transition Date, AIG shall engage, or caused to be engaged, an actuary ("AIG's Pension Plan Actuary") to determine (A) the Pension Plan Transfer Amount and (B) provide written notice of the amount of the Pension Plan Transfer Amount (the "Pension Calculation Notice") to TRH or its Affiliate. The parties hereto agree and acknowledge that the Pension Calculation Notice shall be provided to TRH no later than eight (8) months following the Benefits Transition Date. After TRH or its Affiliate has received the Pension Calculation Notice, TRH or its Affiliate may appoint an actuary ("TRH's Pension Plan Actuary"), at TRH or its Affiliate's cost, to review the determination of the Pension Plan Transfer Amount set forth in the Pension Calculation Notice. In the event that TRH's Pension Plan Actuary disagrees with the calculation of the Pension Plan Transfer Amount set forth in the Pension Calculation Notice, TRH shall provide written notice of such disagreement not later than sixty (60) days after the date on which TRH or its Affiliate received the Pension Calculation Notice, setting forth the reasons for its disagreement. If TRH does not deliver any notice of disagreement within such sixty (60) day period, the Pension Plan Transfer Amount set forth in the Pension Calculation Notice shall be deemed final and binding on the parties hereto. If TRH delivers a notice of disagreement within such sixty
     (60) day period, the parties hereto shall have thirty (30) days to reach agreement on the Pension Plan Transfer Amount. If the parties hereto do not reach agreement on the items in dispute within thirty (30) days of AIG receiving the notice of disagreement, either party hereto may refer the dispute to an independent actuary (the "Independent Actuary") to be agreed upon by the parties hereto or, failing such agreement, appointed by the Executive Director of the American Academy of Actuaries, at the request of the party hereto first applying. The costs of the Independent Actuary shall be borne equally by AIG and TRH. The determination of the Independent Actuary shall be final and binding on AIG and TRH. In reaching such resolution, the Independent Actuary shall consider only the issues of disagreement between AIG's Pension Plan Actuary and TRH's Pension Plan Actuary, it being understood that the Independent Actuary shall not be retained to conduct its own independent review, but rather shall be retained to resolve specific differences between AIG's Pension Plan Actuary and TRH's Pension Plan Actuary within the range of such differences; provided that the final Pension Plan Transfer Amount determined by the Independent Actuary shall not be more than the amount determined by TRH's Pension Plan Actuary nor less than the amount determined by AIG's Pension Plan Actuary.

          (iv) Within fifteen (15) days after the later to occur of (A) the date on which the Pension Plan Transfer Amount is finally determined and (B) the expiration of the thirty (30) day waiting period prescribed by Section 6058(b) of the Code (which TRH and AIG shall take all action to commence promptly), AIG shall direct the trustee of AIG's Pension Plan to deliver the Pension Plan Transfer Amount (as finally determined pursuant to this Section 3.11(b)) to the trustee of the trust maintained under TRH's Pension Plan.

          (v) From the Benefits Transition Date until the actual date of delivery of the Pension Plan Transfer Amount (the "Pension Plan Transfer Date"), the trustee of AIG's Pension Plan shall hold the Pension Plan Transfer Amount under AIG's Pension Plan and the Pension Plan Transfer Amount shall be credited with interest at an annual rate that is equivalent to the rate of return on one year U.S. Treasury Bills for the weekly period that includes the Benefits Transition Date.

          (vi) As of the Benefits Transition Date, TRH's Pension Plan shall assume all liabilities and will be responsible for making all payments with respect to the Employees under AIG's Pension Plan, and none of AIG, its Affiliates or AIG's Pension Plan shall retain any such liabilities. AIG and TRH shall, in connection with such transfer, cooperate in making all appropriate filings required under the Code or ERISA, and the regulations thereunder and shall comply with applicable requirements of the Code, ERISA and regulations thereunder. TRH will provide to AIG all electronic feeds and payroll information for the Pension Plan Participants from the First Time of Delivery to the Benefits Transition Date.

          (vii) AIG will make its best efforts to allow the Employees specified in Schedule 3.11(b)(vii) to participate in AIG's Pension Plan until the Benefits Transition Date.

          (viii) The liability for benefits accrued by the Employee specified in
     Schedule 3.11(b)(viii) under the AIO Pension Plan as of May 13, 2009 has been transferred to, and will ultimately be paid by, TRH or the Company Subsidiaries and any future benefit accruals will occur under a benefit plan sponsored by TRH or the Company Subsidiaries.

          (c) (i) AIG shall use all reasonable endeavors prior to the Closing to procure that TRH or any Company Subsidiary which immediately prior to the First Time of Delivery participates in any of AIG's registered pension schemes (within the meaning of the UK Finance Act 2004) (each, a "TRH Employer" and "AIG's UK Pension Plan" respectively) is able to continue participating in AIG's UK Pension Plans until no later than the Benefit Transition Date. At its option exercisable by giving one month's notice required under AIG's UK Pension Plan at any time after the First Time of Delivery but prior to the Benefits Transfer Date, TRH or any Company Subsidiary may withdraw as a participating employer from AIG's UK Pension Plan and with the agreement of AIG's UK Pension Plan trustees, annuitize the accrued liability under AIG's UK Pension Plan of any Employee or beneficiary who is a surviving spouse, partner or dependant of an Employee (a "UK Pension Plan Member") as of such withdrawal date or offer enhanced transfer values to any Member of AIG's UK Pension Plan provided that any of the foregoing actions are accomplished in a manner consistent with and subject to this Section 3.11(c). Prior to TRH or the Company Subsidiary withdrawing as a participating employer as above, it shall comply with the consultation requirements (if applicable) under the UK Occupational and Personal Pension Schemes (Consultation by Employers and Miscellaneous Amendment) Regulations 2006.

          (ii) The participation of the TRH Employer in AIG's UK Pension Plan after the First Time of Delivery and (where applicable) the offer and the payment of enhanced transfer values referred to below are conditional upon TRH (or such other company as is acceptable to the trustees of AIG's UK Pension Plan) indemnifying the trustees of AIG's UK Pension Plan (and their successors) from and against any and all liability (other than for benefits payable under AIG's UK Pension Plan) arising from or in connection with such participation after the First Time of Delivery or (where applicable) the offer and payment of such enhanced transfer values (such indemnity to be in terms approved by the trustees of AIG's UK Pension Plan, such approval not to be unreasonably withheld or delayed).

          (iii) TRH shall procure that throughout and in respect of the period during which the TRH Employer participates in AIG's UK Pension Plan after the First Time of Delivery:

               (a) the TRH Employer shall pay contributions, expenses and charges on the same terms and bases as apply immediately prior to the First Time of Delivery and shall comply with the provisions of AIG's UK Pension Plan and the obligations on the TRH Employer in relation to AIG's UK Pension Plan imposed by law;

               (b) the TRH Employer shall not exercise any power, right or discretion conferred on it by AIG's UK Pension Plan, or in relation to that Plan by or under any legislation, except (in either case) on such terms (whether as to payment of additional contributions or otherwise) as AIG or its Affiliate may agree, such agreement not to be unreasonably withheld or delayed;

               (c) the TRH Employer shall not increase the remuneration or any part thereof which counts for any defined benefits under AIG's UK Pension Plan or do or omit to do anything which results or would result in an increase in the defined benefit liabilities under AIG's UK Pension Plan to or in respect of any UK Pension Plan Member except with the prior written approval of AIG or its Affiliate and on such terms as AIG or its Affiliate may specify as to the payment of additional contributions to AIG's UK Pension Plan or otherwise;

               (d) the TRH Employer shall exercise each right or discretion conferred on it by or under the UK Pensions Act 1995 and the UK Pensions Act 2004 and regulations already made under them or to be made under them in the future as reasonably directed from time to time in writing by AIG or its Affiliate;

          (iv) If the TRH Employer does anything, or omits to do anything, after the First Time of Delivery which results in an increase in the defined benefit liabilities of AIG's UK Pension Plan beyond the standard benefit accruals contemplated by this Section 3.11(c) (assuming that after the First Time of Delivery pensionable earnings are not increased and the TRH Employer does not exercise any power or discretion under AIG's UK Pension Plan) to or in respect of all or any of the UK Pension Plan Members, TRH shall procure that an amount is paid by the TRH Employer to AIG's UK Pension Plan which is, in the opinion of the actuary to AIG's UK Pension Plan, equal to the capital value of the additional liability (the "Special Contribution") within fourteen days of TRH or the TRH Employer being notified in writing of that amount together with interest on the amount at 4% above the base rate from time to time of the principal banker in the UK of the trustees of AIG's UK Pension Plan in respect of the period from the date of notification to the actual payment of the Special Contribution (such capital value shall be determined by the actuary to AIG's UK Pension Plan applying the same actuarial method and assumptions (with any necessary changes) as are used at the time the additional liability is created to determine cash equivalent transfer values under AIG's UK Pension Plan pursuant to the UK Pension Schemes Act 1993 (as amended or replaced from time to time) ignoring any adjustment for any underfunding under that Plan).

          (v) TRH shall pay, or cause to be paid, any amount which becomes payable under section 75 or 75A of the UK Pensions Act 1995 on the TRH Employer ceasing to employ active members of AIG's UK Pension Plan. TRH and AIG shall co-operate and take such steps as are reasonable to avoid or minimise the amount payable (including but without limitation notifying the trustees of AIG's UK Pension Plan that a relevant transfer deduction shall apply in accordance with the UK Occupational Pension Schemes (Employer
     Debt) Regulations 2005 (as amended or replaced from time to time)).

          (vi) TRH shall indemnify and hold harmless (on a continuing basis) AIG and its Affiliates from and against any and all liability under any contribution notice, order or direction made by the UK Pensions Regulator in connection with the UK Pension Plan Members and from and against any and all liability arising under or in connection with any offer and payment of enhanced transfer values referred to below.

          (vii) At the request of TRH or the Company Subsidiary, AIG or its Affiliate shall co-operate and shall use all reasonable endeavors to procure that the trustees of AIG's UK Pension Plan which provides pensions on a defined benefit basis co-operate in the making of enhanced transfer value offers to such of the UK Pension Plan Members as TRH or the Company Subsidiary nominates in writing in lieu of the benefits otherwise payable under AIG's UK Pension Plan to or in respect of them. TRH shall put, or cause to be put, the trustees of AIG's UK Pension Plan in funds to pay the enhancement to any such transfer value (such enhancement being the excess of the amount of the enhanced transfer value over the amount of the cash equivalent transfer value which would otherwise have been payable under the UK Pension Schemes Act 1993 (as amended or replaced from time to time)). TRH shall also pay, or cause to be paid, the reasonable expenses incurred in connection with the offer and, if applicable, the payment of such enhanced transfer values (whether such expenses are incurred by AIG or any of its Affiliate or the trustees of AIG's UK Pension Plan).

          (d) The parties hereto acknowledge and agree that, promptly following the Benefits Transition Date, AIG shall engage AIG's Pension Plan Actuary to determine TRH's proportionate share of unreimbursed contributions made by AIG to AIG's Pension Plan for purposes of TRH reimbursing AIG for such amount (such amount, the "TRH Pension Reimbursement Amount"). For purposes of clarity, the parties acknowledge that from December, 2007 through March 2009, AIG has made contributions, in three tranches aggregating $750 million (the "Contributions"), to AIG's Pension Plan, for which TRH has not reimbursed AIG with respect to Employees. The TRH Pension Reimbursement Amount shall be the TRH Proportionate Share (as defined below) of (i) $750 million, plus (ii) any contributions made by AIG to AIG's Pension Plan between the date of this Agreement and the Benefits Transition Date; provided, that to the extent that the fair value of assets in AIG's Pension Plan as at the Benefits Transition Date exceeds the total liabilities of AIG's Pension Plan as calculated in accordance with the requirements of Section 414(l) of the Code as determined pursuant to the methodology set out in Section 3.11(b), then the TRH Pension Reimbursement Amount shall be reduced by the TRH Proportionate Share (as defined below) of such excess, if any. The "TRH Proportionate Share" shall be the ratio of (x) the December 31, 2008 accumulated benefit obligation under AIG's Pension Plan for the Employees, to (y) the December 31, 2008 accumulated benefit obligation under AIG's Pension Plan for all participants in AIG's Pension Plan. Such accumulated benefit obligation shall be calculated by AIG's Pension Plan Actuary using assumptions consistent with the FAS 158 disclosures with respect to AIG's Pension Plan included in AIG's Form 10-K filed for the year ended December 31, 2008. After TRH has received the TRH Pension Reimbursement Amount calculation, TRH may appoint TRH's Pension Plan Actuary, at TRH or the Company Subsidiaries' cost, to review the determination described herein. In the event that TRH's Pension Plan Actuary disagrees with the calculation of the TRH Pension Reimbursement Amount, TRH shall provide written notice of such disagreement not later than thirty (30) days after the date on which TRH or its Affiliate received the TRH Pension Reimbursement Amount calculation setting forth the reasons for its disagreement. If TRH does not deliver any notice of disagreement within such thirty (30) day period, the TRH Pension Reimbursement Amount shall be deemed final and binding on the parties hereto. In the event of a disagreement that cannot be settled between AIG and TRH, the procedures established in Section 3.11(b)(ii) in respect of the Independent Actuary shall apply to the TRH Pension Reimbursement Amount. Prior to the Closing, TRH shall pay to AIG $3 million in immediately available funds as a deposit against the TRH Pension Reimbursement Amount, and within 10 days of the final determination of the TRH Pension Reimbursement Amount, TRH shall pay the balance of the TRH Pension Reimbursement Amount, plus interest from the dates on which AIG made each of the Contributions at an annual rate that is equivalent to the rate of return on one year U.S. Treasury Bills for the weekly period that includes the Benefits Transition Date, to AIG in immediately available funds.

          (e) Effective as of the First Time of Delivery, TRH and the Company Subsidiaries shall terminate participation in the Commerce & Industry Insurance Company of Canada Pension Plan and Commerce & Industry Insurance Company of Canada Savings Plan (as defined below) and in no event shall any Employee be entitled to accrue any benefits under such plans with respect to services rendered or compensation paid on or after the First Time of Delivery. As soon as practicable following the First Time of Delivery and subject to applicable law, AIG or one of its Affiliates shall transfer, or cause to be transferred, all liabilities and assets which have accrued for the benefit of Employees of TRH and the Company Subsidiaries as of the transfer date under the Commerce & Industry Insurance Company of

Canada Pension Plan and, subject to the election of each Employee, the Commerce & Industry Insurance Company of Canada Savings Plan, (other than any assets and liabilities not permitted to be transferred) to a corresponding registered pension plan and corresponding savings plan, respectively, established effective as of the First Time of Delivery by TRH or a Company Subsidiary, and TRH and the Company Subsidiaries shall assume the liability and obligation for, and neither AIG nor any of its Affiliates shall retain any liability or obligation for, all such transferred plan liabilities and assets. AIG and its Affiliates agree to timely and diligently execute their obligations under applicable law to cause the (i) cessation of participation of Employees of TRH and Company Subsidiaries in the Commerce & Industry Insurance Company of Canada Pension Plan and Commerce & Industry Insurance Company of Canada Savings Plan and (ii) transfer of assets and liabilities related to Employees of TRH and Company Subsidiaries from the Commerce & Industry Insurance Company of Canada Pension Plan and Commerce & Industry Insurance Company of Canada Savings Plan to the plans established by TRH and the Company Subsidiaries pursuant to this Section 3.11(e). The "Commerce & Industry Insurance Company of Canada Savings Plan" means the deferred profit sharing plan, group registered retirement savings plan, and employee savings plan sponsored by AIG Commercial Insurance Company of Canada.

          (f) Effective as of the Benefits Transition Date, TRH and the Company Subsidiaries shall assume the liability and obligation for, and neither AIG nor any of its Affiliates shall retain any liability or obligation for, all obligations (whether or not vested) which have accrued under the nonqualified deferred compensation, supplemental retirement or excess benefit and long-term incentive plans set forth on Schedule 3.11(f) (collectively, "AIG's Nonqualified Plans") with respect to any Employee who is either in pay status or is or becomes entitled to future payments pursuant to any of such plans. Such accrued amounts shall be paid under one or more nonqualified deferred compensation plans maintained or adopted by TRH or any of the Company Subsidiaries, which shall preserve and maintain, in accordance with Section 409A of the Code, all terms governing the time and form of payment of amounts accrued under AIG's Nonqualified Plans. TRH will promptly reimburse AIG for the costs associated with the Employee's continued participation in AIG's Nonqualified Plans through the Benefits Transition Date to the extent not previously reimbursed.

          (g) Effective as of the Benefits Transition Date, TRH and the Company Subsidiaries shall assume the liability and obligation for, and neither AIG nor any of its Affiliates shall retain any liability or obligation for, any retiree health or medical plan, program, arrangement or benefit maintained or provided by AIG or any of its Affiliates with respect to the Employees. For a period of 12 months commencing on the day following the Benefits Transition Date, with respect to the assumed retiree health or medical plans and coverage for Employees, such coverage shall be maintained or adopted by TRH or any of the Company Subsidiaries under substantially similar arrangements to the applicable plans or arrangements of AIG or any of its Affiliates in accordance with Section 409A of the Code. TRH will promptly reimburse AIG for the costs associated with the Employee's continued participation in such retiree health and medical plans through the Benefits Transition Date to the extent not previously reimbursed.

          (h) TRH will assume AIG's obligations under the AIG Assurance Agreement with Starr International Co. with respect to shares that have been contingently set aside at the First Time of Delivery with respect to Employees.

          (i) As of the First Time of Delivery, TRH will assume AIG's obligations under the AIG 2005-2006 Deferred Compensation Profit Participation Plan with respect to Employees.

          (j) TRH shall be responsible for providing the continuation of group health coverage required by Section 4980B(f) of the Code to any Employee (for purpose of clarity, including any former employee of TRH or any of the Company Subsidiaries) (and in each case their qualified beneficiaries) whose "qualifying event" within the meaning of Section 4980B(f) of the Code occurs before, on or after the Benefits Transition Date.

          (k) Prior to making any written or oral communications to the directors, officers or employees of TRH pertaining to compensation or benefit matters that are affected by the transactions contemplated by this Agreement, TRH shall provide AIG with a copy of the intended communication. AIG shall have a reasonable period of time to review and comment on the communication, and TRH and AIG shall cooperate in providing a mutually agreeable communication.

          Section 3.12. Access.

          (a) In addition to the provisions of Section 3.13, from the First Time of Delivery and until the Access Termination Date, in connection with any reasonable business purpose, including (x) in response to the request or at the direction of a Governmental Authority or a Self-Regulatory Organization, (y) the preparation of tax returns or other documents relating to tax matters and (z) the determination of any matter relating to the rights or obligations of AIG or its Affiliates under this Agreement and any other Transaction Agreement, subject to any applicable Law and any applicable privileges (including the attorney-client privilege) and contractual confidentiality obligations, upon reasonable prior notice, TRH shall, and shall cause the Company Subsidiaries and their respective Representatives to, (i) afford AIG and its Affiliates and their respective Representatives reasonable access, during normal business hours, to the offices, properties, books, data, files, information and records of TRH and the Company Subsidiaries and the businesses conducted by them (including, for the avoidance of doubt, tax returns and other information and documents relating to tax matters), (ii) furnish to AIG and its Affiliates and their respective Representatives such additional financial data and other information regarding TRH and the Company Subsidiaries and the businesses conducted by them as AIG, its Affiliates or their respective Representatives may from time to time reasonably request (including, for the avoidance of doubt, tax returns and other information and documents relating to tax matters) and (iii) make available to AIG and its Affiliates and their respective Representatives any employees of TRH, the Company Subsidiaries and the businesses conducted by them whose assistance, expertise, testimony, notes and recollections or presence is necessary to assist AIG, its Affiliates or their respective Representatives in connection with AIG's or its Affiliates' or such Representatives' inquiries for any of the purposes referred to in this Section 3.12 above, including the presence of such persons as witnesses in hearings or trials for such purposes; provided, however, that such investigation shall not unreasonably interfere with the business or operations of TRH or any of the Company Subsidiaries; and provided further that the auditors and independent accountants of TRH or any of the Company Subsidiaries shall not be obligated to make any work papers (including the work papers contemplated to be delivered by TRH or any Company Subsidiary to AIG or any of its Affiliates pursuant to Section 3.15(b)) available to any Person unless and until such Person has signed a customary confidentiality and hold harmless agreement relating to such access to work papers in form and substance reasonably acceptable to such auditors or independent accountants; and provided further that TRH or any Company Subsidiary shall not be obligated to make any insurance, reinsurance or retrocession Contracts between a third party, on the one hand, and TRH or any Company Subsidiary, on the other hand, to which AIG or any of its Affiliates is not a party, available to AIG or any of its Affiliates. AIG shall reimburse TRH promptly for any reasonable out-of-pocket expenses incurred by TRH and the Company Subsidiaries in complying with any request by or on behalf of AIG or its Affiliates or their respective Representatives in connection with this Section 3.12.

          (b) From the First Time of Delivery and until the Access Termination Date in connection with any reasonable business purpose, including (x) in response to the request or at the direction of a Governmental Authority or a Self-Regulatory Organization, (y) the preparation of tax returns or other documents relating to tax matters and (z) the determination of any matter relating to the rights or obligations of TRH and any of the Company Subsidiaries under this Agreement and any other Transaction Agreement, subject to any applicable Law and any applicable privileges (including the attorney-client privilege) and contractual confidentiality obligations, upon reasonable prior notice, AIG shall, and shall cause its Affiliates and Representatives to, (i) afford TRH and the Company Subsidiaries and their respective Representatives reasonable access, during normal business hours, to the offices, properties, books, data, files, information and records of AIG and its Affiliates and the businesses conducted by them (including, for the avoidance of doubt, tax returns and other information and documents relating to tax matters), (ii) furnish to TRH, the Company Subsidiaries and their respective Representatives such additional financial data and other information regarding TRH and the Company Subsidiaries and the businesses conducted by them as TRH or the Company Subsidiaries may from time to time reasonably request (including, for the avoidance of doubt, tax returns and other information and documents relating to tax matters) and (iii) make available to TRH and the Company Subsidiaries and their respective Representatives any employees of AIG and its Affiliates in respect of TRH and the Company Subsidiaries and the businesses conducted by them whose assistance, expertise, testimony, notes and recollections or presence is necessary to assist TRH's and the Company Subsidiaries' or their respective Representatives in connection with AIG's or its Affiliates' or such Representatives' inquiries for any of the purposes referred to in this Section
3.12 above, including the presence of such persons as witnesses in hearings or trials for such purposes; provided, however, that such investigation shall not unreasonably interfere with the business or operations of AIG or any of its Affiliates; and provided further that the auditors and independent accountants of AIG or its Affiliates shall not be obligated to make any work papers available to any Person unless and until such Person has signed a customary confidentiality and hold harmless agreement relating to such access to work papers in form and substance reasonably acceptable to such auditors or independent accountants; and provided further that AIG or any of its Affiliates shall not be obligated to make any insurance, reinsurance or retrocession Contracts between a third party, on the one hand, and AIG or any of its Affiliates, on the other hand, to which TRH or any Company Subsidiary is not a party, available to TRH or any Company Subsidiary. TRH shall reimburse AIG promptly for any reasonable out-of-pocket expenses incurred by AIG and its Affiliates in complying with any request by or on behalf of TRH or any Company Subsidiary or their respective Representatives in connection with this Section 3.12(b).

          (c) For the avoidance of doubt, neither AIG nor TRH shall be required from and after the First Time of Delivery to disclose, or cause its Affiliates or its or its Affiliates' respective Representatives from and after the First Time of Delivery to disclose, to the other party or any of its Affiliates or any of their respective Representatives (or provide access to any of its or any of its Affiliates' offices, properties, books or records that could result in the disclosure to such Persons or others of) any information that is subject to an obligation contained in an Insurance Agreement prohibiting the disclosure of such information, nor shall either party be required to permit, cause its Affiliates or its or its Affiliates' respective Representatives to permit, or cause others to permit either AIG or TRH or any of their respective Affiliates, or any of their respective Representatives to have access to or to copy or remove from the offices or properties of either AIG or TRH or any of their respective Affiliates any documents or other materials that might reveal any such information that is subject to an obligation contained in an Insurance Agreement prohibiting its disclosure.

          Section 3.13. Books and Records.

          (a) Subject to Section 3.17, from and after the First Time of Delivery, AIG and its Affiliates, and TRH and the Company Subsidiaries, shall have the right to retain copies of all books, data, files, information and records (including, for the avoidance of doubt, tax returns and other information and documents relating to tax matters) in any media of each of TRH and the Company Subsidiaries, and AIG and its Affiliates, as the case may be, and the respective businesses of TRH and the Company Subsidiaries, and AIG and its Affiliates, relating to periods ending on or prior to the First Time of Delivery (i) relating to information (including employment and medical records) regarding the Employees, (ii) as required by any legal or regulatory authority, including any applicable Law or regulatory request or (iii) as may be necessary for AIG and its Affiliates, or TRH and the Company Subsidiaries, to perform their obligations pursuant to the Transaction Agreements, subject to compliance with all applicable privacy laws. With respect to all original books, data, files, information and records of each of TRH and the Company Subsidiaries, and AIG and its Affiliates, existing as of the First Time of Delivery, TRH, shall, and shall cause each of the Company Subsidiaries, and AIG shall, and shall cause its Affiliates to, (A) comply in all material respects with all applicable Laws, including the Code, relating to the preservation and retention of records, (B) apply preservation and retention policies that are no less stringent than those generally applied by TRH or AIG, as the case may be, and (C) preserve and retain all such original books, data, files, information and records for at least six
(6) years after the First Time of Delivery or until notice is received from AIG or TRH, as applicable, of the expiration of the applicable statute of limitations for tax purposes, whichever is later, and thereafter shall dispose of such books, data, files, information and records only after it shall have given AIG or TRH, as applicable, ninety (90) days' prior written notice of such disposition and the opportunity (at AIG's or TRH's expense, as applicable) to remove and retain such information.

          (b) Notwithstanding anything to the contrary contained herein, to the extent that AIG or any of its Affiliates has retained hard copies of files and electronic files, tapes, software, electronic data, hardware, storage devices or other electronic information that are not used in the operation of the business of TRH or any of the Company Subsidiaries or required by TRH or the Company Subsidiaries for regulatory purposes ("Archived Files") pursuant to a Litigation Hold or otherwise, TRH acknowledges and agrees that the Archived Files are solely the property of AIG. AIG agrees that it will retain the Archived Files that relate to TRH and the Company Subsidiaries for no less than three (3) months after the First Time of Delivery after which AIG may recycle or discard such Archived Files.

          (c) At the First Time of Delivery, AIG and AHAC shall deliver to TRH copies of all minutes books and other corporate records of the Company or any of the Company Subsidiaries in AIG's, AHAC's or any of its Affiliates possession.

          Section 3.14. TRH Compliance Matters. For any Reporting Period in which AIG and TRH do not prepare their financial statements in accordance with the same basis of accounting, TRH shall deliver to AIG, no later than ten (10) business days prior to the date on which AIG is required to file its financials statements with the SEC, a reconciliation from the basis of accounting used by TRH to prepare its financial statements to the basis of accounting used by AIG to prepare its financial statements. For any Reporting Period, TRH shall respond as soon as reasonably practicable to reasonable requests from AIG for supplemental information that AIG may need to prepare its financial statements.

          Section 3.15. Auditors and Audits; Annual and Quarterly Statements and Accounting. TRH agrees that:

          (a) Annual and Quarterly Financial Statements. TRH shall provide to AIG and to the accounting firm selected by AIG to audit AIG's consolidated financial statements and to serve as AIG's independent certified public accountants (the "AIG Auditors"), as directed by AIG, on a timely basis all information, including AIG's Standard Internal reporting package for any Consolidated Period, that AIG reasonably requires to meet its schedule for the preparation, printing, filing, and public dissemination of each of AIG's annual and quarterly financial statements that include a Reporting Period. Without limiting the generality of the foregoing, TRH will provide all required financial information with respect to TRH and the Company Subsidiaries to the accounting firm selected by TRH to audit TRH's consolidated financial statements and to serve as TRH's independent certified public accountants (the "TRH Auditors") in a sufficient and reasonable time and in sufficient detail to permit the TRH Auditors to take all steps and perform all reviews necessary, and TRH shall provide sufficient assistance to the AIG Auditors, with respect to information to be included or contained in each of AIG's annual and quarterly financial statements that includes a Reporting Period. AIG shall reimburse TRH for all reasonable fees and expenses paid by TRH to TRH Auditors in connection with such TRH Auditors assisting AIG Auditors with respect to information relating to TRH and the Company Subsidiaries to be included and contained in each of AIG's annual and quarterly financial statements that includes a Reporting Period. Other than as provided for in the preceding sentence, each party shall be responsible for its own costs and expenses in connection with this Section 3.15.

          (b) Personnel Performing the Annual Audit and Quarterly Reviews. TRH shall authorize the TRH Auditors to make available to the AIG Auditors both the personnel who performed or are performing the annual audits and quarterly reviews of TRH and work papers related to the annual audits and quarterly reviews of TRH, in all cases within a reasonable time prior to the TRH Auditors' opinion date, so that the AIG Auditors are able to perform the procedures they consider necessary to take responsibility for the work of the TRH Auditors as it relates to the AIG Auditors' report on AIG's financial statements, all within sufficient time to enable AIG to meet its timetable for the filing and public dissemination of each of AIG's annual and quarterly statements that includes a Reporting Period.

          (c) Changes to Financial Results and in Accounting Principles. TRH shall give AIG as much prior notice as reasonably practical of any proposed changes in its accounting estimates or accounting principles or any proposed restatement or revision to TRH's financial statements, if any such change, restatement or revision could affect AIG's reported financial results for any Reporting Period. Without providing AIG with as much prior notice thereof as reasonably practicable, TRH shall not, during any Reporting Period, (a) restate or revise its financial results with respect to prior Reporting Periods, or (b) make any change to any of its accounting principles, in each case if such restatement, revision or change could affect, or could require AIG to restate, revise or change, the financial results reported on AIG's prior financial statements or to be reported on AIG's future financial statements. TRH shall not, during any period that is not a Reporting Period, (i) restate or revise its financial results with respect to any Reporting Period, or (ii) make any change to any of its accounting principles, in each case if in the judgment of AIG such restatement, revision or change would require AIG to restate, revise or change the financial results for any Reporting Period reported on AIG's financial statements: provided, however, that if in the opinion of the TRH Auditors, TRH's failure to make any such restatement, revision or change would result in TRH's financial statements failing to be in compliance, in a material respect, with GAAP or the requirements of the SEC, TRH may make any such restatement, revision or change after providing AIG with as much prior notice thereof as reasonably practicable.

          Section 3.16. Earnings Releases, Press Releases and Similar Information. For any Reporting Period, AIG and TRH shall consult with each other as to the timing of their annual and quarterly earnings releases for a current or future period and shall give each other the opportunity to review the information therein relating to TRH and the Company Subsidiaries and to comment thereon. For any Reporting Period, AIG and TRH shall make reasonable efforts to issue their respective annual and quarterly earnings releases at approximately the same time on the same date, unless and to the extent otherwise required by Law. For any Reporting Period, no later than eight (8) hours prior to the time and date that AIG or TRH intends to publish its regular annual or quarterly earnings release or any financial guidance for a current or future period, such party shall deliver to the other party copies of substantially final drafts of all press releases and other statements to be made available to the public concerning any matters that could be reasonably likely to have a material financial impact on the earnings, results of operations, financial condition or prospects of TRH and the Company Subsidiaries taken as a whole. In addition, prior to the issuance of any such press release or public statement that meets the criteria set forth in the preceding two sentences, the issuing party shall notify the other party of any changes (other than typographical or other similar minor changes) to such substantially final drafts.

          Section 3.17. Confidentiality.

          (a) From and after the First Time of Delivery, each party shall not, and shall cause their respective Affiliates and Representatives having access to information of the other parties that is either oral or in writing and that is confidential or proprietary (including any information delivered by one party to another party pursuant to Section 3.13,
Section 3.14, Section 3.15(a), Section 3.15(b) and Section 3.16) ("Confidential Information") not to, disclose to any other Person or use, except for purposes of this Agreement or any other Transaction Agreement, any Confidential Information of the other party; provided, however, that each party may disclose Confidential Information of the other parties to the extent permitted by applicable Law: (i) to its Representatives on a need-to-know basis in connection with the performance of such party's obligations under this Agreement or any other Transaction Agreement, provided that such Representatives are informed of the confidential nature of such information and made aware of the provisions of this Section 3.17; (ii) to the extent reasonably necessary in connection with any Action or in any dispute with respect to this Agreement or any other Transaction Agreement; (iii) to the extent such information is required to be disclosed by applicable Law, Governmental Order or Governmental Authority (including in any report, statement, testimony or other submission to a Governmental Authority) or in response to any summons, subpoena or other legal process or formal or informal investigative demand issued to the receiving party in the course of any litigation, arbitration, mediation, investigation or administrative proceeding; (iv) to the extent any such information is or becomes generally available to the public other than (A) in the case of TRH, as a result of disclosure by AIG, AHAC, or their respective Affiliates or any of their respective Representatives or (B) in the case of AIG and AHAC, as a result of disclosure by TRH or any Company Subsidiary (after the First Time of Delivery) or any of their respective Affiliates or any of their respective Representatives; or (v) with respect to any such information delivered pursuant to Section 3.13, Section 3.14, Section 3.15(a), Section 3.15(b) and Section 3.16, to the extent such sections contemplate the disclosure of such information by AIG, AHAC or TRH to their respective Representatives or to the public; and provided further, however, that AIG, AHAC and TRH may disclose information about the tax treatment and tax structure of the transactions contemplated by this Agreement (including any facts or materials relating thereto or reasonably necessary to understand such treatment or structure); and provided further, however, to the extent that not all of the Shares are sold pursuant to the Offering and AIG or AHAC retains an investment interest in TRH and the Company Subsidiaries, (A) AIG and AHAC may disclose Confidential Information related to TRH to AIG's and AHAC's Representatives who need to know such information for the purpose of evaluating, monitoring or taking any other action with respect to AIG's and/or AHAC's investment in TRH and the Company Subsidiaries, (B) AIG and AHAC may use TRH's Confidential Information in connection with evaluating, monitoring or taking any other action with respect to AIG's and/or AHAC's investment in TRH and the Company Subsidiaries (it being understood that neither AIG nor AHAC shall contravene applicable Laws with respect to insider trading) and (C) AIG and AHAC may disclose Confidential Information delivered to them by the officers designated by them, respectively, to receive the information contemplated by Section 5.4 of the Stockholders Agreement to each other, their respective Affiliates and their respective Representatives, provided, that in the cases of clauses (A) and (C) above, such Representatives are informed of the confidential nature of such information and made aware of the provisions of this
Section 3.17(a).

          (b) In the event that a party becomes required (based on advice of counsel) by deposition, interrogatory, request for documents subpoena, civil investigative demand or similar judicial or administrative process or in connection with a report, statement, testimony or other submission to be made to any Governmental Authority to disclose any Confidential Information of the other parties, such disclosing party shall provide the other parties, to the extent reasonably practicable, with prior written notice of such requirement, and, to the extent reasonably practicable, cooperate with the other parties (at such other parties' expense) to obtain a protective order or similar remedy to cause such Confidential Information not to be disclosed; provided, however, that none of AIG, AHAC or any of their respective Affiliates is required to provide such prior written notice with respect to any disclosure to the FRBNY. In the event that such protective order or other similar remedy is not obtained, the disclosing party shall furnish only that portion of the Confidential Information that it reasonably believes is required to be disclosed and shall exercise its commercially reasonable efforts (at such other party's expense) to obtain assurance that confidential treatment will be accorded such Confidential Information.

          (c) Notwithstanding anything to the contrary contained herein, the parties hereto acknowledge and agree that (x) AIG, AHAC and their respective Affiliates may, without notifying TRH or any other Person, share any information relating to or obtained from TRH or any of the Company Subsidiaries with (i) the FRBNY or the U.S. Department of the Treasury and their respective Representatives, (ii) the AIG Credit Facility Trust, (iii) any insurance regulatory authority or (iv) the IRS or any other tax authority, in each case as AIG deems necessary or advisable in its good faith judgment and (y) TRH and the Company Subsidiaries may, without notifying AIG, AHAC or any other Person, share any information relating to or obtained from AIG, AHAC or their respective Affiliates with (i) any insurance regulatory authority or (ii) the IRS or any other tax authority, in each case as TRH deems necessary or advisable in its good faith judgment.

          (d) To the fullest extent permitted by applicable Law, the provisions of Section 3.17(a) shall not restrict or limit the use of or disclosure by AIG, AHAC or any of their respective Affiliates or TRH or any of the Company Subsidiaries, of any customer, policy or beneficiary information (including such information relating to TRH and the Company Subsidiaries or to AIG, AHAC or any of their respective Affiliates, as the case may be) if such information was in the possession or control of AIG, AHAC or their respective Affiliates, on the one hand, or in the possession or control of TRH or any Company Subsidiaries, on the other hand, prior to the First Time of Delivery. For the avoidance of doubt, the foregoing shall apply regardless of whether such information (i) was also possessed or controlled by TRH or any of the Company Subsidiaries, or AIG, AHAC or any of their respective Affiliates, as the case may be, on or prior to the First Time of Delivery and/or (ii) was originated by any other Person. Notwithstanding the foregoing, the provisions of this Section 3.17(d) shall not apply to the disclosure by AIG, AHAC or any of their respective Affiliates, of any of the terms or conditions of the agreements set forth on Schedule 3.17(a) or any information related to the transactions contemplated thereby.

          (e) Each party agrees that irreparable damage could occur if this
Section 3.17 was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that, without the necessity of posting bond or other undertaking, each party or its Affiliates (and their successors or assigns) shall be entitled to proceed against the other parties or their Affiliates (and their successors or assigns) in law and/or in equity for such damages or other relief as a court may deem appropriate and shall be entitled to seek a temporary restraining order and/or preliminary and final injunctive or other equitable relief, including specific performance, to prevent breaches of this

Section 3.17 and, in addition to any other remedy to which they are entitled at law or in equity, to enforce specifically the terms and provisions of this Section 3.17. In the event that any Action is brought in equity to enforce the provisions of this Section 3.17, no party will allege, and each party hereby waives the defense or counterclaim, that there is an adequate remedy at law.

          Section 3.18. Third-Party Contracts. The parties hereto shall use their respective reasonable efforts on or prior to the Closing Date to cause to occur, effective upon the First Time of Delivery, the termination, amendment, separation or other action set forth on Schedule 3.18 with respect to each third-party Contract set forth on such Schedule 3.18, provided that none of AIG or any of its Affiliates nor TRH or any Company Subsidiaries shall be required to compensate any third party, commence or participate in litigation or offer or grant any accommodation (financial or otherwise) to any third party to obtain any consent or approval. With respect to any Contract set forth on Schedule 3.18 in which the parties hereto are unable prior to the Closing to cause such termination, amendment, separation or other action to be effective upon the First Time of Delivery, the parties hereto agree that, from and after the First Time of Delivery, (a) TRH and the Company Subsidiaries shall not have any rights, or be entitled to any benefits, under such Contract and (b) TRH shall promptly reimburse and indemnify, defend and hold harmless AIG or any of its Affiliates for any Losses relating to or arising out of the failure to obtain such termination, amendment, separation or other action (e.g., Losses resulting from termination fees or penalties or unused minimum volume commitments) provided, however, that such Losses shall be limited solely to Losses directly attributed to such failure. To the extent that (i) any Contract between a third party, on the one hand, and AIG or any of its Affiliates (each, an "AIG Signatory"), on the other hand, to which TRH or any Company Subsidiary is not a party, but under which TRH or any of the Company Subsidiaries may otherwise derive benefits (each, a "TRH Beneficiary"), such as enterprise-wide licenses or "master" agreements, (ii) any Contract between a third party, on the one hand, and TRH and/or any Company Subsidiary (each, a "TRH Signatory"), on the other hand, to which AIG or any of its Affiliates is not a party, but under which AIG or any of its Affiliates may otherwise derive benefits (each, an "AIG Beneficiary"), such as enterprise-wide licenses or "master" agreements, or (iii) any Contract among (x) a third party, (y) AIG or any of its Affiliates and (z) TRH or any of the Company Subsidiaries (the Contracts described in clauses (i), (ii) and (iii) above are referred to collectively herein as the "Schedule 3.18 Contracts"), (1) is the subject of a claim against an AIG Signatory due to an act or omission by a TRH Beneficiary, TRH shall promptly reimburse and indemnify, defend and hold harmless the AIG Signatory for any Losses relating to or arising out of such act or omission; (2) is the subject of a claim against a TRH Signatory due to an act or omission by an AIG Beneficiary, AIG shall promptly reimburse and indemnify, defend and hold harmless the TRH Signatory for any Losses relating to or arising out of such act or omission; (3) is omitted from Schedule 3.18, the parties hereto agree to negotiate in good faith after the date hereof as to the termination, amendment, separation or other action to be taken, if any, with respect to such Contract as the parties hereto may determine, consistent with the terms of the Transition Services Agreement (if applicable) relevant to such Contract, provided that with regard to the foregoing clause (3) of this Section 3.18, neither AIG or any of its Affiliates nor TRH or any of the Company Subsidiaries shall be (A) obligated to take any action with regard to such an omitted Contract, unless AIG or TRH (as the case may be) requests in writing to the other within ninety (90) days after the First Time of Delivery that specific action be taken with regard to such omitted Contract or (B) required to compensate any third party, commence or participate in litigation or offer or grant any accommodation (financial or otherwise) to any third party, to obtain any consent or approval; or (4) is a Schedule 3.18 Contract of the types described in clauses (i) or (ii) of this Section 3.18 above, is omitted from Schedule 3.18 and is not terminated, amended, separated or subject to other action pursuant to the preceding clause (3) of this Section 3.18, from and after the First Time of Delivery, each TRH Beneficiary or AIG Beneficiary (as the case may be) shall not have any rights, or be entitled to any benefits, under such Contract.

          Section 3.19. AIG Corporate Credit Card Program. Following the First Time of Delivery, but by no later than May 31, 2009, AIG and TRH shall, and shall cause their respective Affiliates to, take such actions as may be necessary to terminate the participation of TRH and the Company Subsidiaries and their respective employees in the Credit Card Program. From time to time following the First Time of Delivery, TRH shall, and shall cause the Company Subsidiaries to, promptly reimburse and indemnify, defend and hold harmless AIG or any of its Affiliates for any amounts incurred by TRH or any of the Company Subsidiaries or their respective employees under the Credit Card Program to the extent that AIG and its Affiliates have paid or otherwise incurred such amounts and have not previously been reimbursed for such amounts.

          Section 3.20. Certain Waivers. The parties agree that with respect to
(a) any Intercompany Agreement set forth on Schedule 3.05(a) or Schedule 3.05(b) or (b) any Insurance Agreement, each party, on behalf of itself and its Affiliates, hereby waives any breach or default under such Intercompany Agreements or Insurance Agreements, and any rights to terminate, accelerate or cancel under such Intercompany Agreements or Insurance Agreements, relating to, arising out of or in connection with (i) any "change of control," "change in control" or similar phrase or concept as defined in such Intercompany Agreement or Insurance Agreement (A) of TRH or any Company Subsidiary pursuant to or as a result of the consummation of the transactions contemplated by this Agreement or any other Transaction Agreement and (B) of AIG or any of its Affiliates, including pursuant to or as a result of the transactions contemplated by (x) the Credit Agreement, dated as of September 22, 2008, between AIG and the FRBNY (as amended, modified or supplemented from time to time in accordance with its terms) (the "Credit Agreement") or (y) any other Contract with, or entered into at the direction of, the FRBNY or the U.S. Department of the Treasury and (ii) any sale, transfer, lease, public offering, spin-off or other disposition of any business or assets of AIG and its Subsidiaries pursuant to the restructuring and divestiture program publicly disclosed by AIG prior to the date of this Agreement.

          Section 3.21. Adoption of Amended and Restated TRH Certificate of Incorporation. On or prior to Closing, each of AIG and AHAC (i) shall execute a written consent in substantially the form of Exhibit G to this Agreement adopting the Restated Certificate of Incorporation of TRH in the form attached as Exhibit H hereto, which has been approved by the affirmative vote of at least a majority of the board of directors of TRH acting at a meeting at which a quorum was present and which was either duly noticed or for which notice was properly waived by all directors of TRH not present at such meeting, and (ii) shall reasonably cooperate with TRH in taking all necessary actions so that, effective 20 days after the filing by TRH of an Information Statement on
Schedule 14C with the SEC, the Restated Certificate of Incorporation of TRH shall be the certificate of incorporation of TRH.

          Section 3.22. By-Laws of TRH. TRH shall not, and shall its board of directors not to, amend, modify or make any other changes to the By-Laws of TRH prior to the First Time of Delivery without the express written consent of AIG.

          Section 3.23. Subleases.

          (a) On or prior to the Closing, each of TRH and AIG shall execute and deliver each of the "New York Sublease", the "Chicago Sublease" and the "Toronto Sublease" in substantially the forms attached hereto as Exhibit I, Exhibit J and Exhibit K (each, a "Sublease" and collectively, the "Subleases") to the extent it is a party to such Sublease and shall cause each of their respective Affiliates to execute and deliver each such Sublease to which such Affiliate is a party. AIG and TRH shall each pay one-half of the actual out-of-pocket costs and expenses (i) for any construction work that AIG, in its sole discretion, determines desirable to demise any of the Subleased Premises separately, and
(ii) to obtain the consent of any Landlord, including any costs or expenses that may be charged in accordance with the terms of the Master Lease or that are otherwise reasonably requested by any Landlord, and (iii) to dispute the refusal by any Landlord under any Master Lease to provide its consent to its applicable Sublease. TRH shall pay any and all other costs and expenses for any other work or action that may be necessary or desirable to separately demise any of the Subleased Premises or to effectuate any Sublease, including the cost to demise any computer room or computer system separately. TRH and AIG shall each pay for their own legal expenses in connection with each Sublease.

          (b) AIG and TRH shall, and shall cause their respective Affiliates to, cooperate in good faith to obtain all required consents and approvals necessary for each Sublease no later than the Consent Deadline that is applicable to each Sublease. If TRH and AIG fail to obtain any consent necessary to effectuate any Sublease on or prior to the Consent Deadline that is applicable to such Sublease (each such Sublease a "Rejected Sublease"), then solely with respect to such Rejected Sublease, (i) the Rejected Sublease and each other arrangement between TRH, AIG and any of their respective Affiliates with respect to the Rejected Subleased Premises shall automatically terminate and be of no further force and effect as of the applicable Consent Deadline, (ii) TRH shall, or shall cause its relevant Affiliate(s) to, vacate the Rejected Subleased Premises in accordance with the requirements set forth in the Affected Master Lease and otherwise in an orderly manner on or prior to the Exit Date that is applicable to the Rejected Sublease and shall do so at TRH's sole cost and expense, and (iii) TRH or the relevant TRH Affiliate(s) shall, no later than the date on which TRH vacates all of the Rejected Subleased Premises, pay AIG or the relevant AIG Affiliate(s) the amount that would have been due and owing under the Rejected Sublease had the Rejected Sublease not been terminated for the period from and including the Closing Date through and including the applicable Exit Date. Notwithstanding the foregoing, if, notwithstanding TRH using its commercially reasonable efforts to vacate the Rejected Subleased Premises by the applicable Exit Date, TRH cannot vacate the Rejected Subleased Premises by such date, then, no later than the applicable Exit Date, TRH shall send AIG written notice that sets forth the earliest date upon which TRH reasonably expects to be able to vacate the Rejected Subleased Premises, and AIG agrees to work with the Landlord to try to accommodate TRH's need for additional time; provided, however, that AIG shall have no obligation to extend the applicable Exit Date if the Landlord is unwilling to afford any additional time beyond the applicable Exit Date. AIG shall have the right, in its sole discretion but exercised in good faith, to determine when and whether the landlord of any Subleased Premises shall have rejected, or determined not to provide its consent to, any Sublease or to extend to any applicable Exit Date.

          (c) For purposes of this Section 3.23, the following terms shall have the following meanings. "Affected Master Lease" shall mean, with respect to any Rejected Sublease, the Master Lease relating to such Rejected Sublease. "Consent Deadline" shall mean, (i) with respect to the New York Sublease and the Chicago Sublease, the date that is twenty (20) days after the Closing Date, and (ii) with respect to the Toronto Sublease, the date that is ten (10) days after the Closing Date. "Exit Date" shall mean, (i) with respect to the New York Sublease and the Chicago Sublease, the date that is thirty (30) days after the Closing Date, and (ii) with respect to the Toronto Sublease, the date that is fifteen
(15) days after the Closing Date. "Landlord" shall mean, with respect to any Sublease, the Person that is identified in such Sublease as the landlord or owner under such Sublease's Master Lease. "Master Lease" shall, with respect to any Sublease, have the meaning ascribed to the term "Master Lease" in such Sublease. "Rejected Subleased Premises" shall mean, with respect to any Rejected Sublease, the Subleased Premises relating to such Rejected Sublease. "Subleased Premises" shall, with respect to any Sublease, have the meaning ascribed to the term "Subleased Premises" in such Sublease.

          Section 3.24. No Solicitation; No Hire.

          (a) For a period of twelve (12) months from the First Time of Delivery, AIG shall not, and shall cause its Affiliates not to, without the prior written consent of TRH, directly or indirectly, solicit for employment or hire any employee of TRH or any Company Subsidiary as of the date hereof; provided, however, that AIG and its Affiliates may employ or hire any such Person who is terminated and is no longer employed by TRH or any Company Subsidiary; and provided further that nothing in this Section 3.24(a) shall prohibit AIG or any of its Affiliates from engaging in general solicitations to the public or general advertising not targeted at employees of TRH or any Company Subsidiary or from employing or hiring any Person who contacts AIG or any of its Affiliates on his or her own initiative or as a result of a general solicitation to the public or general advertising not targeted at employees of TRH or any Company Subsidiary.

          (b) For a period of twelve (12) months from the First Time of Delivery, TRH shall not, and shall cause the Company Subsidiaries not to, without the prior written consent of AIG, directly or indirectly, solicit for employment or hire any employee of AIG or any of its Affiliates as of the date hereof; provided, however, that TRH and the Company Subsidiaries may employ or hire any such Person who is terminated and is no longer employed by AIG or any of its Affiliates; and provided further that nothing in this Section 3.24(b) shall prohibit TRH or any Company Subsidiary from engaging in general solicitations to the public or general advertising not targeted at employees of AIG or any of its Affiliates or from employing or hiring any Person who contacts TRH or any Company Subsidiary on his or her own initiative or as a result of a general solicitation to the public or general advertising not targeted at employees of AIG or any of its Affiliates.

          (c) The parties hereto acknowledge that the covenants set forth in this Section 3.24 are an essential element of this Agreement and that, but for these covenants, the parties hereto would not have entered into this Agreement. The parties hereto acknowledge that this Section 3.24 constitutes an independent covenant and shall not be affected by performance or nonperformance of any other provision of this Agreement or any other document contemplated by this Agreement.

          (d) It is the intention of the parties hereto that if any of the restrictions or covenants contained in this Section 3.24 is held to cover a geographic area or to be for a length of time which is not permitted by applicable Law, or in any way construed to be too broad or to any extent invalid, such restrictions or covenants shall not be construed to be null, void and of no effect, but to the extent such restrictions or covenants would be valid or enforceable under applicable Law, a court of competent jurisdiction shall construe and interpret or reform this Section 3.24 to provide for a covenant having the maximum enforceable geographic area, time period and other provisions (not greater than those contained in this Section 3.24) that would be valid and enforceable under such applicable Law.

          Section 3.25. Further Action. AIG, AHAC and TRH (a) shall execute and deliver, or shall cause to be executed and delivered, such documents and other instruments and shall take, or shall cause to be taken, such further actions as may be reasonably required to carry out the provisions of the Transaction Agreements and give effect to the transactions contemplated by the Transaction Agreements, (b) shall refrain from taking any actions that could reasonably be expected to impair, delay or impede the Closing and the other transactions contemplated hereunder and under the other Transaction Agreements and (c) not in limitation of any other provision of this Agreement, shall use their respective reasonable best efforts to cause all the conditions to the obligations of the other parties hereto to consummate the transactions contemplated by this Agreement to be met as soon as reasonably practicable.

                                   ARTICLE IV

                          CONDITIONS OF TRH TO CLOSING

          Section 4.01. Conditions to Obligations of TRH to Execute the Underwriting Agreement. The obligation of TRH to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver, at or prior to the Closing, of each of the following conditions:

          (a) AIG and AHAC shall have executed and delivered the Underwriting Agreement.

          (b) Each of the representations and warranties of AIG and AHAC contained in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date as if made on and as of the Closing Date.

          (c) AIG and AHAC shall have performed in all material respects all obligations required to be performed by them under this Agreement on or prior to the Closing Date, and TRH shall have received a certificate signed on behalf of AIG and AHAC by an executive officer of AIG and AHAC, respectively, to such effect.

          (d) Each of AIG and AHAC shall have executed and delivered the written consent contemplated by Section 3.21 of this Agreement, duly executed by a duly authorized officer of AIG and AHAC, respectively.

          (e) The Registration Statement shall have become or been declared effective by the SEC, and there shall be no stop order in effect with respect thereto and no proceeding for that purpose shall have been instituted by the SEC.

          (f) All authorizations, consents and approvals of, and filings and notifications with or to, insurance departments and other Governmental Authorities required to be made or obtained prior to the First Time of Delivery in connection with the consummation of the Offering or execution, delivery and performance of this Agreement and the Ancillary Agreements shall have been made or obtained or are reasonably likely to have been made or obtained by the First Time of Delivery.

          (g) No order, injunction or decree issued by any court or other Governmental Authority of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Offering or any of the other transactions contemplated by this Agreement or any Ancillary Agreement shall be in effect.

                                    ARTICLE V

                      REPRESENTATIONS AND WARRANTIES OF AIG

          Each of AIG and AHAC hereby represents and warrants, severally and not jointly, to TRH as follows:

          Section 5.01. Incorporation and Authority of AIG and AHAC. AIG is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. AHAC is an insurance company duly organized, validly existing and in good standing under the Laws of the State of New York. It has full legal power and authority, and has taken all required legal action necessary, to execute and deliver this Agreement and all other agreements, instruments, certificates, notices and other documents as are necessary to consummate the transactions contemplated hereby and otherwise to carry out the terms of this Agreement. It has duly and validly authorized the execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby has been duly and validly authorized by it and no other proceedings on its part are necessary to authorize the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

          Section 5.02. Enforceability. This Agreement has been duly and validly executed by it and, assuming due authorization, execution and delivery by TRH constitutes, or upon execution and delivery thereof will constitute, the legal, valid and binding agreement of it, enforceable against it in accordance with the terms hereof, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium, rehabilitation, liquidation, fraudulent conveyance or similar Laws relating to or affecting creditors' rights generally and subject, as to enforceability, to the effect of general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

          Section 5.03. Consents and Approvals. Except as set forth on Schedule 5.03, no consent, approval, waiver, authorization, notice or filing is required to be obtained by it from, or to be given by it to, or made by it with, any Governmental Authority or any other Person, in connection with the execution, delivery and performance by it of this Agreement.

          Section 5.04. Non-Contravention. The execution, delivery and performance by it of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not (i) violate any provision of its Organizational Documents; (ii) assuming the receipt of all consents, approvals, waivers and authorizations and the making of the notices and filings set forth on Schedule 5.03, conflict with, or result in the breach of, or constitute a default under, or result in the termination, cancellation, modification or acceleration (whether after the filing of notice or the lapse of time or both) of any right or obligation of it under, or result in a loss of any benefit to which it is entitled under, any Contract, or result in the creation of any Lien (other than Permitted Liens) upon its assets and properties; or (iii) assuming the receipt of all consents, approvals, waivers and authorizations and the making of the notices and filings set forth on Schedule 5.03 or required to be made or obtained by TRH or any of the Company Subsidiaries, violate, or result in a breach of, or constitute a default under any Law, Governmental Order or Self-Regulatory Organization Approval to which it is subject, other than, in the cases of clauses (ii) and (iii), conflicts, breaches, terminations, defaults, cancellations, accelerations, losses, violations or Liens that would not materially impair or delay its ability to perform its obligations hereunder.

          Section 5.05. Disclaimer. Except for the representations and warranties contained in this Article V, it does not make any other representation or warranty of any kind or nature whatsoever, oral or written, express or implied, with respect to it, any of its Affiliates, this Agreement or the transactions contemplated by this Agreement.

                                   ARTICLE VI

                      REPRESENTATIONS AND WARRANTIES OF TRH

          TRH hereby represents and warrants to AIG and AHAC as follows:

          Section 6.01. Incorporation and Authority of TRH. TRH is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. TRH has full legal power and authority, and has taken all required legal action necessary, to execute and deliver this Agreement and all other agreements, instruments, certificates, notices and other documents as are necessary to consummate the transactions contemplated hereby and otherwise to carry out the terms of this Agreement. TRH has duly and validly authorized the execution and delivery of this Agreement to which it is a party, and the consummation of the transactions contemplated hereby has been duly and validly authorized by TRH and no other proceedings on the part of TRH are necessary to authorize the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby by TRH.

          Section 6.02. Enforceability. This Agreement has been duly and validly executed by TRH and, assuming due authorization, execution and delivery by AIG and AHAC, constitutes, or upon execution and delivery thereof will constitute, the legal, valid and binding agreement of TRH, enforceable against TRH in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium, rehabilitation, liquidation, fraudulent conveyance or similar Laws relating to or affecting creditors' rights generally and subject, as to enforceability, to the effect of general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

          Section 6.03. Consents and Approvals. Except as set forth on Schedule 6.03, no consent, approval, waiver, authorization, notice or filing is required to be obtained by TRH from, or to be given by TRH to, or made by TRH with, any Governmental Authority or other Person, in connection with the execution, delivery and performance by TRH of this Agreement.

          Section 6.04. Non-Contravention. The execution, delivery and performance by TRH of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not (i) violate any provision of the Organizational Documents of TRH; (ii) assuming the receipt of all consents, approvals, waivers and authorizations and the making of the notices and filings set forth on Schedule 6.03, to the Knowledge of TRH, conflict with, or result in the breach of, or constitute a default under, or result in the termination, cancellation, modification or acceleration (whether after the filing of notice or the lapse of time or both) of any right or obligation of TRH under, or result in a loss of any benefit to which TRH is entitled under, any Contract, or result in the creation of any Lien (other than Permitted Liens) upon the assets and properties of TRH; or (iii) assuming the receipt of all consents, approvals, waivers and authorizations and the making of notices and filings set forth on
Schedule 6.03 or required to be made or obtained by AIG or any of its Affiliates, to the Knowledge of TRH, violate or result in a breach of or constitute a default under any Law, Governmental Order or Self-Regulatory Organization Approval to which TRH is subject, other than, in the cases of clauses (ii) and (iii), conflicts, breaches, terminations, defaults, cancellations, accelerations, losses, violations or Liens that would not materially impair or delay TRH's ability to perform its obligations hereunder.

          Section 6.05. Disclaimer. Except for the representations and warranties contained in this Article VI, TRH does not make any other representation or warranty of any kind or nature whatsoever, oral or written, express or implied, with respect to TRH or any of the Company Subsidiaries, this Agreement or the transactions contemplated by this Agreement.

                                   ARTICLE VII

                             TERMINATION AND WAIVER

          Section 7.01. Pre-Closing Termination. This Agreement may be terminated prior to the Closing:

          (a) by and in the sole discretion of AIG or AHAC without the approval of TRH;

          (b) by the mutual written consent of AIG, AHAC and TRH;

          (c) by TRH if the Closing has not occurred on or before July 1, 2009; provided, however, that the right to terminate this Agreement under this Section 7.01(c) shall not be available to TRH if TRH's failure to take any action required to fulfill any of its obligations under this Agreement has caused or resulted in the failure of the Closing to occur prior to such date;

          (d) by TRH (but only so long as TRH is not in material breach of its obligations under this Agreement) if there has been a material breach of any representation, warranty, covenant or agreement of AIG or AHAC such that one or more of the conditions set forth in Section 4.01 are not capable of being fulfilled;

          Section 7.02. Termination of Underwriting Agreement. This Agreement terminates automatically if the Underwriting Agreement is terminated following the Closing Date but prior to the First Time of Delivery.

          Section 7.03. Post-Closing Termination. This Agreement may be terminated at any time after the Closing Date by the mutual written consent of AIG, AHAC and TRH.

          Section 7.04. Notice of Termination. Any party hereto desiring to terminate this Agreement pursuant to Section 7.01, Section 7.02 or Section 7.03 shall give written notice of such termination to the other parties hereto.

          Section 7.05. Effect of Termination. In the event of the termination of this Agreement as provided in Section 7.01, Section 7.02 and Section 7.03, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto, except as set forth in Section 3.03 (Asset Transfers; Other Restructuring), Section 3.04 (Intercompany Obligations),
Section 3.07 (Guarantees), Section 3.17 (Confidentiality), Section 3.23 (Subleases) and as set forth in this Article VII, Article VIII and Article IX; provided, however, that nothing in this Agreement shall relieve any party hereto from liability for any intentional breach of this Agreement.

                                  ARTICLE VIII

                                 INDEMNIFICATION

          Section 8.01. Survival. The representations, warranties, covenants and agreements of the parties hereto contained in or made pursuant to this Agreement shall survive the Closing indefinitely, except: (a) the covenants and agreements that by their terms apply or are to be performed in whole or in part after the Closing ("Post-Closing Covenants") shall survive for the period provided in such covenants and agreements, if any, or until fully performed and (b) the covenants and agreements that by their terms apply or are to be performed in their entirety on or prior to the Closing ("Pre-Closing Covenants") shall terminate at the Closing.

          Section 8.02. Indemnification by AIG.

          (a) After the Closing and subject to this Article VIII, each of AIG and AHAC shall indemnify, defend and hold harmless TRH, the Company Subsidiaries and their respective Representatives (collectively, the "TRH Indemnified Parties"), severally and not jointly, against, and reimburse any TRH Indemnified Party for, all Losses that such TRH Indemnified Party may at any time suffer or incur, or become subject to:

          (i) as a result of or in connection with the inaccuracy or breach of any representation or warranty made by it in this Agreement;

          (ii) as a result of or in connection with any breach or failure by it to perform any of its covenants or obligations contained in this Agreement; or

          (iii) as a result of or in connection with any untrue statement or alleged untrue statement of a material fact in any AIG Disclosure Portions in the Registration Statement, the Prospectus or any other document or report filed with the SEC in connection with the Offering, including any amendment or supplement thereto, or caused by any omission or alleged omission to state in any AIG Disclosure Portions a material fact necessary to make the statements therein not misleading.

          (b) Notwithstanding anything to the contrary contained herein, neither AIG nor AHAC, respectively, shall be required to indemnify, defend or hold harmless any TRH Indemnified Party against, or reimburse any TRH Indemnified Party for, any Losses pursuant to Section 8.02(a)(i) in a cumulative aggregate amount exceeding the net proceeds received by AIG and AHAC, respectively, from the Offering and from any subsequent public offering of the Shares in accordance with the Rights Agreement.

          Section 8.03. Indemnification by TRH.

          (a) After the Closing and subject to this Article VIII, TRH shall indemnify, defend and hold harmless AIG, AHAC, their Affiliates and their respective Representatives (collectively, the "AIG Indemnified Parties") against, and reimburse any AIG Indemnified Party for, all Losses that such AIG Indemnified Party may at any time suffer or incur, or become subject to:

          (i) as a result of or in connection with the inaccuracy or breach of any representation or warranty made by TRH in this Agreement;

          (ii) as a result of or in connection with any breach or failure by TRH to perform any of its covenants or obligations contained in this Agreement;

          (iii) as a result of or in connection with any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or any other document or report filed with the SEC in connection with the Offering, including any amendment or supplement thereto, other than with respect to any AIG Disclosure Portions thereof, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, other than with respect to any AIG Disclosure Portions thereof; or

          (iv) as a result of any claim or demand by any Governmental Authority or any third party commenced or made against any AIG Indemnified Party relating to any violation or breach, or alleged violation or breach, by TRH or any Company Subsidiary of any federal, state or other securities Law in connection with the Offering.

          (b) Notwithstanding anything to the contrary contained herein, TRH shall not be required to indemnify, defend or hold harmless any AIG Indemnified Party against, or reimburse any AIG Indemnified Party for, any Losses pursuant to Section 8.03(a)(i) in a cumulative aggregate amount exceeding the net proceeds received by AIG and AHAC, collectively, from the Offering and any subsequent public offering of the Shares in accordance with the Rights Agreement.

          Section 8.04. Notification of Claims.

          (a) A Person that may be entitled to be indemnified under this Agreement (the "Indemnified Party") shall promptly notify the party or parties liable for such indemnification (the "Indemnifying Party") in writing of any claim in respect of which indemnity may be sought under this Article VIII, including any pending or threatened claim or demand by a third party that the Indemnified Party has determined has given or could reasonably give rise to a right of indemnification under this Agreement (including a pending or threatened claim or demand asserted by a third party against the Indemnified Party) (each, a "Third Party Claim"), describing in reasonable detail the facts and circumstances with respect to the subject matter of such claim or demand; provided, however, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Article VIII except to the extent that the Indemnifying Party is prejudiced by such failure. The parties agree that (i) in this Article VIII they intend to shorten (in the case of the limited survival periods specified in Section 8.01) and lengthen (in the case of the indefinite survival periods specified in Section 8.01) (as the case may be) the applicable statute of limitations period with respect to certain claims; (ii) notices for claims in respect of a breach of a representation, warranty, covenant or agreement (other than a Post-Closing Covenant) must be delivered prior to the expiration of any applicable survival period specified in
Section 8.01 for such representation, warranty, covenant or agreement; (iii) notices for claims in respect of a breach of a Post-Closing Covenant must be delivered prior to the date that is six (6) months after the last day of the effective period of such Post-Closing Covenant; and (iv) any claims for indemnification for which notice is not delivered in accordance with this
Section 8.04(a) shall be expressly barred and are hereby waived; provided further that if, prior to such applicable date, a party hereto shall have notified the other party hereto in accordance with the requirements of this
Section 8.04(a) of a claim for indemnification under this Article VIII (whether or not formal legal action shall have been commenced based upon such claim), such claim shall continue to be subject to indemnification in accordance with this Article VIII notwithstanding the passing of such applicable date.

          (b) Upon receipt of a notice of a claim for indemnity from an Indemnified Party pursuant to Section 8.04(a) in respect of a Third Party Claim, the Indemnifying Party may, by notice to the Indemnified Party delivered within twenty (20) Business Days of the receipt of notice of such Third Party Claim, assume the defense and control of any Third Party Claim, with its own counsel and at its own expense, but shall allow the Indemnified Party a reasonable opportunity to participate in the defense of such Third Party Claim with its own counsel and at its own expense. The Indemnified Party may take any actions reasonably necessary to defend such Third Party Claim prior to the time that it receives a notice from the Indemnifying Party as contemplated by the immediately preceding sentence. AIG, AHAC or TRH (as the case may be) shall, and shall cause each of its Affiliates and Representatives to, cooperate fully with the

Indemnifying Party in the defense of any Third Party Claim. The Indemnifying Party shall not, without the prior written consent of the Indemnified Party (which shall not be unreasonably withheld), consent to a settlement, compromise or discharge of, or the entry of any judgment arising from, any Third Party Claim, unless such settlement, compromise, discharge or entry of any judgment does not involve any finding or admission of any violation of Law or admission of any wrongdoing by the Indemnified Party, and the Indemnifying Party shall (i) pay or cause to be paid all amounts arising out of such settlement or judgment concurrently with the effectiveness of such settlement or judgment (unless otherwise provided in such judgment), (ii) not encumber any of the material assets of any Indemnified Party or agree to any restriction or condition that would apply to or materially adversely affect any Indemnified Party or the conduct of any Indemnified Party's business and (iii) obtain, as a condition of any settlement, compromise, discharge, entry of judgment (if applicable), or other resolution, a complete and unconditional release of each Indemnified Party from any and all liabilities in respect of such Third Party Claim. The Indemnified Party shall not settle, compromise or consent to the entry of any judgment with respect to any claim or demand for which it is seeking indemnification from the Indemnifying Party or admit to any liability with respect to such claim or demand without the prior written consent of the Indemnifying Party.

          (c) Notwithstanding anything to the contrary contained in this Article VIII (including Section 8.02 and Section 8.03), no Indemnifying Party shall have any liability under this Article VIII for any Losses arising out of or in connection with any Third Party Claim that is settled or compromised by an Indemnified Party without the consent of such Indemnifying Party.

          (d) In the event any Indemnifying Party receives a notice of a claim for indemnity from an Indemnified Party pursuant to Section 8.04(a) that does not involve a Third Party Claim, the Indemnifying Party shall notify the Indemnified Party within twenty (20) Business Days following its receipt of such notice whether the Indemnifying Party disputes its liability to the Indemnified Party under this Article VIII; provided, however, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Article VIII except to the extent that the Indemnifying Party is prejudiced by such failure. The Indemnified Party shall reasonably cooperate with and assist the Indemnifying Party in determining the validity of any such claim for indemnity by the Indemnified Party.

          Section 8.05. Payment. In the event a claim or any Action for indemnification under this Article VIII has been finally determined, the amount of such final determination shall be paid (a) if the Indemnified Party is a TRH Indemnified Party, by AIG or AHAC, as applicable, to the Indemnified Party and
(b) if the Indemnified Party is an AIG Indemnified Party, by TRH to the Indemnified Party, in each case on demand in immediately available funds. A claim or an Action, and the liability for and amount of damages therefor, shall be deemed to be "finally determined" for purposes of this Article VIII when the parties hereto have so determined by mutual agreement or, if disputed, when a final non-appealable Governmental Order has been entered into with respect to such claim or Action.

          Section 8.06. Exclusive Remedies. Except for injunctive and provisional relief (including specific performance) provided for in Section 3.08(g), Section 3.17 and Section 9.11, each party hereto acknowledges and agrees that (a) following the Closing, (i) the indemnification provisions of this Article VIII shall be the sole and exclusive remedies of the parties hereto for any breach of the representations or warranties contained in this Agreement and
(ii) notwithstanding anything to the contrary contained herein, no breach of any representation, warranty, covenant or agreement contained herein shall give rise to any right on the part of any party hereto to rescind this Agreement or any of the transactions contemplated by this Agreement; and (b) following the Closing, the indemnification provisions of this Article VIII shall be the sole and exclusive monetary remedies of the parties hereto for any breach of any Pre-Closing Covenant or any Post-Closing Covenant.

          Section 8.07. Additional Indemnification Provisions.

          (a) AIG, AHAC and TRH agree, for themselves and on behalf of their respective Affiliates and Representatives, that with respect to each indemnification obligation set forth in Article VIII, any Transaction Agreement or any other document executed or delivered in connection with the Closing: (i) each such obligation shall be calculated on an After-Tax Basis, (ii) all Losses shall be net of any Eligible Insurance Proceeds, (iii) in no event shall an Indemnifying Party have any liability to an Indemnified Party for: (A) any Losses to the extent arising from special circumstances of the Indemnified Party that were not communicated prior to the date hereof by the Indemnified Party to the Indemnifying Party, (B) any punitive or special damages other than punitive or special damages recovered by third parties in connection with a Third Party Claim, (C) any Losses to the extent not the probable and reasonably foreseeable result of any breach by the Indemnifying Party of a representation and warranty or covenant contained in this Agreement (provided that this clause (C) shall not apply to any Losses that are recovered by third parties in connection with a Third Party Claim), (D) any damages solely attributable to diminution of value or lost profits to the extent constituting damages in excess of the difference between the value of what the Indemnified Party received in the transaction contemplated by this Agreement and the value of what the Indemnified Party should have received in the transaction contemplated by the Agreement if there had been no breach of the representation and warranty or covenant by the Indemnifying Party for which breach the Indemnified Party is seeking indemnification and (E) any Losses to the extent incurred in connection with a party's assertion, enforcement, dispute or resolution of its indemnification or other rights under this Agreement or the collection of any amounts payable to a party hereto under this Agreement.

          (b) Any amount payable by an Indemnifying Party pursuant to this
Article VIII shall be paid promptly and payment shall not be delayed pending any determination of Eligible Insurance Proceeds. In any case where an Indemnified Party recovers from a third Person any Eligible Insurance Proceeds or any other amount in respect of any Loss for which an Indemnifying Party has actually reimbursed it pursuant to this Article VIII, such Indemnified Party shall promptly pay over to the Indemnifying Party the amount of such Eligible Insurance Proceeds, but not in excess of the sum of (i) any amount previously paid by the Indemnifying Party to or on behalf of the Indemnified Party in respect of such claim and (ii) any amount expended by the Indemnifying Party in pursuing or defending any claim arising out of such matter.

          (c) If any portion of Losses to be reimbursed by the Indemnifying Party may be covered, in whole or in part, by third party insurance coverage, the Indemnified Party shall promptly give notice thereof to the Indemnifying Party (a "Notice of Insurance"). If the

Indemnifying Party so requests within one hundred and eighty (180) days after receipt of a Notice of Insurance, the Indemnified Party shall use its commercially reasonable efforts to collect the maximum amount of insurance proceeds thereunder, in which event all such proceeds actually received, net of costs reasonably incurred by the Indemnified Party in seeking such collection, shall be considered "Eligible Insurance Proceeds."

          Section 8.08. Mitigation. Each of the parties hereto agrees to take all reasonable steps to mitigate their respective Losses upon and after becoming aware of any event or condition which would reasonably be expected to give rise to any Losses that are indemnifiable hereunder.

          Section 8.09. Contribution for Securities Law Violations.

          (a) If the indemnification provided for in this Article VIII is unavailable to an Indemnified Party with respect to Section 8.02(a)(iii) or
Section 8.03(a)(iii) or insufficient in respect of any Losses referred to therein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of TRH on the one hand and of AIG or AHAC, respectively, or underwriter, selling broker, dealer or similar securities professional, as the case may be, on the other hand, in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of TRH on the one hand and of AIG or AHAC, respectively, or underwriter, selling broker, dealer or similar securities professional, as the case may be, on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by TRH, by AIG or AHAC or by the underwriter, selling broker, dealer or similar securities professional and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (b) TRH, AIG and AHAC agree that it would not be just and equitable if contribution pursuant to this Section 8.09 were determined by pro rata allocation (even if AIG and AHAC or the underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the Losses referred to in the immediately preceding paragraph shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such Action or claim. Notwithstanding the provisions of this Section, none of AIG, AHAC or underwriter, selling broker, dealer or similar securities professional shall be required to contribute any amount in excess of the amount by which (i) in the case of AIG and AHAC, respectively, the net proceeds received by AIG or AHAC, respectively, from the sale of the Shares or (ii) in the case of an underwriter, selling broker, dealer or similar securities professional, the total price at which the Shares purchased by it and distributed to the public were offered to the public exceeds, in any such case, the amount of any damages that AIG or such underwriter, selling broker, dealer or similar securities professional has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The obligations to contribute pursuant to this Section 8.09 of the Indemnified Persons are several and not joint.

          Section 8.10. Ancillary Agreements. Notwithstanding anything to the contrary in Section 8.02 and Section 8.03, indemnification with respect to any matter set forth in an Ancillary Agreement, if any, shall be governed by the terms of such Ancillary Agreement to the extent that indemnification is provided in such Ancillary Agreement.

                                   ARTICLE IX

                               GENERAL PROVISIONS

          Section 9.01. Expenses. Except as may be otherwise specified in this Agreement and the other Transaction Agreements, all costs and expenses, including fees and disbursements of counsel, financial advisers and accountants, incurred in connection with this Agreement and the other Transaction Agreements and the transactions contemplated by this Agreement and the other Transaction Agreements shall be paid by the Person incurring such costs and expenses, whether or not the Closing shall have occurred.

          Section 9.02. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by facsimile with receipt confirmed (followed by delivery of an original via overnight courier service) or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties hereto at the following respective addresses (or at such other address for a party hereto as shall be specified in a notice given in accordance with this Section 9.02):

          (i) if to TRH:

                    Transatlantic Holdings, Inc.
                    80 Pine Street,
                    New York, NY 10005
                    Attention: Gary A. Schwartz
                               SVP and General Counsel
                    Facsimile: (212) 248-0965

                    with a copy to:

                    Gibson, Dunn & Crutcher LLP.
                    200 Park Avenue
                    New York, New York 10017
                    Attention: Lois Herzeca, Esq.
                               Andrew Fabens, Esq.
                    Facsimile: (212) 351-5218

          (ii) if to AIG:

                    American International Group, Inc.
                    70 Pine Street
                    New York, New York 10270
                    Attention: General Counsel
                    Facsimile: (212) 425-2175

                    with a copy to:

                    Sullivan & Cromwell LLP
                    125 Broad Street
                    New York, New York 10004
                    Attention: Stephen M. Kotran, Esq.
                               Robert E. Buckholz Jr., Esq.
                    Facsimile: (212) 558-3588

          (iii) if to AHAC:

                    American Home Assurance
                    175 Water Street
                    New York, New York 10038
                    Attention: General Counsel
                    Facsimile: (212) 458-7080

                    with a copy to:

                    Sullivan & Cromwell LLP
                    125 Broad Street
                    New York, New York 10004
                    Attention: Stephen M. Kotran, Esq.
                               Robert E. Buckholz Jr., Esq.
                    Facsimile: (212) 558-3588

          Section 9.03. Public Announcements. No party hereto or any Affiliate or Representative of such party shall issue or cause the publication of any press release or public announcement or otherwise communicate with any news media in respect of the Transaction Agreements or the transactions contemplated by the Transaction Agreement without the prior written consent of the other parties hereto (which consent shall not be unreasonably withheld, conditioned or delayed), except as may be required by Law or applicable securities exchange rules, in which the case the party hereto required to publish such press release or public announcement shall allow the other parties hereto a reasonable opportunity to comment on such press release or public announcement in advance of such publication. Prior to the Closing, none of the parties hereto, nor any of their respective Affiliates or Representatives, shall make any disclosure concerning plans or intentions relating to the customers or employees of, or other Persons with significant business relationships with, TRH or any of the Company Subsidiaries without first obtaining the prior written approval of the other parties hereto, which approval shall not be unreasonably withheld, conditioned or delayed.

          Section 9.04. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any Law or as a matter of public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the greatest extent possible.

          Section 9.05. Entire Agreement. Except as otherwise expressly provided in this Agreement or any other Transaction Agreement, this Agreement and the other Transaction Agreements constitute the entire agreement of the parties hereto with respect to the subject matter of this Agreement and the other Transaction Agreements and supersedes all prior agreements and undertakings, both written and oral.

          Section 9.06. Assignment. Except as otherwise expressly set forth herein, this Agreement shall not be assigned, in whole or in part, by operation of law or otherwise without the prior written consent of the parties hereto; provided, however, that no such assignment shall release TRH, AIG or AHAC from any liability or obligation under this Agreement. Any attempted assignment in violation of this Section 9.06 shall be void. This Agreement shall be binding upon, shall inure to the benefit of, and shall be enforceable by the parties hereto and their permitted successors and assigns.

          Section 9.07. No Third Party Beneficiaries. Except as provided in
Section 3.06 with respect to AIG Releasees and TRH Releasees, in Section 3.07 with respect to any AIG Guaranty, in Section 3.08(e) with respect to any AIG Licensed Party or TRH Licensed Party, in Section 3.09(a) with respect to the release of AIG's Affiliates for claims relating to certain insurance policies and in Section 3.09(b) with respect to the reimbursement of Affiliates of AIG for increased costs relating to certain insurance policy claims by TRH, in
Section 3.10(b) with respect to D&O Indemnified Persons, in Section 3.10(a) with respect to AIG Designees, in Section 3.18 with respect to any AIG Signatory or TRH Signatory, and in Article VIII with respect to AIG Indemnified Parties and TRH Indemnified Parties, this Agreement is for the sole benefit of the parties hereto and their successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

          Section 9.08. Amendment; Waiver. No provision of this Agreement may be amended, supplemented or modified except by a written instrument signed by all of the parties thereto. No provision of this Agreement may be waived except by a written instrument signed by the party against whom the waiver is to be effective. No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

          Section 9.09. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

          (a) This Agreement and all transactions contemplated by this Agreement, including the arbitration provision of Section 3.04(d) relating to any Dispute, and all claims and defenses arising out of or relating to any such transaction or agreement or the formation, breach, termination or validity of any such agreement, shall in all respects be governed by, and construed in accordance with, the Laws of the State of Delaware without giving effect to any conflicts of Law principles of such state that would apply to the Laws of another jurisdiction.

          (b) Each of AIG, AHAC and TRH irrevocably and unconditionally:

          (i) submits for itself and its property to the exclusive jurisdiction of the Delaware Court of Chancery, or if the Delaware Court of Chancery lacks jurisdiction of the subject matter, the United States District Court for the District of Delaware, or if both the Delaware Court of Chancery and the United States District Court for the District of Delaware lack jurisdiction of the subject matter, any court of competent jurisdiction sitting in the State of Delaware, in any Action directly or indirectly arising out of or relating to this Agreement, the transactions contemplated by this Agreement, or the formation, breach, termination or validity of this Agreement; and agrees that all claims in respect of any such Action shall be heard and determined solely in such court;

          (ii) consents that any such Action may and shall be brought in such court and waives any objection that it may now or hereafter have to the venue or jurisdiction of any such Action in such court or that such court is an inconvenient forum for the Action and agrees not to assert, plead or claim the same;

          (iii) agrees that the final judgment of such court shall be enforceable in any court having jurisdiction over the relevant party or any of its assets;

          (iv) irrevocably waives any right to remove any such Action from the Delaware Court of Chancery to any federal court;

          (v) agrees that service of process in any such Action may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address as provided in Section 9.02; and

          (vi) agrees that nothing in this Agreement shall affect the right to effect service of process in any other manner permitted by the applicable rules of procedure.

          (c) EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE FORMATION, BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT. EACH

OF AIG, AHAC AND TRH CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OR ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH OF AIG, AHAC AND TRH UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH OF AIG, AHAC AND TRH MAKES THIS WAIVER VOLUNTARILY AND (IV) EACH OF AIG, AHAC AND TRH HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS OF THIS SECTION 9.09. AIG, AHAC OR TRH MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

          Section 9.10. Rules of Construction. Interpretation of this Agreement shall be governed by the following rules of construction: (a) words in the singular shall be held to include the plural and vice versa, and words of one gender shall be held to include the other gender as the context requires; (b) references to the terms, Preamble, Recitals, Article, Section, paragraph, Annex, Schedule and Exhibit are references to the Preamble, Recitals, Articles, Sections, paragraphs, Annexes, Schedules and Exhibits to this Agreement unless otherwise specified; (c) references to "$" shall mean U.S. dollars; (d) the word "including" and words of similar import shall mean "including without limitation," unless otherwise specified; (e) the word "or" shall not be exclusive; (f) the words "herein," "hereof," "hereunder" or "hereby" and similar terms, are to be deemed to refer to this Agreement as a whole and not to any specific Section; (g) the headings are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement; (h) this Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted; (i) if a word or phrase is defined, the other grammatical forms of such word or phrase have a corresponding meaning; (j) references to any statute, listing rule, rule, standard, regulation or other law include a reference to (A) the corresponding rules and regulations and (B) each of them as amended, modified, supplemented, consolidated, replaced or rewritten from time to time; and (k) references to any section of any statute, listing rule, rule, standard, regulation or other law include any successor to such section.

          Section 9.11. Specific Performance. Subject to Section 3.08(g) and
Section 3.17(e), (a) the parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached, (b) it is accordingly agreed, without the necessity of posting bond or other undertaking, that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Agreement, this being in addition to any other remedy to which such party is entitled at Law or in equity and (c) in the event that any Action is brought in equity to enforce the provisions of this Agreement, no party hereto shall allege, and each party hereto waives the defense or counterclaim that there is an adequate remedy at Law.

          Section 9.12. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties to each such agreement in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be as effective as delivery of a manually executed counterpart of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date first written above by their respective duly authorized officers.

                                        AMERICAN INTERNATIONAL GROUP, INC.


                                        By /s/ Philip M. Jacobs
                                           -------------------------------------
                                        Name: Philip M. Jacobs
                                        Title: SPV-Divestiture

                                        AMERICAN HOME ASSURANCE COMPANY


                                        By /s/ Robert S. H. Schimek
                                           -------------------------------------
                                        Name: Robert S. H. Schimek
                                        Title: Senior Vice President, CFO and
                                               Treasurer

                                        TRANSATLANTIC HOLDINGS, INC.


                                        By /s/ Robert F. Orlich
                                           -------------------------------------
                                        Name: Robert F. Orlich
                                        Title: Chairman, President and CEO

               [Signature Page to the Master Separation Agreement]

                                                                       EXHIBIT A

                                   DEFINITIONS

          "AAA" shall have the meaning set forth in Section 3.04(d)(ii).

          "Access Termination Date" means the date of the six-year anniversary of the date of the First Time of Delivery, provided, however, that (i) in the event that the Access Termination Date is within 3 years of the last quadrennial insurance regulatory examination, such Access Termination Date shall be extended with respect to any offices, properties, books, data (financial or otherwise), files, information and records related to such examination until the date which is three years from the date of such examination and (ii) with respect to tax matters, such date shall be extended until the expiration of the applicable statute of limitations, taking into account any extensions thereof.

          "Action" means any claim, action, suit, arbitration or proceeding by or before any Governmental Authority or arbitral body.

          "Affected Master Lease" shall have the meaning set forth in Section 3.23(c).

          "Affiliate" means, with respect to any specified Person, any other Person that, at the time of determination, directly or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with such specified Person. For purposes of this Agreement, (i) none of (A) the FRBNY or the U.S. Department of the Treasury or their respective Representatives, (B) the AIG Credit Facility Trust, (C) any insurance regulatory authority, (D) the IRS or any other tax authority or (E) any other Person controlled by any of the foregoing, or (F) TRH and the Company Subsidiaries shall be deemed Affiliates of AIG and its Affiliates and (ii) AIG and its Affiliates shall not be deemed to be Affiliates of TRH and the Company Subsidiaries.

          "After-Tax Basis" means that, in determining the amount of the payment necessary to indemnify any party against, or reimburse any party for, Losses, the amount of such Losses shall be determined net of any tax benefit derived (or reasonably expected to be derived) by the Indemnified Party (or any Affiliate thereof) as the result of sustaining or paying such Losses (including as the result of facts or circumstances due to which the Indemnified Party sustained or paid such Losses). Such tax benefits shall be computed assuming that any such tax benefits are fully utilized in the taxable period during which such Losses are sustained or paid.

          "Agreement" shall have the meaning set forth in the Preamble.

          "AHAC" shall have the meaning set forth in the Preamble.

          "AHAC Shares" shall have the meaning set forth in the Recitals.

          "AIG" shall have the meaning set forth in the Preamble.

          "AIG Auditors" shall have the meaning set forth in Section 3.15(a).

          "AIG Beneficiary" shall have the meaning set forth in Section 3.18.

          "AIG Credit Facility Trust" means AIG Credit Facility Trust established by the FRBNY for the sole benefit of the United States Treasury pursuant to the AIG Credit Facility Trust Agreement made on January 16, 2009 by and among the FRBNY and Jill M. Considine, Chester B. Feldberg and Douglas L. Foshee.

          "AIG Designee" shall have the meaning set forth in Section 3.10(a).

          "AIG Disclosure Portions" means any portions of the Registration Statement, the Prospectus or any other document or report filed with the SEC in connection with the Offering, including any amendment or supplement thereto, to the extent (but only to the extent) that such portions include information that is (i) furnished in writing by AIG to TRH expressly for use therein and (ii) not amended, supplemented or modified by TRH or any Company Subsidiary or any of their respective Representatives; and shall include the information listed in
Schedule IV of the Underwriting Agreement (information furnished to TRH by AIG and/or AHAC).

          "AIG Guaranty" shall have the meaning set forth in Section 3.07(a).

          "AIG Indemnified Parties" shall have the meaning set forth in Section 8.03(a).

          "AIG Licensed Party" or "AIG Licensed Parties" shall have the meaning set forth in Section 3.08(e).

          "AIG Materials" shall have the meaning set forth in Section 3.08(c).

          "AIG Names and Marks" shall have the meaning set forth in Section 3.08(a).

          "AIG Releasee" shall have the meaning set forth in Section 3.06.

          "AIG Shares" shall have the meaning set forth in the Recitals.

          "AIG Signatory" shall have the meaning set forth in Section 3.18.

          "AIG's Nonqualified Plans" shall have the meaning set forth in Section 3.11(f).

          "AIG's Pension Plan" shall have the meaning set forth in Section 3.11(b)(i).

          "AIG's Pension Plan Actuary" shall have the meaning set forth in
Section 3.11(b)(iii).

          "AIG's UK Pension Plan" shall have the meaning set forth in Section 3.11(c)(i).

          "Ancillary Agreements" means the Underwriting Agreement, the Rights Agreement, the Transition Services Agreement, the Stockholders Agreement and the Hold Harmless Agreement(s).

          "Archived Files" shall have the meaning set forth in Section 3.13(b).

          "Beneficial Ownership", "Beneficial Owner" and "Beneficially Own" refer to ownership by any Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares
(i) voting power which includes the power to vote, or to direct the voting of, such security; and/or (ii) investment power which includes the power to dispose, or to direct the disposition of, such security; and shall otherwise be interpreted in accordance with the term "beneficial ownership" as defined in Rule 13d-3 adopted by the SEC under the Exchange Act; provided that, for purposes of determining Beneficial Ownership, a Person shall be deemed to be the Beneficial Owner of any securities which may be acquired by such Person (irrespective of whether the right to acquire such securities is exercisable immediately or only after the passage of time, including the passage of time in excess of 60 days, the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise.

          "Benefit Plan" means all: (i) "employee benefit plans," as defined in
Section 3(3) of ERISA, and (ii) incentive, profit-sharing, stock option, stock purchase, other equity-based, employment, consulting, compensation, vacation or other leave, change in control, retention, supplemental retirement, severance, health, medical, disability, life insurance, deferred compensation and other employee compensation and benefit plans, programs and agreements, in each case established or maintained by TRH, AIG or any of their respective Affiliates or to which TRH, AIG or any of their respective Affiliates contributes or is obligated to contribute, for the benefit of any Employees, except for any such plans maintained in countries with less than fifteen (15) employees.

          "Benefits Transition Date" shall have the meaning set forth in Section 3.11(a).

          "Business" means the business conducted by TRH and the Company Subsidiaries as of the date hereof.

          "Business Day" means any day that is not a Saturday, a Sunday or other day on which commercial banks in the City of New York, New York are required or authorized by Law to remain closed.

          "Capital Stock" means capital stock or other type of equity interest in (as applicable) a Person.

          "Change of Control" of a Person (the "COC Person") shall mean the occurrence of one of the following events: (a) if any Person shall acquire beneficial ownership of more than 50% of the voting securities of such COC Person then issued and outstanding, (b) the consummation of a merger, consolidation, binding share exchange or other business combination of such COC Person into or with another Person in which the stockholders of such COC Person immediately prior to the consummation of such transaction shall own less than 50% of the voting securities of the surviving person (or the parent of the surviving person where the surviving person is wholly owned by the parent person) immediately following the consummation of such transaction or (c) the consummation of the sale, transfer, lease or other disposition (but not including a transfer, lease or other disposition by pledge or mortgage to a bona fide lender) of all or substantially all of the assets of such COC Person.

          "Chicago Sublease" shall have the meaning set forth in Section
3.23(a).

          "Closing" shall have the meaning set forth in the Recitals.

          "Closing Date" shall mean 12:01 a.m., New York City time, on the date of the Closing.

          "Code" means the United States Internal Revenue Code of 1986.

          "Commerce & Industry Insurance Company of Canada Savings Plan" shall have the meaning set forth in Section 3.11(e).

          "Common Stock" shall have the meaning set forth in the Recitals.

          "Company Benefit Plans" shall mean those Benefit Plans that are sponsored by TRH or any of the Company Subsidiaries.

          "Company Subsidiaries" means the Subsidiaries of TRH.

          "Confidential Information" shall have the meaning set forth in Section 3.17(a).

          "Consent Deadline" shall have the meaning set forth in Section
3.23(c).

          "Consolidated Period" means any financial reporting period or part thereof for which TRH's financial results are consolidated with AIG's consolidated financial results.

          "Contract" means any contract, agreement, undertaking, indenture, commitment, loan, consent, note or other legally binding obligation, whether written or oral.

          "Contributions" shall have the meaning set forth in Section 3.11(d).

          "Control" means, as to any Person, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. The terms "Controlled by", "under common Control with" and "Controlling" shall have correlative meanings. For the purposes of this Agreement, AIG shall be deemed not to be Controlled by any Person.

          "Credit Agreement" shall have the meaning set forth in Section 3.20.

          "Credit Card Program" means AIG's Citibank MasterCard and Visa Corporate Credit Card Programs.

          "Dispute" shall have the meaning set forth in Section 3.04(d).

          "D&O Indemnified Person" shall have the meaning set forth in Section 3.10(b).

          "Eligible Insurance Proceeds" shall have the meaning set forth in
Section 8.07(c).

          "Employees" means (i) each person who as of the First Time of Delivery is an active employee of TRH or any of the Company Subsidiaries and (ii) each person who is an employee of TRH or any of the Company Subsidiaries as of the First Time of Delivery who is absent from employment due to illness, vacation, injury, military service or other authorized absence (including an employee who is "disabled" within the meaning of the short-term disability plan currently in place for TRH and the Company Subsidiaries, or who is on approved leave under the Family and Medical Leave Act). For purposes of Sections 3.11(b), (c), (e), (f) and (i), "Employees" shall also mean each former employee of TRH or any of the Company Subsidiaries (or any predecessors, as the context requires); provided, however, that on the last day of the former employee's employment that was eligible for service credit under any AIG benefit plan, such former employee was employed by TRH or any of the Company Subsidiaries.

          "Equity Period" means any financial reporting period or part thereof for which AIG accounts or reasonably expects to account for its investment in TRH using the equity method.

          "ERISA" means the Employee Retirement Income Security Act of 1974.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          "Exit Date" shall have the meaning set forth in Section 3.23(c).

          "finally determined" shall have the meaning set forth in Section 8.05.

          "FINRA" means the Financial Industry Regulatory Authority or its predecessor entities, the National Association of Securities Dealers, Inc. or NYSE Regulation LLC, as applicable.

          "First Time of Delivery" shall have the meaning set forth in the Underwriting Agreement.

          "FRBNY" means the Federal Reserve Bank of New York.

          "FRBNY Liens" shall have the definition set forth in the definition of "Permitted Liens".

          "GAAP" means United States generally accepted accounting principles.

          "Governmental Authority" means any domestic or foreign governmental, legislative, judicial, administrative or regulatory authority, agency, commission, body, court, association (including the NAIC) or entity.

          "Governmental Order" means any order, writ, judgment, injunction, decree or award entered by or with any Governmental Authority.

          "Hold Harmless Agreement" shall have the meaning set forth in the Recitals.

          "Indemnified Party" shall have the meaning set forth in Section
8.04(a).

          "Indemnifying Party" shall have the meaning set forth in Section 8.04(a).

          "Independent Actuary" shall have the meaning set forth in Section 3.11(b)(iii).

          "Insurance Agreement" means (a) any reinsurance or retrocession Contracts between AIG or any of its Affiliates, on the one hand, and TRH or any Company Subsidiary, on the other hand, (b) any insurance policies purchased or obtained by TRH or any Company Subsidiary from AIG or any of its Affiliates, which policy solely provides coverage to TRH or any Company Subsidiary, and (c) any other Contracts entered into in connection with any insurance, reinsurance or retrocession Contracts contemplated by clauses (a) or (b) of this definition.

          "Insurance Contract" means any insurance policy, binder, slip or contract or reinsurance treaty, contract, binder or slip issued by an Insurance Subsidiary in connection with the Business.

          "Insurance Subsidiary" means each Company Subsidiary that is an insurance company.

          "Intellectual Property" means: all intellectual property, whether protected or arising under the laws of the United States or any other jurisdiction, including the following: (a) patents, patent applications and statutory invention registrations, including reissues, divisions, continuations, continuations in part, renewals, extensions and reexaminations thereof, all patents that may issue on such applications, documented unpatented invention disclosures and all rights therein provided by international treaties or conventions, (b) trademarks, service marks, trade dress, logos, Internet domain names, any and all common law rights thereto, and registrations and applications for registration thereof, all rights therein provided by international treaties or conventions and all reissues, extensions and renewals of any of the foregoing ("Trademarks"), (c) copyrightable works, copyrights, whether or not registered, and registrations and applications for registration thereof, and all rights therein provided by international treaties or conventions and (d) proprietary information, including trade secrets, processes and know-how.

          "Intercompany Agreements" shall have the meaning set forth in Section 3.05.

          "IRS" means the U.S. Internal Revenue Service.

          "Knowledge" of a Person means in the case of TRH, the actual knowledge of any Person listed on Annex I, subject to the subject matter limitations set forth in such schedule.

          "Landlord" shall have the meaning set forth in Section 3.23(c).

          "Law" means any federal, state, local or foreign law, statute or ordinance, or any rule, regulation, judgment, order, writ, injunction, ruling, decree or agency requirement of any Governmental Authority.

          "Lien" means any mortgage, deed of trust, pledge, hypothecation, security interest, encumbrance, lien or charge of any kind.

          "Litigation Hold" means the scope of documents and records whose preservation is mandated by a document retention notice issued in connection with any litigation, arbitration, mediation (or other form of dispute resolution), third-party subpoena or regulatory inquiry.

          "Losses" means any and all losses, damages, reasonable costs, reasonable expenses, liabilities, settlement payments, awards, judgments, fines, obligations, claims and deficiencies of any kind.

          "Master Lease" shall have the meaning set forth in Section 3.23(c).

          "NAIC" means the National Association of Insurance Commissioners.

          "New York Sublease" shall have the meaning set forth in Section
3.23(a).

          "Notice of Dispute" shall have the meaning set forth in Section 3.04(d)(i).

          "Notice of Insurance" shall have the meaning set forth in Section 8.07(c).

          "Offering" shall have the meaning set forth in the Recitals.

          "Ordinary Course of Business" with respect to a Person means the ordinary course of business of such Person, consistent with past practice, subject to such changes by such Person and/or its Affiliates as are reasonably necessary in light of the then current operating conditions and developments with respect to such Person and/or its Affiliates.

          "Organizational Documents" means, with respect to any corporation, its articles or certificate of incorporation and by-laws and, with respect to any other type of entity, its organizational documents.

          "Pension Calculation Notice" shall have the definition set forth in
Section 3.11(b)(iii).

          "Pension Plan Participants" shall have the meaning set forth in
Section 3.11(b)(i).

          "Pension Plan Transfer Amount" shall have the meaning set forth in
Section 3.11(b)(ii).

          "Pension Plan Transfer Date" shall have the meaning set forth in
Section 3.11(b)(v).

          "Permitted Liens" means the following Liens: (a) Liens that secure debt that is reflected on the Reference Balance Sheet; (b) Liens for taxes, assessments or other governmental charges or levies that are not yet due or payable or that are being contested in good faith by appropriate proceedings;
(c) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen, repairmen and other Liens imposed by Law for amounts not yet due;
(d) Liens incurred or deposits made to a Governmental Authority in connection with a governmental authorization, registration, filing, license, permit or approval; (e) Liens incurred or deposits made in the Ordinary Course of Business in connection with workers' compensation, unemployment insurance or other types of social security; (f) defects of title, easements, rights-of-way, covenants, restrictions and other similar charges or encumbrances not materially interfering with the ordinary conduct of business or which are shown by a current title report or other similar report or listing previously provided or made available to TRH or any Company Subsidiary; (g) Liens not created by TRH or any of the Company Subsidiaries that affect the underlying fee interest of any leased real property of TRH and the Company Subsidiaries; (h) Liens incurred in the Ordinary Course of Business securing obligations or liabilities that are not individually or in the aggregate material to the relevant asset or property, respectively; (i) gaps in the chain of title evident from the records of the relevant Governmental Authority maintaining such records; (j) all licenses, agreements, settlements, consents, covenants not to assert and other arrangements entered into in the Ordinary Course of Business; (k) zoning, building and other generally applicable land use restrictions; (l) Liens that have been placed by a third party on the fee title of the real property constituting the leased real property or real property over which TRH or any of the Company Subsidiaries have easement rights; (m) any set of facts an accurate up-to-date survey would show; provided, however, that such facts do not materially interfere with the present use of the relevant owned real property or leased real property by TRH or the Company Subsidiaries, respectively; (n) leases or similar agreements affecting the owned real properties of TRH or the Company Subsidiaries, provided that such leases and agreements have been provided or made available to AIG or any of its Affiliates; (o) Liens or other restrictions on transfer imposed by applicable insurance Laws; (p) pledges or other collateral assignments of assets, including by means of a credit for reinsurance trust, to or for the benefit of cedents under reinsurance written by an Insurance Subsidiary, for purposes of statutory accounting credit; (q) Liens granted under securities lending and borrowing agreements, repurchase and reverse repurchase agreements and derivatives entered into in the Ordinary Course of Business; (r) clearing and settlement Liens on securities and other investment properties incurred in the ordinary course of clearing and settlement transactions in such securities and other investment properties and holding of legal title or other interests in securities or other investment properties by custodians or depositories in the Ordinary Course of Business; and (s) any Liens created by (x) the Guarantee and Pledge Agreement, dated as of September 22, 2008 (as may be amended, modified, or supplemented from time to time), between AIG and the FRBNY, (y) the Credit Agreement, dated as of September 22, 2008 (as may be amended, modified or supplemented from time to time), between AIG and the FRBNY or (z) any other Contract with, or entered into at the direction of, the FRBNY or the U.S. Department of the Treasury (the foregoing (x), (y) and (z) collectively, the "FRBNY Liens").

          "Person" means any natural person, general or limited partnership, corporation, limited liability company, limited liability partnership, firm, association or organization or other legal entity.

          "Post-Closing Covenants" shall have the meaning set forth in Section 8.01.

          "Post-Closing Invoice" shall have the meaning set forth in Section 3.04(b).

          "Pre-Closing Covenants" shall have the meaning set forth in Section 8.01.

          "Prospectus" means the prospectus (including any preliminary prospectus and any final prospectus) included in the Registration Statement, as amended or supplemented by any free writing prospectus, whether or not required to be filed with the SEC, prospectus supplement with respect to the terms of the Offering of any portion of the Shares covered by the Registration Statement and by all other amendments and supplements to the prospectus, and all material incorporated by reference in such prospectus.

          "Reference Balance Sheet" means the unaudited consolidated balance sheet of TRH and the Company Subsidiaries as of March 31, 2009.

          "Registration Statement" shall have the meaning set forth in the Recitals.

          "Rejected Sublease" shall have the meaning set forth in Section
3.23(b).

          "Rejected Subleased Premises" shall have the meaning set forth in
Section 3.23(c).

          "Related Documents" means with respect to the TRH Notes (i) the Indenture, dated December 14, 2005, between TRH and The Bank of New York, (ii) the First Supplemental Indenture, dated December 14, 2005, between TRH and The Bank of New York, (iii) the Registration Rights Agreement, dated February 2, 2006, among AIG, certain of its Affiliates and TRH, (iv) the Letter Agreement among AIG, certain of its Affiliates and TRH, (v) all other instruments, agreements and other documents executed and delivered in connection therewith that are material thereto and in effect, and (vi) any amendments, supplements, waivers or other modifications to any of the foregoing.

          "Reporting Period" means any Consolidated Period or any Equity Period.

          "Representative" of a Person means the directors, officers, employees, advisers, agents, consultants, accountants, investment bankers or other representatives of such Person and of such Person's Affiliates.

          "Restated Certificate of Incorporation of TRH" shall mean the Restated Certificate of Incorporation of TRH attached hereto as Exhibit H.

          "Rights Agreement" shall have the meaning set forth in the Recitals.

          "Schedule 3.18 Contracts" shall have the meaning set forth in Section 3.18.

          "SEC" shall have the meaning set forth in the Recitals.

          "Securities Act" means the Securities Act of 1933, as amended from time to time.

          "Self-Regulatory Organization" means FINRA or any other association, commission, board or agency that is not a Governmental Authority but is charged with the supervision or regulation of brokers, dealers, securities underwriting or trading, stock exchanges, commodities exchanges, insurance companies or agents, investment companies, or investment advisers or to the jurisdiction of which the TRH or the Company Subsidiaries is otherwise subject.

          "Self-Regulatory Organization Approval" means any consent, approval, license, permit, order, qualification or authorization of, or registration with or other action by, or any filing with or notification to, any Self-Regulatory Organization.

          "Shares" shall have the meaning set forth in the Recitals.

          "Special Contribution" shall have the meaning set forth in Section 3.11(c)(iv).

          "Stockholders Agreement" shall have the meaning set forth in the Recitals.

          "Sublease" or "Subleases" shall have the meaning set forth in Section 3.23(a).

          "Subleased Premises" shall have the meaning set forth in Section 3.23(c).

          "Subsidiary" of any Person means any corporation, general or limited partnership, joint venture, limited liability company, limited liability partnership or other Person that is a legal entity, trust or estate of which (or in which) (a) the issued and outstanding Capital Stock having ordinary voting power to elect a majority of the board of directors (or a majority of another body performing similar functions) of such corporation or other Person (irrespective of whether at the time Capital Stock of any other class or classes of such corporation or other Person shall or might have voting power upon the occurrence of any contingency), (b) more than 50% of the interest in the capital or profits of such partnership, joint venture or limited liability company or
(c) more than 50% of the beneficial interest in such trust or estate, is at the time of determination directly or indirectly Beneficially Owned or Controlled by such Person.

          "Tax" or "Taxes" means all income, excise, gross receipts, premium, ad valorem, sales, use, employment, franchise, profits, gains, property, transfer, payroll, stamp taxes or other taxes, (whether payable directly or by withholding) imposed by any United States (or any of its political subdivisions) Tax Authority and any material tax imposed by a Tax Authority (other than the United States or any of its political subdivisions), together with any interest and any penalties thereon or additional amounts with respect thereto.

          "Tax Authority" means any Governmental Authority having jurisdiction over the assessment, determination, collection, or imposition of any Tax.

          "Third Party Claim" shall have the meaning set forth in Section
8.04(a).

          "Toronto Sublease" shall have the meaning set forth in Section
3.23(a).

          "Trademarks" shall have the meaning set forth in the definition of "Intellectual Property."

          "Transaction Agreements" means, collectively, this Agreement and the Ancillary Agreements.

          "Transition Services Agreement" shall have the meaning set forth in the Recitals.

          "TRH" shall have the meaning set forth in the Preamble.

          "TRH Auditors" shall have the meaning set forth in Section 3.15(a).

          "TRH Beneficiary" shall have the meaning set forth in Section 3.18.

          "TRH Employer" shall have the meaning set forth in Section 3.11(c)(i).

          "TRH Indemnified Parties" shall have the meaning set forth in Section 8.02(a).

          "TRH Licensed Party" or "TRH Licensed Parties" shall have the meaning set forth in Section 3.08(e).

          "TRH Materials" shall have the meaning set forth in Section 3.08(f).

          "TRH Names and Marks" shall have the meaning set forth in Section 3.08(a).

          "TRH Notes" means the 5.75% Senior Notes of TRH due December 14, 2015.

          "TRH Pension Reimbursement Amount" shall have the meaning set forth in
Section 3.11(d).

          "TRH Proportionate Share" shall have the meaning set forth in Section 3.11(d).

          "TRH Releasee" shall have the meaning set forth in Section 3.06.

          "TRH Signatory" shall have the meaning set forth in Section 3.18.

          "TRH's Pension Plan" shall have the meaning set forth in Section 3.11(b)(i).

          "TRH's Pension Plan Actuary" shall have the meaning set forth in
Section 3.11(b)(iii).

          "UK Pension Plan Member" shall have the meaning set forth in Section 3.11(c)(i).

          "Underwriter(s)" shall have the meaning set forth in the Underwriting Agreement.

          "Underwriting Agreement" shall have the meaning set forth in the Recitals; provided that AIG shall have the right, in its sole discretion, to designate which firms shall be the Underwriter(s), and which firms shall be the bookrunners and the co-managers of the Offering.

          "Underwriting Agreement Effective Time" shall mean the time that the Underwriting Agreement is fully executed by AIG, AHAC, TRH and the representatives of the Underwriter(s).

                                                                       EXHIBIT B

                         FORM OF UNDERWRITING AGREEMENT

                                 See Attached.

                          TRANSATLANTIC HOLDINGS, INC.

                        _________ SHARES OF COMMON STOCK

                                   ----------

                         FORM OF UNDERWRITING AGREEMENT

                                                                      [__,] 2009

Goldman, Sachs & Co.,
J.P. Morgan Securities Inc.
   As Representatives of the several Underwriters named in Schedule I(a) hereto,

c/o Goldman, Sachs & Co.
85 Broad Street,
New York, New York 10004

Ladies and Gentlemen:

          American International Group, Inc., a Delaware corporation, and its wholly owned subsidiary, American Home Assurance Company, a New York insurance corporation (the "SELLING STOCKHOLDERS"), each a stockholder of Transatlantic Holdings, Inc., a Delaware corporation (the "COMPANY"), propose, subject to the terms and conditions stated herein, to sell to the Underwriters named in Schedule I(a) hereto (the "Underwriters") an aggregate of __________ shares (the "FIRM SHARES") and, at the election of the Underwriters, up to __________ additional shares (the "OPTIONAL SHARES") of common stock, par value $1.00 per share, of the Company (the "STOCK") . The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 3 hereof are herein collectively called the "SHARES".

          1. Representations, Warranties and Agreements of the Company. The Company represents, warrants to and agrees with, the Underwriters that:

               (a) The Company has, not earlier than three years prior to the date hereof, filed with the Securities and Exchange Commission (the "COMMISSION") an automatic shelf registration statement as defined under Rule 405 under the Securities Act of 1933, as amended (the "SECURITIES ACT", which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder) on Form S-3 (No. 333-155811), including the related prospectus, which registration statement, and any post effective amendment thereto, became effective upon filing under Rule 462(e) of the Securities Act, for the registration under the Securities Act of the Shares. No stop order suspending the effectiveness of the registration statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company and any request on the part of the Commission for additional information has been complied with.

               (b) The Company will file with the Commission pursuant to Rule 430B ("RULE 430B") and paragraph (b) of Rule 424 ("RULE 424(B)") under the Securities Act a supplement or supplements to the prospectus included in such registration statement relating to the Shares and the plan of distribution thereof. Such registration statement, at any given time, including the amendments thereto at such time, all exhibits thereto and any schedules thereto at such time, and the documents otherwise deemed to be a part thereof or included therein under the Securities Act, is hereinafter called the "REGISTRATION STATEMENT"; such prospectus in the form in which it appears in the Registration Statement is hereinafter called the "BASE PROSPECTUS"; and such supplemented prospectus, in the form in which it shall first be filed with the Commission pursuant to Rule 424(b) (including the Base Prospectus as so supplemented), after the date and time that this Agreement is executed and delivered, is hereinafter called the "FINAL PROSPECTUS." The Registration Statement at the time it originally became effective is hereinafter called the "ORIGINAL REGISTRATION STATEMENT." Any information included in the Final Prospectus that was omitted from the Original Registration Statement but that is deemed to be part of and included in such Registration Statement pursuant to Rule 430B is referred to as "RULE 430B INFORMATION". Each prospectus used in connection with the offering of the Shares that omitted Rule 430B Information is hereinafter called a "PRELIMINARY PROSPECTUS" and the Base Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(f) hereof), is hereinafter called the "PRICING PROSPECTUS." Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT", which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder) or otherwise deemed under the Securities Act to be a part of or included therein; and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include any document filed under the Exchange Act after the date of this Agreement, or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference or otherwise deemed under the Securities Act to be a part of or included therein. Each Preliminary Prospectus and the prospectuses filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424(b) under the Securities Act, complied when so filed in all material respects with the Securities Act and each Preliminary Prospectus and the Final Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission via the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system, except to the extent permitted by Regulation S-T.

               (c) (A)(i) At the time of filing the Original Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the Securities Act, the Company was a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act; and (B) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares, the Company was not an "ineligible issuer" as defined in Rule 405 under the Securities Act.

               (d) The Registration Statement conforms, and the Final Prospectus and any further amendments or supplements to the Registration Statement and the Final Prospectus will conform, in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder.

               (e) (i) The Registration Statement and any post-effective amendment thereto do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to any amendment or supplement thereto, as of the date such amendment becomes effective or such supplement is filed with the Commission, as the case may be, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Final Prospectus, as of its date, and any amendment or supplement thereto, as of the applicable filing date, does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.

               (f) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Represented Free Writing Prospectus (as defined in Rule 433 under the Securities Act and referred to herein as "ISSUER FREE WRITING PROSPECTUS") has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.

               (g) For the purposes of this Agreement, the "APPLICABLE TIME" is ___:___ __m (Eastern time) on the date of this Agreement, and the "GENERAL DISCLOSURE PACKAGE" means (i) the Pricing Prospectus as of the Applicable Time, (ii) the information included in Schedule II(c) hereto and (iii) the Issuer Free Writing Prospectuses, if any, listed on Schedule II(a) hereto. The General Disclosure Package, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with the information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.

               (h) Each Issuer Free Writing Prospectus listed on Schedule II(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Final Prospectus; and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Prospectus as of the Applicable Time did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein

               (i) Each document incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the Securities Act or the Exchange Act, as applicable, and, when read together with the other information in the General Disclosure Package and the Final Prospectus, at the Applicable Time and at each Time of Delivery (as hereinafter defined) did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein; and no such documents were filed with the Commission since the Commission's close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(b) hereto; there are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package, the Final Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

               (j) Each of the Company and its operating subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Final Prospectus. Each of the Company and its subsidiaries is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, have a Material Adverse Effect (as defined in Section 1(m) below). All of the issued and outstanding capital stock of each subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim.

               (k) The Company has all requisite corporate power and authority to execute and deliver this Agreement and perform its obligations hereunder; this Agreement has been duly authorized, executed and delivered by the Company.

               (l) The Company has an authorized capitalization as set forth in the General Disclosure Package and Final Prospectus and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform in all material respects to the description of the Stock contained in the General Disclosure Package and Final Prospectus. Except as disclosed in the General Disclosure Package and Final Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to include any such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act. The Shares are listed on the New York Stock Exchange.

               (m) The separation agreement between the Company and the Selling Stockholders (the "MASTER SEPARATION AGREEMENT") has been duly authorized, executed and delivered by the Company, and, assuming due authorization, execution and delivery by each Selling Stockholder, constitutes a valid, legal, and binding obligation of the Company, enforceable against the Company in accordance with its terms, as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to of affecting creditors rights and to general principles of equity provided that no representation is made with respect to enforceability of sections of the Master Separation Agreement providing for indemnification. The Company has full power and authority to enter into the Master Separation Agreement and to consummate the transactions contemplated thereby.

               (n) Except as disclosed in the General Disclosure Package and Final Prospectus, the execution, delivery and performance of this Agreement and the Master Separation Agreement and the consummation of the transactions contemplated hereby do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of any of the terms or provisions of, or constitute a default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to any indenture, mortgage, deed of trust, loan or credit agreement, note, contract, franchise, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject (including without limitation the Credit Agreement dated as of September 22, 2008 between AIG and the Federal Reserve Bank of New York and the related Guarantee and Pledge Agreement (the "FED CREDIT AGREEMENT")), except for such conflicts, breaches, violations or defaults as would not, either individually or in the aggregate, have a material adverse effect on the consolidated financial position, stockholders' equity, results of operations or business of the Company and its subsidiaries taken as a whole (such effect, a "MATERIAL ADVERSE EFFECT"); nor will such action result in any violation of (i) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or any regulatory authority or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their assets, properties or operations (except for such violations that would not result in a Material Adverse Effect) or (ii) the provisions of the charter or bylaws of the Company or any of its subsidiaries. As used herein, a "REPAYMENT EVENT" means any event or condition that gives the holder of any note, debenture or other evidence of indebtedness of the Company or any of its subsidiaries (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

               (o) Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or (ii) in default (or, with the giving of notice or lapse of time, would be in default) under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (including without limitation the Fed Credit Agreement), except, in the case of (ii) (y) as disclosed in the General Disclosure Package and Final Prospectus and (z) for such defaults as would not, individually or in the aggregate, have a Material Adverse Effect.

               (p) Except as disclosed in the General Disclosure Package and Final Prospectus and except as have already been obtained or may be required under the Securities Act or state securities or "blue sky" laws, no consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body or any regulatory authority is required for the execution, delivery and performance of this Agreement and the Master Separation Agreement by the Company, and the consummation of the transactions contemplated hereby and thereby.

               (q) The Company is not, and after giving effect to the offering and sale of the Shares as described in the General Disclosure Package and the Final Prospectus will not be, required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

               (r) Each of the Company's subsidiaries that is engaged in the business of insurance or reinsurance (each an "INSURANCE SUBSIDIARY", collectively the "INSURANCE SUBSIDIARIES") is duly licensed to conduct an insurance or a reinsurance business, as the case may be, under the insurance statutes of each jurisdiction in which the conduct of its business requires such licensing, except for such jurisdictions in which the failure of the Insurance Subsidiaries to be so licensed would not, individually or in the aggregate, result in a Material Adverse Effect. The Insurance Subsidiaries have made all required filings under applicable insurance statutes in each jurisdiction where such filings are required, except for such jurisdictions in which the failure to make such filings would not, individually or in the aggregate, result in a Material Adverse Effect. Each of the Insurance Subsidiaries has all other necessary authorizations, approvals, orders, consents, certificates, permits, registrations and qualifications of and from all domestic and foreign insurance regulatory authorities necessary to conduct their respective businesses as described in the General Disclosure Package and the Final Prospectus, except where the failure to have such authorizations, approvals, orders, consents, certificates, permits, registrations or qualifications would not, individually or in the aggregate, result in a Material Adverse Effect, and none of the Company or its Insurance

     Subsidiaries has received any notification from any insurance regulatory authority to the effect that any additional authorization, approval, order, consent, certificate, permit, registration or qualification is needed to be obtained by the Company or any of its Insurance Subsidiaries in any case where it could be reasonably expected that (x) the Company or any of its Insurance Subsidiaries would be required either to obtain such additional authorization, approval, order, consent, certificate, permit, registration or qualification or to cease or otherwise limit the writing of certain business and (y) the failure to obtain such additional authorization, approval, order, consent, certificate, permit, registration or qualification or the limiting of the writing of such business would result in a Material Adverse Effect. No insurance regulatory authority having jurisdiction over the Company or any of its Insurance Subsidiaries has (i) except as disclosed in the General Disclosure Package and the Final Prospectus, or as would not have a Material Adverse Effect, issued any order or decree impairing, restricting or prohibiting the continuation of the business of the Company or any of the Insurance Subsidiaries in all material respects as presently conducted or (ii) except as disclosed in the General Disclosure Package and the Final Prospectus, issued any order or decree impairing, restricting or prohibiting the payment of dividends by any Insurance Subsidiary to its parent.

               (s) Except as disclosed in the General Disclosure Package and the Final Prospectus, all reinsurance treaties and arrangements to which the Insurance Subsidiaries are a party are in full force and effect, and none of the Insurance Subsidiaries is in violation of, or in default in the performance, observance or fulfillment of, any obligation, agreement, covenant or condition contained therein, except to the extent that any such failure to be in full force and effect or any such violation or default would not have a Material Adverse Effect. Neither the Company nor any of the Insurance Subsidiaries has received any notice from any of the other parties to such agreements that such other party intends not to perform in any material respect such agreement and none of the Company and such Insurance Subsidiaries has any reason to believe that any of the other parties to such agreements will be unable to perform such agreements, except to the extent that (i) the Company or such subsidiary has established appropriate reserves on its financial statements or (ii) such nonperformance would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and neither the Company nor its Insurance Subsidiaries has given effect to such agreements in its underwriting results in its most recently filed statutory financial statements unless such agreements were in material conformity with the requirements therefor of the insurance department of the state of domicile of each such subsidiary in effect at such time of preparation for reinsurance ceded pursuant to such agreements or giving effect to such agreements is otherwise permitted by applicable accounting or regulatory standards.

               (t) Except as disclosed in the General Disclosure Package and the Final Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, singularly or in the aggregate, would be reasonably likely to have a Material Adverse Effect, and to the best knowledge of the Company, no such proceedings are threatened or contemplated by governmental authorities or threatened by others, except as would not, singly or in the aggregate, be reasonably likely to have a Material Adverse Effect.

               (u) Neither the Company, nor to its knowledge, any of its affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act, but excluding AIG and its affiliates other than the Company and its subsidiaries) ("AFFILIATES"), has taken, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares; provided, however, that no such representation is made as to the Underwriters or any person acting on their behalf.

               (v) The consolidated financial statements of the Company included in the Registration Statement, the General Disclosure Package and the Final Prospectus fairly present in all material respects the financial condition of the Company and its consolidated subsidiaries as of the respective dates indicated and the consolidated results of operations and changes in stockholders' equity of the Company and its consolidated subsidiaries for the periods specified, in each case in all material respects in conformity with generally accepted accounting principles as applied in the United States ("GAAP") applied on a consistent basis throughout the periods involved (except as indicated in the notes thereto). The summary and selected historical financial data of the Company included in the General Disclosure Package and the Final Prospectus fairly present in all material respects the information shown therein and have been compiled on a basis consistent with that of the consolidated interim or audited financial statements of the Company included in the General Disclosure Package and the Final Prospectus.

               (w) The statutory annual and quarterly statements of the Insurance Subsidiaries and the statutory balance sheets and income statements included in such statutory annual and quarterly statements, most recently filed with the State of New York, have been prepared in conformity with required or permitted or prescribed statutory accounting principles or practices applied on a consistent basis, except as may otherwise be indicated in the notes thereto, and present fairly the financial position of the Insurance Subsidiaries (on a statutory basis) for the period covered thereby.

               (x) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Final Prospectus and the General Disclosure Package any material loss or interference with its business material to the Company and its subsidiaries considered as a whole, otherwise than as set forth or contemplated in the General Disclosure Package and the Final Prospectus; and, since the date as of which information is given in the Final Prospectus and except as contemplated in the General Disclosure Package and the Final Prospectus, there has not been (x) any material addition, or any development involving a prospective material addition, to the Company's consolidated reserves for losses and loss adjustment expense, (y) any change in the authorized capital stock of the Company or any of its subsidiaries or any increase in the consolidated short-term or long-term debt of the Company or (z) any Material Adverse Effect.

               (y) PriceWaterhouseCoopers LLP, who have certified certain financial statements of the Company and its subsidiaries, and have audited the Company's internal control over financial reporting and management's assessment thereof are independent public accountants as required by the Securities Act and the rules and regulations of the Commission thereunder.

               (z) Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the "FCPA"), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any "foreign official" (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

               (aa) Since May 12, 2009, (i) no downgrading has occurred in the rating accorded the insurer and insurance financial strength of the Company or any Insurance Subsidiary by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Securities Act and (ii) no such rating organization has made an initial public announcement that it has under surveillance or review, with possible negative implications, its rating of the insurer and insurance financial strength of the Company or any of its Insurance Subsidiaries.

               (bb) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and
     (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the General Disclosure Package and the Final Prospectus, since the end of the Company's most recent audited fiscal year, there has been (i) no material weakness in the Company's internal control over financial reporting (whether or not remediated) and (ii) no change in the Company's internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting.

               (cc) The Company and its consolidated subsidiaries employ disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission's rules and forms, and is accumulated and communicated to the Company's management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

               (dd) There is and has been no failure on the part of the Company or any of the Company's directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the "SARBANES-OXLEY ACT"), including Section 402 related to loans and Sections 302 and 906 related to certifications.

               (ee) The statements made in the Pricing Prospectus and the Final Prospectus under the captions "Description of Capital Stock", insofar as they purport to constitute a summary of the terms of the Shares, under the caption "Certain Agreements with AIG", "Shares Eligible for Future Sale" and "Underwriting" insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects.

               (ff) The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Securities Act, and the Company is not the subject of a pending proceeding under Section 8A of the Securities Act in connection with the offering of the Shares.

               (gg) To the extent required to avoid a Material Adverse Effect, the Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "INTELLECTUAL PROPERTY") necessary to carry on the business now operated by them; and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

               (hh) The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the "MONEY LAUNDERING LAWS") and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

               (ii) Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC"); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

               Any certificate signed by an officer of the Company and delivered to the Underwriters or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters set forth therein.

          2. Representations, Warranties and Agreements of the Selling Stockholders. Each Selling Stockholder severally represents, warrants to and agrees with, the Underwriters that:

               (a) All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement, and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder, have been obtained; and such Selling Stockholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder, except in each such case, with such exceptions as will not, individually or in the aggregate, have a material adverse effect on the Selling Stockholder's ability to consummate the transactions contemplated herein.

               (b) The sale of the Shares to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with all of the provisions of this Agreement and the consummation of the transactions herein and therein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, including without limitation the Fed Credit Agreement, nor (ii) result in any violation of the provisions of the Certificate of Incorporation or By-laws of such Selling Stockholder, nor (iii) result in the breach or violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property of such Selling Stockholder, except, in the case of (i) and (iii), with such exceptions as will not, individually or in the aggregate, have a material adverse effect on the Selling Stockholders' ability to consummate the transactions contemplated herein.

               (c) Immediately prior to each Time of Delivery (as defined in Section 4 hereof), such Selling Stockholder will have good and valid title to a security interest in the Shares to be sold hereunder, free and clear of all liens, encumbrances, equities or claims, other than the lien under the Fed Credit Agreement, which shall be released at or prior to delivery against payment by the Underwriters for such Shares, and upon payment therefor and delivery to the Depository Trust Company ("DTC") or its agent of the Shares registered in the name of Cede & Co. ("CEDE") or such other nominee as may be designated by DTC, both as provided for herein, and the crediting of the Shares to the Underwriters' accounts with DTC, Cede & Co. or such other nominee designated by DTC will be a "protected purchaser" of the Shares (as defined in Section 8-303 of the Uniform Commercial Code as adopted in the State of New York (the "UCC")), the Underwriters will acquire a valid "security entitlement" (within the meaning of Section 8-501 of the UCC) to the Shares, and no action based on an "adverse claim" (as defined in Section 8-102 of the UCC) may be asserted against the Underwriters with respect to such security entitlement (assuming that the Underwriters are without notice of any such adverse claim).

               (d) During the period beginning from the date hereof and continuing to and including the date ninety (90) days after the date of the Prospectus (the "LOCK UP PERIOD"), not to offer, sell contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without the prior written consent of the Goldman Sachs & Co.; provided that a Selling Stockholder may transfer shares of common stock of the Company to American International Group, Inc. ("AIG"), or to any subsidiary of AIG if the transferee agrees to be bound by the restrictions set forth in this
     Section 2(d). For the avoidance of doubt, it is understood that the restrictions in this Section 2(d) apply only to the shares of Company common stock directly held by the Selling Stockholders, and do not apply to any shares held by affiliates of the Selling Stockholders in connection with any asset management or investment management business or otherwise in a fiduciary capacity.

               (e) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

               (f) To the extent that any statements or omissions made in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus or any amendment or supplement thereto, or any Issuer Free Writing Prospectus are made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein, which information consists solely of the information set forth in Schedule IV hereto, such Base Prospectus, Preliminary Prospectus, Pricing Prospectus, Prospectus and Issuer Free Writing Prospectus and the Registration Statement did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus, when they become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

               (g) The Master Separation Agreement has been duly authorized, executed and delivered by such Selling Stockholder, and, assuming due authorization, execution and delivery by the Company, constitutes a valid, legal, and binding obligation of each such Selling Stockholder, enforceable against such Selling Stockholder in accordance with its terms, as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors rights and to general principles of equity provided that no representation is made with respect to enforceability of sections of the Master Separation Agreement providing for indemnification. Each such Selling Stockholder has full power and authority to enter into the Master Separation Agreement and to consummate the transactions contemplated thereby.

               (h) At each Time of Delivery, all conditions necessary for automatic release of any Shares then being delivered that were previously pledged by such Selling Stockholder as collateral under the Guarantee and Pledge Agreement dated as of September 22, 2008 among American International Group, Inc., as Borrower, the Guarantors party thereto and Federal Reserve Bank of New York, as Lender or Secured Party (the "AIG Pledge Agreement"), shall have been met in accordance with the terms of
     Section 5(f) of the AIG Pledge Agreement and such Shares shall no longer be subject to a Transaction Lien within the meaning of the AIG Pledge Agreement.

               (i) In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Stockholder will deliver to you prior to or at the First Time of Delivery (as hereinafter defined) a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

     Any certificate signed by an officer of any Selling Stockholder and delivered to the Underwriters or to counsel for the Underwriters shall be deemed to be a representation and warranty by such Selling Stockholder to each Underwriter as to the matters set forth therein.

          3. Purchase, Sale and Delivery of the Shares.

               (a) Subject to the terms and conditions herein set forth, (a) each Selling Stockholder agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Selling Stockholders, at a purchase price per share of $.____, the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by each Selling Stockholder, as set forth opposite their respective names on Schedule I(b), by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in
     Schedule I(a) hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from the Selling Stockholders hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, each Selling Stockholder, severally and not jointly, agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Selling Stockholders, at the per share purchase price set forth above, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in
     Schedule I(a) hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

               (b) Each Selling Stockholder, severally and not jointly, hereby grants to the Underwriters the right to purchase at their election up to the number of Optional Shares forth opposite their respective names on
     Schedule I(b), at the per share purchase price set forth in clause (a) above, for the sole purpose of covering sales of shares in excess of the number of

     Firm Shares. Any such election to purchase Optional Shares may be exercised only by written notice from you in accordance with Section 13 hereof, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in clause (d) hereof) or, unless you otherwise agree in writing, earlier than two or later than ten business days after the date of such notice, subject to the terms and conditions and in reliance upon the representations and warranties herein set forth.

               (c) Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

               (d) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours' prior notice to the Selling Stockholders shall be delivered by or on behalf of the Selling Stockholders to the Representatives, through the facilities of DTC, for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Selling Stockholders to the Representatives at least forty-eight hours in advance. As to any Shares that are in certificated form the Company will cause the certificates representing such certificated Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the "DESIGNATED OFFICE"). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York time, on .[__], 2009 or such other time and date as the Representatives and the Selling Stockholders may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by Goldman, Sachs & Co. in the written notice given by the Representatives of the Underwriters' election to purchase such Optional Shares, or such other time and date as the Representatives and the Selling Stockholders may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "FIRST TIME OF DELIVERY", such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the "SECOND TIME OF DELIVERY", and each such time and date for delivery is herein called a "TIME OF DELIVERY".

               (e) Delivery of the documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof and payment for the Shares shall be made at the office of Dewey & LeBoeuf LLP, 1301 Avenue of the Americas, New York, NY 10019 (or such other place as may be agreed to by the Underwriters and the Company) at, with respect to the Firm Shares, 9:30 a.m. (New York time) on [__], 2009, which date and time may be postponed by agreement between the Underwriters, the Company and the Selling Stockholders and with respect to the Option Shares, 9:30 a.m. (New York time) on the date specified in the written notice given by the Representatives of the Underwriters' election to purchase such Optional Shares, which date and time may be postponed by agreement between the Underwriters and the Company.

               (f) Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of the Underwriters hereunder.

          4. Covenants of the Company. The Company covenants with each of the Underwriters as follows:

               (a) To prepare the Final Prospectus as amended and supplemented in relation to the applicable Shares in a form approved by the Underwriters and to file timely and in the manner required such Final Prospectus pursuant to Rule 424(b) under the Securities Act (without reliance on Rule 424(b)(8)); to make no further amendment or any supplement to the Registration Statement, any Preliminary Prospectus (including any prospectus included in the Original Registration Statement or amendment thereto at the time it became effective) or to the Final Prospectus as amended or supplemented after the date hereof and prior to the First Time of Delivery unless the Underwriters shall have had a reasonable opportunity to review and comment upon any such amendment or supplement prior to any filing thereof; to advise the Underwriters, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or any supplement to the Final Prospectus or any amended Final Prospectus has been filed and to furnish the Underwriters with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares and, during such same period, to advise the Underwriters, promptly after it receives notice thereof, of (i) the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Final Prospectus or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement, (ii) the suspension of the qualification of the Shares for offering or sale in any jurisdiction or of the initiation or threatening of any proceeding for any such purpose, (iii) any request by the Commission for the amending or supplementing of the Registration Statement or Final Prospectus or for additional information or (iv) the Company becoming the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Shares; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Final Prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order. The Company shall pay the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1) of the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act.

               (b) Not later than 12:00 p.m. (New York time) on the second business day following the date the Shares are first released by the Underwriters for sale to purchasers and from time to time, furnish at its own expense to the Underwriters and to Dewey & LeBoeuf LLP, counsel to the Underwriters, copies of the Final Prospectus (and all amendments and supplements thereto) in each case as soon as available and in such quantities as the Underwriters reasonably request for internal use and for distribution to prospective purchasers. The Company will pay the expenses of printing and distributing any Permitted Free Writing Prospectus (as hereinafter defined) and the Prospectus and any amendments or supplements thereto (including without limitation any costs associated with electronic delivery of these materials).

               (c) Furnish or deliver to the Underwriters and to Dewey & LeBoeuf LLP, counsel for the Underwriters, without charge, signed copies of the Original Registration Statement and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein or otherwise deemed to be a part thereof) and signed copies of all consents and certificates of experts, and will also deliver to the Underwriters, without charge, a conformed copy of the Original Registration Statement and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Original Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

               (d) Promptly to take such action as the Underwriters may reasonably request from time to time to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Underwriters may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions in the United States for as long as may be necessary to complete the distribution of the Shares; provided that in connection therewith, the Company shall not be required to qualify as a foreign corporation or otherwise subject itself to taxation or service of process in any jurisdiction in which it is not otherwise so qualified or subject.

               (e) To make generally available to securityholders of the Company as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158).

               (f) To pay the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1) under the Securities Act and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act.

               (g) That none of the Company or any of its Affiliates will take, directly or indirectly, any action which is designed to stabilize or manipulate, or which constitutes or which might reasonably be expected to cause or result in stabilization or manipulation, of the price of any security of the Company in connection with the offering of the Shares.

               (h) During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Final Prospectus, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose, except as provided hereunder, of any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than pursuant to director or employee stock option or equity plans existing on the date of this Agreement, including for the avoidance of doubt the Company's 2009 Long Term Equity Incentive Plan, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of the date of this Agreement), without your prior written consent.

               (i) To take such steps as shall be necessary to ensure that it shall not become an "investment company" within the meaning of such term under the Investment Company Act.

               (j) The Company has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus relating to the Shares, including timely filing with the Commission or retention where required and legending.

               (k) If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading, the Company has notified or will notify promptly the Underwriters so that any use of such Issuer Free Writing Prospectus may cease until it is amended or supplemented. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter expressly for use therein.

          5. Further Covenants and Agreements.

               (a) The Company and the Selling Stockholders each represent and agree that, without the prior consent of the Representatives (such consent not to be unreasonably withheld), it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus as defined in Rule 405 under the Securities Act; and each Underwriter represents and agrees that, without the prior consent of the Company, the Selling Stockholders and the Representatives (such consent not to be unreasonably withheld), it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus. Any such free writing prospectus the use of which has been consented to by the Company, the Selling Stockholders and the Representatives is listed on
     Schedule II(a) hereto and is referred hereafter as a "PERMITTED FREE WRITING PROSPECTUS".

               (b) The Selling Stockholders and the Company acknowledge that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm's-length commercial transaction between the Company and the Selling Stockholders, on the one hand, and the several Underwriters, on the other hand, (ii) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or the Selling Stockholders, or their respective stockholders, creditors, employees or any other party, (iii) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or the Selling Stockholders with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Selling Stockholders on other matters) and no Underwriter has any obligation to the Company or the Selling Stockholders with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (iv) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company or the Selling Stockholders, and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and each of the Company and the Selling Stockholders have consulted their own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

          6. Expenses. The Company and the Selling Stockholders covenant and agree with one another and with the several Underwriters that (i) the Company agrees to pay: (a) all costs and expenses incident to the preparation, printing, shipping and distribution of the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the General Disclosure Package and the Final Prospectus and any amendments or supplements thereto, and this Agreement; (b) the fees and expenses of the Company's counsel and independent accountants; (c) the fees and expenses of qualifying the Shares under the securities laws of the several jurisdictions as provided in Section 4(e) and of preparing, printing and distributing a Blue Sky Memorandum (including reasonable related fees and expenses of counsel to the Underwriters in connection therewith), if any; (d) any filings required to be made with FINRA (including filing fees and the reasonable fees and expenses of counsel for the Underwriter relating to such filings); (e) the costs and expenses of the Company and the reasonable expenses of the Underwriters and any consultants in connection with the marketing and offering of the Shares and the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, and the travel and lodging expenses of the representatives and officers of the Company and any such consultants; (f) any registration fees required to be paid by the Company in connection with the registration of the Shares; and (g) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement, and (ii) the Selling Stockholders agree to pay: (a) the fees and expenses of the Selling Stockholders' counsel, (b) any costs and expenses incurred by the Selling Stockholders in connection with the marketing and offering of the Shares and any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with any travel and lodging expenses of the Selling Stockholders; and
(c) any stamp or transfer taxes in connection with the sale of the Shares to the Underwriters and all other costs and expenses incident to the performance of the obligations of the Selling Stockholders under this Agreement; provided in each case that, except as provided in this Section 6, Section 8 and Section 10, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel.

          7. Conditions of the Underwriters' Obligations. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, are subject to the accuracy, when made and at and as of such Time of Delivery, of the representations and warranties of the Company and the Selling Stockholders contained herein, to the performance by the Company and the Selling Stockholders of each of their obligations hereunder, and to each of the following additional terms and conditions:

               (a) The Final Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 4(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Underwriters' reasonable satisfaction.

               (b) Gibson Dunn & Crutcher LLP shall have furnished to the Underwriters its written opinion and negative assurance letter, as special counsel to the Company, addressed to the Underwriters and dated at such Time of Delivery, to the effect set forth in Exhibit A hereto.

               (c) Gary A. Schwartz, General Counsel to the Company, shall have furnished to the Underwriters his written opinion addressed to the Underwriters and dated at such Time of Delivery, to the effect set forth in Exhibit B hereto.

               (d) Sullivan & Cromwell LLP, counsel for each of the Selling Stockholders shall have furnished to you their written opinion addressed to the Underwriters and dated at such Time of Delivery, to the effect set forth in Exhibit C hereto.

               (e) Dewey & LeBoeuf LLP shall have furnished to the Underwriters its written opinion, as counsel to the Underwriters, addressed to the Underwriters and dated at such Time of Delivery, in form and substance reasonably satisfactory to the Underwriters.

               (f) The Underwriters shall have received, on each of the date hereof and such Time of Delivery, a letter dated the date hereof and at such Time of Delivery, as the case may be, to the effect set forth in Exhibit D hereto, from PriceWaterhouseCoopers LLP, and with respect to each such letter dated any such Time of Delivery as to such other matters as the Representatives may reasonably request and in the form and substance satisfactory to the Underwriters.

               (g) The Company shall have furnished to the Underwriter a certificate of the Company, signed by the Chief Financial Officer of the Company, dated as of such Time of Delivery, in the form and substance reasonably satisfactory to the Underwriters.

               (h) The Company shall have furnished to the Underwriters on such Time of Delivery its certificate, dated such Time of Delivery, executed by its Chief Executive Officer and by its Chief Financial Officer, in form and substance reasonably satisfactory to the Underwriters, to the effect that
     (i) the representations, warranties and agreements of the Company in
     Section 1 are true and correct as of the date given and as of such Time of Delivery, (ii) the Company has complied in all material respects with all its agreements contained herein to be performed prior to or on such Time of Delivery and (iii) the conditions set forth in Sections 7(l) and 7(n) have been fulfilled.

               (i) The Underwriters shall have received on such Time of Delivery, certificates of each of the Selling Stockholders, dated such Time of Delivery, executed by an authorized officer of such Selling Stockholder, in the form and substance reasonably satisfactory to the Underwriters, to the effect that the representations, warranties and agreements of such Selling

     Stockholders in Section 2 are true and correct as of the date given and as of such Time of Delivery; and such Selling Stockholder has complied in all material respects with all its agreements contained herein to be performed prior to or on such Time of Delivery.

               (j) The Master Separation Agreement, the Transition Services Agreement, the Stockholders Agreement (if required), the Registration Rights Agreement (if required) and the Selling Stockholders' Consent to amend and restate the Company's certificate of incorporation each shall have been duly authorized, executed and delivered or shall be executed and delivered simultaneously with such Time of Delivery and shall not have been rescinded prior to the Time of Delivery.

               (k) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the General Disclosure Package and the Final Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the General Disclosure Package and the Final Prospectus or (ii) since such date there shall not have been (A) any addition, or any development involving a prospective addition, to the Company's consolidated reserve for losses and loss adjustment expense or (B) any change in the capital stock (other than issuances pursuant to a stock compensation plan of the Company disclosed in the General Disclosure Package), or any change in the short-term debt or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Final Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the reasonable judgment of the Underwriters, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Shares being delivered on such Time of Delivery on the terms and in the manner contemplated in the General Disclosure Package and the Final Prospectus.

               (l) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in the shares of the common stock of the Company, or in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum or maximum prices shall have been established on such exchange by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction; (ii) a banking moratorium shall have been declared by United States federal or New York authorities; (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States, or there shall have been a declaration of a national emergency or war by the United States; (iv) there shall have occurred a material disruption in securities settlement or clearance services; or (v) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in each case, in the reasonable judgment of the Underwriters, impracticable or inadvisable to proceed with the offering or delivery of the Shares being delivered on such Time of Delivery on the terms and in the manner contemplated in the General Disclosure Package and the Final Prospectus.

               (m) Subsequent to the execution and delivery of this Agreement, no downgrading shall have occurred in the rating accorded to the financial strength or credit of the Company, the insurance financial strength or issuer credit of the Insurance Subsidiaries or the debt securities of the Company by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Securities Act and (ii) no such rating organization shall have made an initial public announcement that it has under surveillance or review, with possible negative implications, its rating of the financial strength of the Company, the insurance financial strength or issuer credit of the Insurance Subsidiaries or the debt securities of the Company.

               (n) The Underwriters shall have received executed copies of an agreement from the directors and executive officers of the Company listed in Schedule III hereto that includes "lock-up" provisions to the effect set forth in Exhibit E hereto.

               (o) At such Time of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as it may reasonably require for the purpose of enabling it to pass upon the sale of the Shares as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Stockholders in connection with the sale of the Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

          8. Indemnification and Contribution.

               (a) The Company shall indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter, within the meaning of the Securities Act or the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Shares), to which the Underwriters or any such controlling person may become subject, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package, the Final Prospectus or in any amendment or supplement thereto or any "issuer information" filed or required to be filed pursuant to Rule 433(d) under the Securities Act or
     (ii) the omission or alleged omission to state in any Preliminary Prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package, the Final Prospectus or in any amendment or supplement thereto or any "issuer information" filed or required to be filed pursuant to Rule 433(d) under the Securities Act any material fact required to be stated therein or necessary to make the statements therein not misleading; and shall reimburse the Underwriters and controlling person promptly upon demand for any documented legal or other expenses reasonably incurred by the Underwriters or any such controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the any Preliminary Prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package, the Final Prospectus, in reliance upon and in conformity with the written information furnished to the Company by or on behalf of the Underwriters concerning the Underwriters specifically for inclusion therein, which information consists solely of the information set forth in Schedule V hereto.

               (b) The Selling Stockholders shall severally, indemnify and hold harmless each Underwriter, and each person, if any, who controls any Underwriter, within the meaning of the Securities Act or the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Shares), to which the Underwriters or any such controlling person may become subject, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package, the Final Prospectus or in any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by the Selling Stockholders or (ii) the omission or alleged omission, in reliance upon and in conformity with written information furnished to the Company by the Selling Stockholders, to state in any Preliminary Prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package, the Final Prospectus or in any amendment or supplement thereto any material fact necessary to make the statements therein not misleading; and shall reimburse the Underwriters and each such controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Underwriters or any such controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred;

               (c) The Underwriters, severally and not jointly, shall indemnify and hold harmless the Company and the Selling Stockholders, and each person, if any, who controls the Company or the Selling Stockholders within the meaning of the Securities Act or the Exchange Act from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company, the Selling Stockholders or any such controlling person may become subject, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package, the Final Prospectus or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package, the Final Prospectus or in any amendment or supplement thereto, any material fact necessary to make the statements therein not misleading, but in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the written information furnished to the Company or the Selling Stockholders by or on behalf of the Underwriters specifically for inclusion therein, which information consists solely of the information set forth in Schedule V hereto, and shall reimburse the Company or the Selling Stockholders and any such controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Company or the Selling Stockholders or any such controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which the Underwriters may otherwise have to the Company, or the Selling Stockholders or any such controlling person.

               (d) Promptly after receipt by an indemnified party under this
     Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability which the indemnifying party may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Underwriters shall have the right to employ separate counsel to represent jointly the Underwriters and their respective officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company under this Section 8 if, in the reasonable judgment of the Underwriters, based on the advice of counsel, it is advisable for the Underwriters and such officers, employees and controlling persons to be jointly represented by separate counsel, and in that event the reasonable fees and expenses of such separate counsel shall be paid by the Company (it being understood that the Company shall not be liable for the expenses of more than one separate counsel (together with local counsel)). No indemnifying party shall, (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld) settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (1) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (2) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss of liability by reason of such settlement or judgment.

               (e) If the indemnification provided for in this Section 8 shall for any reason be unavailable or insufficient to hold harmless an indemnified party under Section 8(a), (b) or (c) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each relevant indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares, or (ii) if the allocation provided by clause 8(e)(i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(e)(i) but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other with respect to the statements or omissions or alleged statements or alleged omissions that resulted in such loss, claim, damage or liability (or action in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares purchased under this Agreement (before deducting expenses) received by the Selling Stockholders on the one hand, and the total discounts and commissions received by the Underwriters with respect to the Shares purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Shares under this Agreement. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if the amount of contributions pursuant to this Section 8(e) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(e) shall be deemed to include, for purposes of this Section 8(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
     Section 8(e), no Underwriters shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been previously required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          9. Termination. The obligations of the Underwriters hereunder may be terminated by the Underwriters by notice given to and received by the Company and the Selling Stockholders prior to delivery of and payment for the Shares, if, prior to that time, any of the events described in Sections 7(k), (l) or (m) shall have occurred or if the Underwriters shall decline to purchase such Shares for any reason permitted under this Agreement. In such case, the Company and the Selling Stockholders shall have no liability hereunder except as provided by Sections 6, 8 and 10 hereof.

          10. Reimbursement of Underwriters' Expenses. (a) if (i) the Selling Stockholders shall fail to tender the Shares for delivery to the Underwriters for any reason other than a breach by the Underwriters of their representations herein or obligations hereunder or (ii) the Underwriters shall decline to purchase the Shares as a result of (x) the failure of any of the conditions herein to be satisfied due to a breach of any of the representations, warranties or covenants by the Selling Stockholders, (y) the failure by counsel for the Selling Stockholders to furnish its written opinion pursuant to 7(d) of this Agreement or (z) any other acts or matters solely within the control of the Selling Stockholders, then the Selling Stockholders shall reimburse the Underwriters for the reasonable fees and expenses of their counsel and for such other out-of-pocket expenses as shall have been reasonably incurred by them in connection with this Agreement and the proposed purchase of the Shares, and upon demand, the Selling Stockholders shall pay the full amount of such reasonable fees and expenses to the Underwriters; and (b) if the Underwriters shall decline to purchase the Shares for any other reason permitted under this Agreement (including the termination of this Agreement pursuant to Section 9 but excluding the failure of any of the conditions herein to be satisfied as a result of a breach by the Selling Stockholders or the Underwriters of their respective representations, warranties or covenants herein) other than those specified in
(a) above, the Company shall reimburse the Underwriters for the reasonable fees and expenses of their counsel and for such other out-of-pocket expenses as shall have been reasonably incurred by them in connection with this Agreement and the proposed purchase of the Shares, and upon demand, the Company shall pay the full amount thereof to the Underwriters.

          11. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

               (a) If to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to Goldman Sachs & Co. at 85 Broad Street, 23rd Floor, NY, NY 10004, Attention: Registration Department (Fax number 212-902-3000) and to J.P. Morgan Securities Inc., at 383 Madison Avenue, NY, NY 10179, Attention: Equity Syndicate Desk (Fax: 212-622-8358);

          with a copy (which shall not constitute notice) to Dewey & LeBoeuf LLP, 1301 Avenue of the Americas, New York, NY 10019, Attention: Michael Groll, Esq. (Fax: 212-259-8000; Telephone 212-259-6333);

               (b) if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to it at 80 Pine Street, New York, NY 10005,
     Attention: General Counsel (Fax: 212-269-6801; Telephone: 212-770-2000);

          with a copy (which shall not constitute notice) to Gibson, Dunn & Crutcher LLP, 200 Park Avenue, New York, NY 10166, Attention: Lois Herzeca, Esq. (Fax: 212-351-4035; Telephone: 212-351-4000).

               (c) If to the Selling Stockholders, shall be delivered or sent by mail, telex or facsimile transmission to it at ___________;

          with a copy (which shall not constitute notice) to Sullivan & Cromwell LLP, 125 Broad Street, New York, NY 10005, Attention: Robert Buckholz, Esq. (Fax: 212-558-3588; Telephone: 212-558-4000).

          Any notice of a change of address or facsimile transmission number must be given by the Company, the Selling Stockholders or the Underwriters, as the case maybe, in writing at least three days in advance of such change.

          12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Selling Stockholders, the Company and their respective successors, and to the extent provided in Section 8 hereof, to each person, if any, who controlling person, within the meaning of the Securities Act or the Exchange Act. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (i) the representations, warranties, indemnities and agreements of the Company and the Selling Stockholders contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriters and the person or persons, if any, who control the Underwriters within the meaning of Section 15 of the Securities Act and (ii) the representations and warranties of the Underwriters in this Agreement and the indemnity agreement of the Underwriters contained in Section 8(c) of this Agreement shall be deemed to be for the benefit of directors, officers and employees of the Company and the Selling Stockholders, and any person controlling the Company and the Selling Stockholders within the meaning of
Section 15 of the Securities Act. Nothing contained in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 12, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

          13. Default of One or More of the Several Underwriters. If any one or more of the several Underwriters shall fail or refuse to purchase Shares that it or they have agreed to purchase hereunder on the First Time of Delivery, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the number of Shares set forth opposite their respective names on Schedule I(a) bears to the aggregate number of Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Underwriters with the consent of the non-defaulting Underwriters, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If any one or more of the Underwriters shall fail or refuse to purchase Shares and the aggregate number of Shares with respect to which such default occurs exceeds 10% of the aggregate number of Shares to be purchased on the First Time of Delivery, and arrangements satisfactory to the Underwriters and the Selling Stockholders for the purchase of such Shares are not made within 48 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company or the Selling Stockholders, except that the provisions of Section 6, Section 8 and Section 10 (which shall only apply with respect to the non-defaulting Underwriters) shall at all times be effective and shall survive such termination, but nothing herein shall relieve a defaulting Underwriter from liability for its default. In any such case either the Underwriters or the Company shall have the right to postpone such Time of Delivery but in no event for longer than seven days in order that the required changes, if any, to the Final Prospectus or any other documents or arrangements may be effected.

          As used in this Agreement, the term "Underwriter" shall be deemed to include any person substituted for a defaulting Underwriter under this
     Section 13. Any action taken under this Section 13 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

          14. Survival. The respective indemnities, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any of them or any person controlling any of them.

          15. Definition of the Term "Business Day". For purposes of this Agreement, "BUSINESS DAY" means any day on which the New York Stock Exchange, Inc. is open for trading.

          16. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          17. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

          18. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

                             SIGNATURE PAGE FOLLOWS

     If the foregoing correctly sets forth the agreement between the Company and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

                                        Very truly yours,

                                        TRANSATLANTIC HOLDINGS, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:


                                        AMERICAN INTERNATIONAL GROUP, INC


                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:


                                        AMERICAN HOME ASSURANCE COMPANY


                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:


Accepted and agreed by:


-------------------------------------
(Goldman Sachs & Co.)


Accepted and agreed by:

J.P. MORGAN SECURITIES INC.

By:
    ---------------------------------
Name:
Title:

                                                                       EXHIBIT C

                      FORM OF REGISTRATION RIGHTS AGREEMENT

                                 See Attached.

================================================================================

                     FORM OF REGISTRATION RIGHTS AGREEMENT

                                  by and among

                          Transatlantic Holdings, Inc.,

                       American International Group, Inc.

                                       and

                         American Home Assurance Company

                              Dated as of [-], 2009

================================================================================

     This REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into as of [-], 2009, by and among Transatlantic Holdings, Inc., a Delaware corporation (the "Company"), American International Group, Inc., a Delaware corporation ("AIG"), and American Home Assurance Company, a New York corporation ("AHA").

                                   WITNESSETH:

     WHEREAS, the Company, AIG and AHA have entered into a Master Separation Agreement, dated as of May 28, 2009 (the "Separation Agreement"), to effect the orderly separation of the Company from AIG and AHA;

     WHEREAS, pursuant to the Separation Agreement, AIG, AHA and the Company have agreed to enter into this Agreement at closing of the Separation Agreement; and

     WHEREAS, the parties desire to set forth certain registration rights applicable to the Registrable Securities (as defined below) held from time to time by the Holders, and the Company desires to indemnify Holders against certain liabilities to which such Holders may become subject as a result of Holders' interests in the Company.

     NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.   DEFINITIONS

     As used in this Agreement, the following terms shall have the following meanings:

          Affiliate: Means, with respect to any Person, any other Person directly or indirectly, controlled by, controlling or under common control with such Person.

          Agreement: As defined in the Preamble.

          AHA: As defined in the Preamble.

          AIG: As defined in the Preamble.

          AIG Credit Facility Trust: AIG Credit Facility Trust established by the FRBNY for the sole benefit of the United States Treasury pursuant to the AIG Credit Facility Trust Agreement made on January 16, 2009 by and among the FRBNY and Jill M. Considine, Chester B. Feldberg and Douglas L. Foshee.

          Board: Means the Board of Directors of the Company.

          Code: The United States Internal Revenue Code of 1986

          Common Stock: Means the Company's common stock. Par value $1.00 per share.

          Company: As defined in the Preamble.

          Confidential Information: As defined in Section 4(n).

          Exchange Act: The Securities Exchange Act of 1934, as amended from time to time.

          First Time of Delivery: Shall have the meaning set forth in the Underwriting Agreement.

          FRBNY: The Federal Reserve Bank of New York.

          Governmental Authority: Shall have the meaning set forth in the Separation Agreement.

          Governmental Order: Shall have the meaning set forth in the Separation Agreement.

          Holder: Any of AIG, its Subsidiaries (including AHA) or its Affiliates (other than the Company) that is a beneficial owner of Registrable Securities (it being understood that Holder shall include any Person that is on the date hereof or subsequently becomes a Holder, whether or not such Person remains an AIG Subsidiary or Affiliate).

          Indemnified Party: As defined in Section 6(c)(i).

          Indemnified Person: As defined in Section 6(a).

          Indemnifying Party: As defined in Section 6(c)(i).

          IRS: The U.S. Internal Revenue Service.

          Law: Shall have the meaning set forth in the Separation Agreement.

          managing underwriter or underwriters: The Person or Persons selected pursuant to Section 2 of this Agreement to manage an underwritten offering of Registrable Securities.

          Person: An individual, partnership, corporation, company, trust or unincorporated organization, or a government or agency or political subdivision thereof, or any other organization or entity.

          Prospectus: The prospectus (including any preliminary prospectus and any final prospectus) included in any Registration Statement, as amended or supplemented by any free writing prospectus, whether or not required to be filed with the SEC, prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement and by all other amendments and supplements to the prospectus, and all material incorporated by reference in such prospectus.

          Registrable Securities: Any Common Stock beneficially owned as of the date hereof by AIG, its Subsidiaries (including AHA) or its Affiliates (other than the Company); provided that a security ceases to be a Registrable Security when:

          (i) it has been effectively registered under the Securities Act and disposed of in accordance with the Registration Statement covering it, or

          (ii) it is distributed to the public pursuant to Rule 144 (or any similar provisions then in force) under the Securities Act.

          Registration Expenses: As defined in Section 5 hereof.

          Registration Statement: Means either (a) a shelf registration statement filed by the Company under the Securities Act permitting resales of the Registrable Securities on a delayed or continuous basis pursuant to the provisions of Section 2(a)(i) of this Agreement, or (b) in the circumstances contemplated by Section 2(a)(ii), a registration statement filed by the Company under the Securities Act meeting the requirements of
     Section 2(a)(ii), and in either case including the Prospectus contained therein, any amendments and supplements to such Registration Statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such Registration Statement; provided that, in any such case if the Registration Statement includes a plan of distribution, such plan of distribution must be approved by AIG.

          Rules and Regulations: The published rules and regulations of the SEC promulgated under any of the Securities Act or the Exchange Act, as in effect at any relevant time.

          SEC: The Securities and Exchange Commission.

          Securities Act: The Securities Act of 1933, as amended from time to time.

          Separation Agreement: As defined in the Recitals.

          Subsidiary: Means, with respect to any Person, any corporation, general or limited partnership, joint venture, limited liability company, limited liability partnership or other Person that is a legal entity, trust or estate of which (or in which) (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors (or a majority of another body performing similar functions) of such corporation or other Person (irrespective of whether at the time capital stock of any other class or classes of such corporation or other Person shall or might have voting power upon the occurrence of any contingency), (b) more than 50% of the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) more than 50% of the beneficial interest in such trust or estate, is at the time of determination directly or indirectly beneficially owned or controlled by such Person.

          Suspension Period: As defined in Section 2(a)(iii) hereof.

          Underwriting Agreement: Means the Underwriting Agreement, dated as of __, 2009, between AIG, AHA, the Company and Goldman Sachs & Co., as representative of the several underwriters.

          underwritten offering: A transaction in which Registrable Securities of the Company registered under the Securities Act are sold to an underwriter or underwriters for reoffering to the public.

2.   FILING OF REGISTRATION STATEMENTS

     (a) Demand Registration.

          (i) Until such time as all Registrable Securities cease to be Registrable Securities, the Company agrees to use its reasonable efforts to keep current and effective a shelf Registration Statement, and to file such supplements or amendments to such Registration Statement as may be necessary or appropriate in order to keep such shelf Registration Statement continuously effective and useable, for the resale of Registrable Securities under the Securities Act.

          (ii) If the Company is no longer eligible to use a shelf Registration Statement, the Company agrees within 30 days of a Holder's written request to register the resale of a specified amount of the Registrable Securities (which shall represent at least 5% of the outstanding Common Stock) under the Securities Act, the Company will file a Registration Statement, on an appropriate form, to register the resale of such Registrable Securities, which Registration Statement will (if specified in the Holder's notice) contemplate the ability of the Holders to effect an underwritten offering, and will use its reasonable efforts to cause such Registration Statement to become or be declared effective, and to file such supplements or amendments to such Registration Statement as may be necessary or appropriate in order to keep such Registration Statement effective and useable, for the resale of Registrable Securities under the Securities Act, through the completion of the offering thereof.

          (iii) Notwithstanding anything to the contrary contained in this Agreement, the Company shall be entitled, from time to time, by providing prior written notice to the

     Holders, to require such Holders to suspend the use of the Prospectus included in any Registration Statement for resales of Registrable Securities under any shelf Registration Statement pursuant to Section 2(a)(i) or to postpone the filing or suspend the use of any Registration Statement pursuant to Section 2(a)(ii) for a reasonable period of time not to exceed 60 days in succession (or a longer period of time with the prior written consent of AIG, which consent shall not be unreasonably withheld) or two times in any one year period (a "Suspension Period") if (A) the Board determines in good faith that effecting the registration (or permitting sales under an effective registration) would materially and adversely affect an offering of securities of the Company, (B) the Company is in possession of material non-public information and the Board determines in good faith that the disclosure of such information during the period specified in such notice would be materially detrimental to the Company, or (C) the Company shall determine that it is required to disclose in any such Registration Statement a contemplated financing, acquisition, corporate reorganization or other similar transaction or other material event or circumstance affecting the Company or its securities, and the Board determines in good faith that the disclosure of such information at such time would be materially detrimental to the Company or the holders of its equity securities.

          (iv) After the expiration of any Suspension Period and without any further request from a Holder, the Company shall as promptly as reasonably practicable prepare a Registration Statement or post-effective amendment or supplement to the applicable shelf Registration Statement or Prospectus, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the Prospectus will not include a material misstatement or omission or be not effective and useable for resale of Registrable Securities.

          (v) If at any time or from time to time the Holders desire to sell Registrable Securities representing at least 5% of the outstanding Common Stock in an underwritten offering, the managing underwriter or underwriters for such offering shall be selected by AIG. The Holders will provide the Company with prior notice of any such underwritten offering, such notice to be provided as soon as reasonably practicable after the Holders determine to proceed with such offering. The Company shall use its reasonable efforts to assist such managing underwriter or underwriters in their efforts to sell Registrable Securities pursuant to such Registration Statement and shall use reasonable efforts to make senior executives with appropriate seniority and expertise reasonably available for "road show" or other presentations during the marketing period.

     (b) No Piggyback Registration Rights. The Company shall not, without the prior written consent of AIG and AHA (which consent may be withheld in AIG's and AHA's sole discretion), grant or enter into any agreement or undertaking that would permit any Person (other than the Company) to sell Common Stock along with sales of the Registrable Securities whether or not in an underwritten offering.

     (c) Undertaking to be Bound by this Agreement. Each Holder which is not an original party to this Agreement and whose Registrable Securities are included in a Registration Statement filed with the SEC pursuant to this Section 2 shall be deemed without any further action to be a party to this Agreement with all rights and obligations of a Holder hereunder and if requested by the Company, shall execute and deliver an undertaking in form and substance reasonably satisfactory to the Company whereby such Holder agrees to be bound by the terms and provisions of this Agreement.

3.   RESTRICTIONS ON PUBLIC SALE BY THE COMPANY AND OTHERS

     The Company agrees that it will not, without the prior written consent of AIG and AHA and the managing underwriter or underwriters of any underwritten offering (which shall represent at least 5% of the outstanding Common Stock) under a Registration Statement filed pursuant to Section 2(a), offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any Common Stock, during the period from the date of receipt of timely notice of the intent to price an underwritten offering from the managing underwriter or underwriters (which notice may be delivered up to 15 business days before pricing) to the date 90 days after the pricing date of such underwritten offering. The foregoing restrictions shall not apply to issuances of Common Stock (or securities convertible into or exercisable or exchangeable for Common Stock) by the Company (i) upon conversion, exchange or exercise of convertible, exchangeable or exercisable securities outstanding as of the date of pricing of the underwritten offering or under any existing employee benefit plans, (ii) in connection with strategic alliances or transactions involving the Company, (iii) in connection with registration statements filed in connection with future business combination transactions or (iv) in connection with registration statements on Form S-8 filed to register shares of Common Stock that are issuable pursuant to existing employee benefit plans of the Company; provided that any Person receiving shares of Common Stock in a transaction excepted by clauses (ii) or (iii) above shall agree to be bound by the restrictions set forth in this Section 3.

4.   REGISTRATION PROCEDURES

     In connection with the Company's obligations to keep current and effective each Registration Statement pursuant to Section 2 hereof, the Company will use its reasonable efforts to effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company will as expeditiously as possible use its reasonable efforts to:

     (a) before filing a Registration Statement or Prospectus or any amendments or supplements thereto, excluding documents incorporated by reference in the Registration Statement, furnish to AIG, AHA and the managing underwriter or underwriters, if any, copies of all such documents proposed to be filed, which documents will be subject to the review of AIG, AHA and the managing underwriter or underwriters, and the Company will not file any Registration Statement or amendment thereto or any Prospectus or any supplement thereto

(excluding such documents incorporated by reference and proposed to be filed after the initial filing of the Registration Statement) to which AIG, AHA or the managing underwriter or underwriters, if any, shall reasonably and timely object; provided, that the Company may assume, for the purposes of this paragraph (a), that objections to the inclusion of information (i) requested by the staff of the SEC to be included in the Registration Statement or other documents, (ii) required, in the opinion of counsel to the Company, to be in the Registration Statement or other documents, or (iii) required by the Securities Act or the Rules and Regulations thereunder to be in the Registration Statement or other documents, shall not be deemed to be reasonable objections; and, provided, further, that the Company shall, to the extent reasonably practicable in light of the circumstances, consult with AIG, AHA and the managing underwriter or underwriters as to any document that is to be incorporated by reference in the Registration Statement during the marketing period of any underwritten offering until the closing of such underwritten offering;

     (b) prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be required by the Rules and Regulations or the instructions applicable to the registration form utilized by the Company or by the Securities Act or the Rules and Regulations thereunder for registration or otherwise necessary to keep the Registration Statement effective and cause the Prospectus as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

     (c) notify AIG, AHA and the managing underwriter or underwriters, if any, promptly, and confirm such advice in writing,

          (i) when the Registration Statement, any pre-effective amendment thereto, the Prospectus or any prospectus supplement or post-effective amendment to the Registration Statement has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective,

          (ii) of any comments by the SEC and the "Blue Sky" or securities commissioner or regulator of any state with respect to the Registration Statement, the Prospectus or any prospectus supplement or any request by the SEC for amendments or supplements to the Registration Statement, the Prospectus or any prospectus supplement or for additional information,

          (iii) of the issuance by the SEC or any other regulatory authority of any stop order suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceedings for that purpose,

          (iv) if at any time the representations and warranties of the Company contemplated by paragraph (m) below cease to be true and correct,

          (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale under the securities or "Blue Sky" laws of any jurisdiction or the initiation or threatening of any proceeding for such purpose, and

          (vi) of the existence of any fact which results in the Registration Statement, any amendment or post-effective amendment thereto, the Prospectus, any prospectus supplement, or any document incorporated therein by reference containing an untrue statement of material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

     (d) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment;

     (e) if requested by the managing underwriter or underwriters, AHA or AIG, as soon as practicable incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters, AHA or AIG reasonably request to be included therein relating to the sale of the Registrable Securities, including without limitation, information with respect to the amount of Registrable Securities being sold to such underwriter or underwriters, the purchase price being paid therefor by such underwriter or underwriters and with respect to any other terms of the underwritten offering (including whether such underwriting commitment is on a firm commitment or best efforts basis) of the Registrable Securities to be sold in such offering; and make all required filings of such prospectus supplement or post-effective amendment promptly upon notice of the matters to be incorporated in such prospectus supplement or post-effective amendment;

     (f) furnish to AIG, to each selling Holder, and to each managing underwriter or underwriters, without charge, at least one signed copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference therein);

     (g) deliver to AIG, each selling Holder and each underwriter, if any, without charge, as many copies (including an electronic copy) of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons may reasonably request; the Company consents to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders and each underwriter, if any, in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto;

     (h) prior to any public offering of Registrable Securities, use its reasonable efforts to register or qualify or cooperate with AIG, the selling Holders, the managing underwriter or underwriters, if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or "Blue Sky" laws of such jurisdictions as AIG, any selling Holder or underwriter reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

     (i) cooperate with AIG, the selling Holders and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of the Registrable Securities to be sold; and enable such Registrable Securities to be in such denominations and registered in such names as AIG, the selling Holder or the managing underwriter or underwriters, if any, may request at least two business days prior to any delivery of Registrable Securities;

     (j) use its reasonable efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities, federal, state or local, as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities;

     (k) except as permitted by Section 2(a)(iii), if any fact contemplated by paragraph (c)(vi) above shall exist, prepare a post-effective amendment or supplement to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that the Prospectus, as thereafter delivered to the purchasers of the Registrable Securities, will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

     (l) use its reasonable efforts to cause all Registrable Securities covered by the Registration Statement to be listed on each securities exchange on which the Common Stock is then listed, if any;

     (m) enter into such customary agreements (including a customary underwriting agreement with the underwriter or underwriters, if any) and take all such other actions in connection therewith in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, whether or not an underwriting agreement is entered into and whether or not the Registrable Securities are to be sold in an underwritten offering:

          (i) make such representations and warranties to AIG, the selling Holders of such Registrable Securities and the underwriter or underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings of equity securities;

          (ii) cause to be delivered to the sellers of Registrable Securities and the underwriter or underwriters, if any, opinions of counsel to the Company, dated, in the case of an underwritten offering, the date of delivery of any Registrable Securities sold pursuant thereto which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriter or underwriters, if any, AIG and the selling Holders, addressed to AIG, each selling Holder and each underwriter, if any, covering the matters customarily covered in opinions requested in underwritten offerings of common stock and such other matters as may be reasonably requested by AIG or the selling Holders or the appointed representative of or counsel to AIG and the selling Holders (it being agreed that the matters to be covered by such opinions shall include and shall cover both the date of the first contract to sell the Registrable Securities and the date of delivery of any Registrable Securities sold pursuant thereto);

          (iii) cause to be delivered, in the case of an underwritten offering, at the time of delivery of any Registrable Securities sold pursuant thereto, letters from the Company's independent certified public accountants addressed to AIG, each selling Holder and each underwriter, if any, in customary form and covering such financial and accounting matters as are customarily covered by letters of independent certified public accountants delivered in connection with underwritten public offerings of common stock;

          (iv) if an underwriting agreement is entered into, the same shall provide for indemnification of the underwriters by the Company in customary form; and

          (v) the Company shall deliver such documents and certificates as may be reasonably requested by AIG, any Holder selling Registrable Securities or the managing underwriter or underwriters, if any, to evidence compliance with clause (i) above and with any customary conditions contained in the underwriting agreement, if any, or other agreement entered into by the Company in connection with such offering.

The above shall be done at each closing under such underwriting or similar agreement or as and to the extent required thereunder;

     (n) make available for inspection by a representative or representatives of AIG or the selling Holders, any underwriter participating in any disposition pursuant to a Registration Statement, and any attorney or accountant retained by AIG or such selling Holders or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with such Registration Statement; provided that AIG shall not, and shall cause its Affiliates and representatives having access to information of the Company that is either oral or in writing and that is confidential or proprietary ("Confidential Information") not to, disclose any Confidential Information; provided, however, that AIG may disclose Confidential Information to the extent permitted by applicable Law: (i) to its representatives on a need-to-know basis in connection with the exercise of rights or the performance of obligations under this Agreement, provided that such representatives are informed of the confidential nature of such information and made aware of the provisions of this 4(n); (ii) to the extent reasonably necessary in connection with any action or in any dispute with respect to this Agreement; (iii) to the extent such information is required to be disclosed by applicable Law, Governmental Order or Governmental Authority (including in any report, statement, testimony or other submission to a Governmental Authority) or in response to any summons, subpoena or other legal process or formal or informal investigative demand issued to AIG or AHA in the course of any litigation, arbitration, mediation, investigation or administrative proceeding; (iv) to the extent any such information is or becomes generally available to the public other than as a result of disclosure by AIG, AHA or any of their Subsidiaries or any of their Affiliates or representatives; and provided further, however, (A) AIG and AHA may disclose Confidential Information related to the Company to AIG's and AHA's representatives who need to know such information for the purpose of evaluating, monitoring or taking any other action with respect to AIG's and/or AHA's investment in the Company and its Subsidiaries, and (B) AIG and AHA may disclose Confidential Information delivered to them by the officers designated by them, respectively, to receive the information contemplated by Section 5.4 of the Stockholders Agreement to each other, their respective Affiliates and their respective Representatives, provided that in the cases of clauses (A) and (B) above, such representatives are informed of the confidential nature of such information and made aware of the provisions of this Section 4(n).

In the event that AIG or AHA becomes required (based on advice of counsel) by deposition, interrogatory, request for documents subpoena, civil investigative demand or similar judicial or administrative process or in connection with a report, statement, testimony or other submission to be made to any Governmental Authority to disclose any Confidential Information, the disclosing party shall provide the Company, to the extent reasonably practicable, with prior written notice of such requirement, and, to the extent reasonably practicable, cooperate with the Company (at the Company's expense) to obtain a protective order or similar remedy to cause such Confidential Information not to be disclosed; provided, however, that none of AIG, AHA or any of their respective Affiliates is required to provide such prior written notice with respect to any disclosure to the FRBNY. In the event that such protective order or other similar remedy is not obtained, the disclosing party shall furnish only that portion of the Confidential Information that it reasonably believes is required to be disclosed and shall exercise its commercially reasonable efforts (at the Company's expense) to obtain assurance that confidential treatment will be accorded such Confidential Information.

Notwithstanding anything to the contrary contained herein, the parties hereto acknowledge and agree that AIG, AHA and their respective Affiliates may, without notifying the Company or any other Person, share any information relating to or obtained from the Company or any of its Subsidiaries with (i) the FRBNY or the U.S. Department of the Treasury and their respective Representatives, (ii) the AIG Credit Facility Trust, (iii) any insurance regulatory authority or (iv) the IRS or any other tax authority, in each case as AIG deems necessary or advisable in its good faith judgment.

To the fullest extent permitted by applicable Laws, the provisions of this
Section 4(n) shall not restrict or limit the use of or disclosure by AIG, AHA or any of their respective Affiliates of any customer, policy or beneficiary information (including such information relating to the Company and its Subsidiaries) if such information was in the possession or control of AIG, AHA or their respective Affiliates prior to the date hereof. For the avoidance of doubt, the foregoing shall apply regardless of whether such information (i) was also possessed or controlled by the Company or any of its Subsidiaries on or prior to the date hereof and/or (ii) was originated by any other Person; and

     (o) otherwise use its reasonable efforts to comply with all applicable Rules and Regulations, and make generally available to its security holders earnings statements satisfying the provisions of Section 11(a) of the Securities Act, no later than 40 days after the end of any 12-month period (or 60 days, if such period is a fiscal year) commencing on the date of the filing of any Prospectus relating to the sale of Registrable Securities, which statements shall cover a 12-month period.

The Company may require each selling Holder as to which any registration is being effected to furnish to the Company such information regarding the distribution of such securities as the Company may from time to time reasonably request in writing and as shall be required by law or by the SEC in connection with any registration.

Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(c)(vi) hereof, such Holder will forthwith discontinue disposition of Registrable Securities until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(k) hereof, or until it is advised in writing by the Company that the use of the Prospectus may be resumed.

5.   REGISTRATION EXPENSES

     (a) All expenses incident to the Company's performance of or compliance with this Agreement, at or prior to the time that the Holders shall have completed three underwritten offerings pursuant hereto (it being understood that the offering effected pursuant to the Underwriting Agreement shall not be deemed to have been effected pursuant hereto), including without limitation:

          (i) all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority ("FINRA")), unless the required filing or filings arise solely by reason of the status of the Holders or any of their Affiliates, or their intended use of proceeds of the offering (in which case such fees shall be the responsibility of the Holders);

          (ii) fees and expenses of compliance with securities or "Blue Sky" laws (including reasonable fees and disbursements of one counsel for the selling Holders and underwriter or underwriters in connection with the registration or qualification of the Registrable Securities under applicable state securities laws and determination of their eligibility for investment under the laws of such jurisdictions as AIG, the managing underwriter or underwriters or the Holders of Registrable Securities being sold may designate);

          (iii) all printing, messenger, telephone and delivery expenses of the Company, including, without limitation, the expenses of printing the Registration Statement and the Prospectus, the expenses of preparing the Registrable Securities for delivery and the expenses of printing or producing any agreement(s) among underwriters, underwriting agreement(s) and "Blue Sky" or legal investment memoranda, any selling agreements and any other documents in connection with the offering, sale or delivery of Registrable Securities to be disposed of;

          (iv) fees, disbursements and expenses of counsel for the Company;

          (v) fees and disbursements of all independent certified public accountants of the Company (including the expenses of any special audit and accountants' letters required by or incident to such performance);

          (vi) all fees and expenses incurred by the Company in connection with the listing of the Registrable Securities on any securities exchange pursuant to Section 4(l); and

          (vii) fees and expenses of other Persons retained by the Company (all such expenses being herein called "Registration Expenses");

will be borne by the Company, whether or not the Registration Statement becomes effective. In connection with any subsequent underwritten offering effected by the Holders pursuant hereto, all such out-of-pocket expenses reasonably incurred by the Company shall be borne by the Holders, in proportion to the shares sold by each of them in such offering. The Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company.

6.   INDEMNIFICATION

     (a) Indemnification by Company.

          (i) The Company agrees to indemnify and hold harmless each Holder, each underwriter with respect to Registrable Securities and each of their respective officers, directors, employees and agents and each Person who controls such Holder or underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (each such Person being sometimes hereinafter referred to as an "Indemnified Person") from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, preliminary prospectus or Prospectus, including any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities relate to any untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company by any Holder or underwriter expressly for use therein.

          (ii) The Company will also indemnify selling brokers, dealers and similar securities industry professionals participating in the distribution, their officers, directors and partners and each Person who controls such Persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as provided in
     Section 6(a)(i) with respect to the indemnification of the Holders and underwriters of Registrable Securities and such Persons shall be deemed "Indemnified Persons" for all purposes of this Section 6.

     (b) Indemnification by Selling Holders. Each selling Holder agrees severally, and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign any Registration Statement and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Holder (but not in an amount exceeding the net proceeds to such Holder from the offering of its Registrable Securities pursuant to such Registration Statement), but only with reference to information relating to such Holder furnished in writing by such Holder to the Company expressly for use in any Registration Statement, preliminary prospectus, or Prospectus, including any amendment or supplement thereto.

     (c) Proceedings.

          (i) In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to either Section 6(a) or 6(b), such Person (the "Indemnified Party") shall promptly notify the Person against whom such indemnity may be sought (the "Indemnifying Party") in writing and the Indemnifying Party, upon request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding.

          (ii) In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (a) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (b) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.

          (iii) It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (a) the reasonable fees and expenses of more than one separate firm for all underwriters, selling brokers, dealers and similar securities industry professionals and all persons, if any, who control such Persons within the meaning of either
     Section 15 of the Securities Act or Section 20 of the Exchange Act and (b) the reasonable fees and expenses of more than one separate firm for all selling Holders and all Persons, if any, who control selling Holders within the meaning of either such Section.

          (iv) In the case of any such separate firm for the underwriters, selling brokers, dealers and similar securities industry professionals and such control Persons, such firm shall be designated in writing by the managing underwriter or underwriters. In the case of any such separate firm for the selling Holders and such control Persons of selling Holders, such firm shall be designated in writing by the Holder. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there is a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment.

     (d) Contribution.

          (i) If the indemnification provided for in this Section 6 is unavailable to an Indemnified Party under Section 6(a) or Section 6(b) hereof or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the Holder or underwriter, selling broker, dealer or similar securities professional, as the case may be, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the Holder or underwriter, selling broker, dealer or similar securities professional, as the case may be, on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, by the Holder or by the underwriter, selling broker, dealer or similar securities professional and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (ii) The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Holders or the underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section, no Holder or underwriter, selling broker, dealer or similar securities professional shall be required to contribute any amount in excess of the amount by which (a) in the case of any Holder, the net proceeds received by such Holder from the sale of Registrable Securities or
     (b) in the case of an underwriter, selling broker, dealer or similar securities professional, the total price at which the Registrable Securities purchased by it and distributed to the public were offered to the public exceeds, in any such case, the amount of any damages that the Holders or such underwriter, selling broker, dealer or similar securities professional has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The obligations to contribute pursuant to this Section 6 of the Indemnified Persons are several and not joint.

     (e) Cumulative Obligations. The obligations of the Company under this
Section 6 shall be in addition to any liability which the Company may otherwise have to any Indemnified Person.

     (f) Survival. The indemnity and contribution agreements contained in this
Section 6 and the representations and warranties of the Company referred to in
Section 4(m)(i) shall remain operative and in full force and effect regardless of (i) any termination of this Agreement or any underwriting agreement, (ii) any investigation made by or on behalf of any Indemnified Person or by or on behalf of the Company and (iii) the consummation of the sale or successive resales of the Registrable Securities.

7.   RULE 144

     The Company covenants that it shall use its reasonable efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act and the Rules and Regulations and it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the reasonable request of any Holder , the Company will deliver to such Holder a written statement as to whether it has complied with such information and requirements.

8.   MISCELLANEOUS

     (a) Remedies. Each Holder, in addition to being entitled to exercise all rights provided herein and granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. Each party agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

     (b) No Inconsistent Agreements. The Company will not on or after the date of this Agreement enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof.

     (c) Amendment and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the prior written consent of the parties hereto.

     (d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing and delivered personally, by telegram, by telecopy or sent by overnight courier, postage prepaid:

          (i) if to a Holder, at the most current address given by such Holder to the Company in accordance with the provisions of this Section 8(d), which address initially is American International Group, Inc., 70 Pine Street, New York, New York 10270, Attention: General Counsel, with a copy to Sullivan & Cromwell, 125 Broad Street, New York, New York 10004,
     Attention: Robert E. Buckholz, Jr., Esq.; or

          (ii) if to the Company, at Transatlantic Holdings, Inc., 80 Pine Street, New York, New York 10005, Attention: Gary Schwartz, with a copy to Gibson, Dunn & Crutcher LLP, 200 Park Avenue, New York, New York 10166,
     Attention: Lois Herzeca

or to such other address as any party may, from time to time, designate in a written notice given in a like manner. Notice given by telegram or telecopy shall be deemed delivered when evidence of the transmission is received by the sender and shall be confirmed in writing by overnight courier, postage prepaid. Notice given by overnight courier as set out above shall be deemed delivered the business day after the date the same is mailed.

     (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Registrable Securities and the Indemnified Persons specified in
Section 6. The Company may not assign its rights or delegate its obligations under this Agreement without the prior written consent of AIG and the Holders.

     (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     (g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     (h) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO CONFLICT OF LAW PRINCIPLES.

     (i) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

     (j) Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees in addition to its costs and expenses and any other available remedy.

     (k) Effective Time. This Agreement shall become effective as of the First Time of Delivery. In the event that the First Time of Delivery shall not occur, this Agreement will be of no force or effect.

     IN WITNESS WHEREOF, the parties have executed this agreement as of the date first written above.

                                        TRANSATLANTIC HOLDINGS, INC.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        AMERICAN INTERNATIONAL GROUP, INC.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        AMERICAN HOME ASSURANCE COMPANY


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                                                       EXHIBIT D

                     FORM OF TRANSITION SERVICES AGREEMENT

                                  See Attached.

================================================================================

                     FORM OF TRANSITION SERVICES AGREEMENT

                              dated as of [__], 2009

                                     between

                       AMERICAN INTERNATIONAL GROUP, INC.

                                       and

                          TRANSATLANTIC HOLDINGS, INC.

================================================================================

                                TABLE OF CONTENTS


                                    ARTICLE I

                                   DEFINITIONS

Section 1.01. Certain Defined Terms                                            1

                                   ARTICLE II

                        SERVICES AND ACCESS TO FACILITIES

Section 2.01. Services ....................................................    4
Section 2.02. Access to Facilities ........................................    4
Section 2.03. Additional Services and Access to Additional Facilities .....    4
Section 2.04. Exception to Obligation to Provide Services or Access to
                 Facilities ...............................................    4
Section 2.05. Standard of the Provision of Services or Access to
                 Facilities ...............................................    4
Section 2.06. Change in Services or Access to Facilities ..................    5
Section 2.07. Services and Access to Facilities Provided by Other
                 Persons ..................................................    5
Section 2.08. Personnel ...................................................    5
Section 2.09. Cooperation .................................................    6
Section 2.10. Electronic and Other Access .................................    6
Section 2.11. No Agency ...................................................    7
Section 2.12. Ownership of Intellectual Property ..........................    7
Section 2.13. Divestitures ................................................    8
Section 2.14. Migration ...................................................    9
Section 2.15. Primary Points of Contact for this Agreement ................   10

                                   ARTICLE III

                             COSTS AND DISBURSEMENTS

Section 3.01. Costs and Disbursements .....................................   11
Section 3.02. No Right to Set-Off .........................................   13

                                   ARTICLE IV

                            WARRANTIES AND COMPLIANCE

Section 4.01. Disclaimer of Warranties ....................................   13
Section 4.02. Compliance with Laws and Regulations ........................   13

                                    ARTICLE V

                      LIMITED LIABILITY AND INDEMNIFICATION

Section 5.01. Limited Liability of a Provider .............................   13
Section 5.02. Indemnification of Each Recipient by the Relevant Provider ..   14
Section 5.03. Indemnification of Each Provider by the Relevant Recipient ..   14
Section 5.04. Additional Limitations on Liability .........................   14
Section 5.05. Insurance ...................................................   15
Section 5.06. Procedures ..................................................   15
Section 5.07. Exclusive Remedy ............................................   15

                                   ARTICLE VI

                              TERM AND TERMINATION

Section 6.01. Term and Termination ........................................   16
Section 6.02. Termination Charges .........................................   17
Section 6.03. Effect of Termination .......................................   18
Section 6.04. Force Majeure ...............................................   18


                                   ARTICLE VII

                         REPRESENTATIONS AND WARRANTIES

Section 7.01. Representations and Warranties of AIG .......................   19
Section 7.02. Representations and Warranties of the Company ...............   20


                                  ARTICLE VIII

                               GENERAL PROVISIONS

Section 8.01. Treatment of Confidential Information .......................   21
Section 8.02. Notices .....................................................   22
Section 8.03. Severability ................................................   24
Section 8.04. Entire Agreement ............................................   24
Section 8.05. Assignment ..................................................   24
Section 8.06. No Third-Party Beneficiaries ................................   24
Section 8.07. Amendment; Waiver ...........................................   25
Section 8.08. Dispute Resolution ..........................................   25
Section 8.09. Governing Law; Waiver of Jury Trial .........................   27

Section 8.10. Rules of Construction .......................................   27
Section 8.11. Obligations of Parties ......................................   28
Section 8.12. Counterparts ................................................   28
Section 8.13. Effective Time ..............................................   28

                          TRANSITION SERVICES AGREEMENT

          This TRANSITION SERVICES AGREEMENT, dated as of [__], 2009 (this "Agreement"), is entered into by and between American International Group, Inc., a Delaware corporation ("AIG"), and Transatlantic Holdings, Inc., a Delaware corporation (the "Company").

                                    RECITALS

          WHEREAS, AIG, American Home Assurance Company, a New York domiciled insurance company ("AHAC") and the Company have entered into that certain Master Separation Agreement, dated as of May 28, 2009 (as amended, modified or supplemented from time to time in accordance with its terms, the "Separation Agreement"), relating to the separation of the Company from AIG; and

          WHEREAS, in connection with the Separation Agreement, AIG shall provide or cause to be provided to the Company Entities certain services, access to facilities, equipment, software and other assistance on a transitional basis commencing immediately following the First Time of Delivery and in accordance with the terms and subject to the conditions set forth herein.

          NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the Parties hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

          Section 1.01. Certain Defined Terms.

          (a) Unless otherwise defined herein, all capitalized terms used herein shall have the same meanings as set forth in the Separation Agreement.

          (b) The following capitalized terms used in this Agreement shall have the meanings set forth below:

          "AAA" shall have the meaning set forth in Section 8.08(b).

          "Additional Facilities" shall have the meaning set forth in Section 2.03.

          "Additional Services" shall have the meaning set forth in Section
2.03.

          "Agreement" shall have the meaning set forth in the Preamble.

          "AHAC" shall have the meaning set forth in the Recitals.

          "AIG" shall have the meaning set forth in the Preamble.

          "AIG Contract Manager" shall have the meaning set forth in Section 2.15(a)(ii).

          "AIG Entities" means AIG and its Affiliates, excluding the Company Entities.

          "AIG Indemnified Person" means each AIG Entity and its
Representatives.

          "AIG Provider" means AIG or a Provider that is an Affiliate of AIG after the First Time of Delivery.

          "Archived Files" shall have the meaning set forth in Section 2.10(a).

          "Company" shall have the meaning set forth in the Preamble.

          "Company Contract Manager" shall have the meaning set forth in Section 2.15(a)(i).

          "Company Entities" means the Company and the Company Subsidiaries.

          "Company Indemnified Person" means the Company and each Company Subsidiary, their respective Affiliates and their respective Representatives.

          "Confidential Information" shall have the meaning set forth in Section 8.01(a).

          "Dispute" shall have the meaning set forth in Section 8.08.

          "Facilities" shall have the meaning set forth in Section 2.02.

          "Force Majeure" means, with respect to a Party, an event beyond the control of such Party or any Person acting on its behalf, including acts of God, storms, floods, riots, fires, earthquakes, sabotage, civil commotion or civil unrest, strikes, lockouts or other labor difficulties, interference by civil or military authorities, riots, insurrections or other hostilities, embargo, fuel or energy shortage, acts of Governmental Authorities (including bank closings and seizures and other Governmental Orders), acts of war (declared or undeclared) or armed hostilities or other national or international calamity or one or more acts of terrorism or failure or interruption of networks or energy sources.

          "Indemnified Person" means an AIG Indemnified Person or a Company Indemnified Person.

          "IRS" means the US Internal Revenue Service.

          "Knowledge" of a Person means in the case of the Company, the actual knowledge of any Person listed on Annex II, subject to the subject matter limitations set forth on such schedule.

          "Licensee" shall have the meaning set forth in Section 2.12(a).

          "Licensor" shall have the meaning set forth in Section 2.12(a).

          "Migration Services" shall have the meaning set forth in Section 2.14(a).

          "Migration Services Charges" shall have the meaning set forth in
Section 2.14(a).

          "Migration Services Provider" shall have the meaning set forth in
Section 2.14(a).

          "Migration Services Recipient" shall have the meaning set forth in
Section 2.14(a).

          "Notice of Dispute" shall have the meaning set forth in Section
8.08(a).

          "Party" means AIG and the Company individually, and, in each case, their respective successors and permitted assigns. "Parties" means AIG and the Company collectively, and, in each case, their respective successors and permitted assigns.

          "Pass-Through Charges" shall have the meaning set forth in Section 3.01(b).

          "Provider" means AIG and any Person that AIG causes to provide to any Recipient a Service or access to a Facility under this Agreement, in its capacity as the provider of such Service or access to such Facility, other than any Person who provides any Company Entity any Service or access to any Facility under a separate transition services agreement or similar Contract.

          "Recipients" means the Company Entities, in their capacity as the recipients of the Services and access to the Facilities under this Agreement.

          "Required Technology" shall have the meaning set forth in Section 2.10(b).

          "Separation Agreement" shall have the meaning set forth in the Recitals.

          "Service Charge" shall have the meaning set forth in Section 3.01(a).

          "Services" shall have the meaning set forth in Section 2.01.

          "VAT" means the tax imposed in accordance with Directive 2006/112/EC and any permitted derogations therefrom, as well as any equivalent or similar tax imposed under the laws of any jurisdiction that is not a Member State of the European Union. For the avoidance of doubt, the term "VAT" shall not include any sales or use tax imposed by any state or political subdivision of the United States.

          "Virus(es)" means any malicious computer code or instructions that have a material adverse effect on the operation, security or integrity of (a) a computing, telecommunications or other electronic operating or processing system or environment, (b) software programs, data, databases or other computer files or libraries or (c) computer hardware, networking devices or telecommunications equipment, including (i) viruses, Trojan horses, time bombs, back door devices, worms or any other software routine or hardware component designed to permit unauthorized access, disable, erase or otherwise harm software, hardware or data or perform any other such harmful or unauthorized actions and (ii) similar malicious code or data.

                                   ARTICLE II

                        SERVICES AND ACCESS TO FACILITIES

          Section 2.01. Services. On the terms and subject to the conditions set forth in this Agreement, from and after the First Time of Delivery and for the periods set forth in Schedule 2.01, AIG shall provide or cause to be provided to the Company Entities the services set forth in Schedule 2.01 (collectively with any Additional Services, the "Services").

          Section 2.02. Access to Facilities. On the terms and subject to the conditions set forth in this Agreement, from and after the First Time of Delivery and for the periods set forth in Schedule 2.02, AIG shall provide or cause to be provided to the Company Entities access to the facilities, equipment and software set forth in Schedule 2.02 (collectively with any Additional Facilities, the "Facilities").

          Section 2.03. Additional Services and Access to Additional Facilities. Services or access to facilities, equipment or software not agreed upon in a Schedule attached hereto but provided prior to the First Time of Delivery by an AIG Entity to a Company Entity can be requested in writing within ninety (90) calendar days of the First Time of Delivery by the Company upon reasonable notice to AIG. Upon the mutual agreement of the Parties as to (a) the provision of any such Additional Services or access to any such Additional Facilities and
(b) the terms and conditions thereof (including the appropriate Service Charges related thereto), AIG shall provide or cause to be provided to the Company Entities (i) such additional services (the "Additional Services") and (ii) access to such additional facilities, equipment and software (the "Additional Facilities").

          Section 2.04. Exception to Obligation to Provide Services or Access to Facilities. Notwithstanding anything to the contrary contained herein, including
Section 2.01 and Section 2.02, AIG shall not be obligated to (and shall not be obligated to cause any Provider to) provide (a) any Services or (b) access to any Facilities, if the provision of such Services or access to such Facilities would (i) violate any Law or any agreement or license to which the AIG Entities or the Company Entities are subject, including any Master Lease (as such term is defined in the Separation Agreement) or (ii) result in the disclosure of information subject to any applicable privileges (including the attorney-client or similar privilege); provided, however, that AIG and the Company shall use commercially reasonable efforts to obtain or cause to be obtained such agreements, waivers and licenses necessary to provide such Services or access to such Facilities and if AIG and the Company are unable to obtain such agreements, waivers and licenses, AIG and the Company shall use reasonable efforts to agree to the modification of the terms of the Services or access to any Facilities so that the provision of the Services or the access to Facilities by AIG would not result in the circumstances describes in clauses (i) and (ii) above; and provided, further, that neither AIG nor the Company (nor any of their respective Affiliates) shall be required to pay any fees or make other payments or incur any obligations (unless the Recipient agrees to pay AIG or its Affiliates for such fees or make such other payments or incur such obligations) to obtain any such agreements, waivers or licenses.

          Section 2.05. Standard of the Provision of Services or Access to Facilities. AIG shall provide or cause to be provided the Services and access to the Facilities at all times in a manner and at a level that is substantially consistent with similar services and access to facilities, equipment and software provided by AIG to the Recipient during the one year period immediately prior to the First Time of Delivery. The Company agrees that all of the Services and access to all of the Facilities shall be for the sole use and benefit of the Company Entities and not any other Affiliates of the Company and solely for the purpose of conducting the business of the Company Entities in a manner substantially consistent with the manner in which it was conducted immediately prior to the First Time of Delivery. No Provider shall have any obligation to purchase, lease or license or renew a lease or license applicable to any facility, equipment or software or to pay any costs related to (a) the transfer or conversion of a Recipient's data to any alternative provider of any Services or (b) the Recipient's access to any Facilities.

          Section 2.06. Change in Services or Access to Facilities. A Provider may, from time to time, reasonably supplement, modify, substitute or otherwise alter the Services and access to the Facilities; provided, however, that such supplement, modification, substitution or alteration shall (a) result in the quality of the Services or access to Facilities being substantially consistent with or greater than the Services or access to Facilities provided prior thereto and (b) subject to Section 6.01(d)(iv), not increase the cost of using such Services or accessing such Facilities.

          Section 2.07. Services and Access to Facilities Provided by Other Persons. AIG may cause any Person, including any Affiliate of AIG, to provide any Services or access to any Facilities or any portion thereof; provided, however, that such Person shall be subject to service standards and confidentiality provisions at least equivalent to those set forth herein and that AIG shall remain primarily responsible for the performance by such Person of all of its obligations hereunder with respect to the Services or access to the Facilities provided by such Person so that such performance is in accordance with the terms and conditions hereof.

          Section 2.08. Personnel.

          (a) AIG shall, and shall cause the Provider of any Service or access to any Facility to, make available to the Recipient of such Service or access to such Facility such personnel as may be necessary to provide such Service or access to such Facility; provided, however, that the Provider shall have the right, in its reasonable discretion, to (i) designate which personnel it will assign to perform such Service or provide access to such Facility and (ii) remove and replace such personnel at any time. Subject to Section 2.05, nothing in this Agreement shall obligate a Provider (or AIG to cause any Provider) to hire any additional employees or provide any incentives to employees in addition to those in effect immediately prior to the First Time of Delivery or to retain the employment of any particular employee or retain the services of any particular consultant, contractor or agent.

          (b) The Provider of any Service or access to any Facility shall be solely responsible for all salary, employment and other benefits of and liabilities relating to the personnel of such Provider assigned to perform such Service or provide access to such Facility. In performing their respective duties hereunder, all such personnel of a Provider shall be under the direction, control and supervision of such Provider, and, subject to Section 2.05, such

Provider shall have the sole right to exercise all authority with respect to the employment (including termination of employment), assignment and compensation of such personnel.

          Section 2.09. Cooperation. Each Recipient and its Affiliates shall use its reasonable best efforts to (a) cooperate with the applicable Provider and its Affiliates with respect to the provision of any Service and access to any Facility and (b) enable the applicable Provider and its Affiliates to provide the Services and access to the Facilities in accordance with this Agreement. No Recipient or its Affiliates shall take any action that would materially interfere with or materially increase the cost of a Provider's providing any of the Services or access to any of the Facilities.

          Section 2.10. Electronic and Other Access.

          (a) As of the First Time of Delivery, except as otherwise expressly provided in this Agreement or any other Transaction Agreement, (i) the Company Entities shall cease to use and shall have no further access to, and AIG shall have no obligation to otherwise provide or make available, any business or other services, including any AIG Entity's intranet and other owned, licensed, leased or used computer software, networks, hardware or technology of an AIG Entity, provided or made available to the Company Entities by any AIG Entity prior to the First Time of Delivery, and (ii) the Company Entities shall have no access to, and the AIG Entities shall have no obligation to otherwise provide, any AIG Entity's computer-based resources (including third-Person services, e-mail and access to its computer networks, databases and equipment), whether or not such resources require a password or are available on a secured access basis or on a non-secured access basis. Notwithstanding anything to the contrary contained in this Agreement or any other Transaction Agreement, to the extent that AIG or any Affiliate of AIG has retained hard copies of files and electronic files, tapes, software, electronic data, hardware, storage devices or other electronic information that are not used in the operation of the business of the Company Entities or required by the Company Entities for regulatory purposes ("Archived Files") pursuant to a Litigation Hold or otherwise, the Company acknowledges and agrees that the Archived Files are solely the property of AIG. AIG agrees that it will retain the Archived Files that relate to the Company Entities for no less than three (3) months after the First Time of Delivery after which AIG may recycle or discard such Archived Files.

          (b) To the extent that the performance or receipt of Services or access to Facilities hereunder requires a Company Entity to have access to any AIG Entity's intranet or other computer software, networks, hardware, technology or computer-based resources (including third-Person services, e-mail and access to computer networks, database and equipment) owned, licensed, leased or used by any AIG Entity and any AIG Entity's computer based resources (including third-Person services, e-mail and access to its computer networks, databases and equipment), whether or not such resources require a password or are available on a secured access basis or on a non-secured access basis ("Required Technology"), AIG shall provide or cause to be provided limited access to such Required Technology, subject to the security, use, Virus protection, disaster recovery, confidentiality and other policies, procedures and limitations of the AIG Entities, consistent with past practice, as they may be amended from time to time in a manner that does not unreasonably interfere with any Company Entity's receipt of Services or access to Facilities hereunder. The Company shall, and shall cause each Recipient and all of their personnel having access to the Required Technology to, (a) comply with all the AIG Entities' security guidelines and procedures (including physical security, network access, internet security, confidentiality and personal data security guidelines and procedures), consistent with past practice, as they may be amended from time to time in a manner that does not unreasonably interfere with any Company Entity's receipt of Services or access to Facilities hereunder, and (b) use commercially reasonable Virus protection, disaster recovery and other policies, procedures and limitations of the AIG Entities that are applicable to the provision of any Service or access to any Facility, consistent with past practice, as they may be amended from time to time in a manner that does not unreasonably interfere with any Company Entity's receipt of Services or access to Facilities hereunder.

          (c) While Services are being provided hereunder, each Party shall take commercially reasonable measures to ensure that, in connection with the provision of any Services or access to any Facilities, no Virus or similar items are coded or introduced into either its own (including its Affiliates) or the other Party's (including its Affiliates) computer networks or databases. If, in connection with the provision of any Services or access to any Facilities, a Virus is found to have been introduced into such computer networks or databases, each Party shall use commercially reasonable efforts to cooperate and to diligently work together with the other Party to eliminate the effects of such Virus. The Parties shall, and shall cause their respective Providers and Recipients to, exercise commercially reasonable care to prevent unauthorized Persons from accessing the Services, or the computer and technology systems or networks of any of the Providers.

          Section 2.11. No Agency. Nothing in this Agreement shall be deemed in any way or for any purpose to constitute any Party acting as an agent of another unaffiliated Party in the conduct of such other Party's business. A Provider of any Service or access to any Facility hereunder shall act as an independent contractor and not as the agent of any Recipient or its Affiliates in performing such Service or providing access to such Facility. Nothing contained in this Agreement shall be deemed or construed to create a partnership or joint venture, to create the relationships of employee/employer or principal/agent or otherwise create any other association of any kind, each Party being individually responsible only for its obligations set forth in this Agreement.

          Section 2.12. Ownership of Intellectual Property.

          (a) Except as otherwise expressly provided in this Agreement or in any other Transaction Agreement, each of AIG and the Company and their respective Affiliates shall retain all right, title and interest in and to their respective Intellectual Property and any and all improvements, modifications and derivative works thereof. Solely to the extent required for the provision or receipt of the Services or access to the Facilities in accordance with this Agreement, each of AIG and the Company, for itself and on behalf of their respective Affiliates, hereby grants to the other (and their respective Affiliates) a non-exclusive, revocable, non-transferable (except as provided in Section 8.05) license during the term of this Agreement to access and use such Intellectual Property that is provided by the granting Party ("Licensor") to the other Party ("Licensee") in connection with this Agreement, but only to the extent and for the duration necessary for the Licensee to provide or receive the applicable Service or access to the applicable Facility as permitted by this Agreement. Upon the expiration of such time, or the earlier termination of such Service or access to such Facility in accordance with
Section 6.01(d), the license granted hereunder by the Licensor to the Licensee to the relevant Intellectual Property will terminate; provided, however, that all licenses granted under this Agreement shall terminate immediately upon the expiration or earlier termination of this Agreement in accordance with the terms hereof. The foregoing license is subject to the terms of any licenses granted by others with respect to Intellectual Property not owned by AIG, the Company or their respective Affiliates that is required for or used in the provision or receipt of the Services or access to the Facilities in accordance with this Agreement. No license or right, express or implied, is granted under this Agreement by any Licensor to any Licensee or their respective Affiliates in or to their respective Intellectual Property except as expressly provided above in this Section 2.12(a), and all other rights are expressly reserved by each Licensor.

          (b) Subject to the limited license granted in Section 2.12(a), in the event that any Intellectual Property is created by a Provider in the performance of the Services or provision of access to the Facilities, all right, title and interest throughout the world in and to all such Intellectual Property shall vest solely in such Provider unconditionally and immediately upon such Intellectual Property having been developed, written or produced, unless the Parties agree otherwise in writing.

          (c) Except as otherwise expressly provided in this Agreement or in any other Transaction Agreement, no Party (or its Affiliates) shall have any rights or licenses with respect to any Intellectual Property (including software), hardware or facility of the other Party. All rights and licenses not expressly granted in this Agreement or in such other Transaction Agreement are expressly reserved by the relevant Party. Each Party shall from time to time execute any documents and take any other actions reasonably requested by the other Party to effectuate the intent of this Section 2.12.

          Section 2.13. Divestitures. If AIG sells or divests any AIG Provider that provides Services or access to Facilities hereunder, AIG shall use commercially reasonable efforts to provide or to cause another AIG Provider to provide for the continuity of Services and access to Facilities on the same price, terms and conditions as are in effect immediately prior to such sale or divestiture, and in a manner which does not cause a degradation in the service standards set forth herein and without requiring a material change to the Recipient's business processes or operations. If such measures are not reasonably acceptable to the Company, the Parties shall cooperate reasonably and in good faith to attempt to find an alternative arrangement reasonably acceptable to the Company that meets the foregoing standards. If the Parties are unable to find an alternative arrangement reasonably acceptable to the Company that meets the foregoing standards, AIG will give the Company thirty (30) days' prior written notice to enable it to develop and implement alternative services or obtain such alternative services from third parties. Upon expiration of such thirty (30) day notice period, notwithstanding anything to the contrary contained herein, including Section 2.01 and Section 2.02, AIG shall be relieved of its obligation to (and shall not be obligated to cause any Provider to) provide such Services or access to such Facilities hereunder and the Company shall be relieved of its obligation to pay any Services Charges or any other costs, expenses, fees and other amounts otherwise payable pursuant to this Agreement in connection with such terminated Services or access to Facilities.

          Section 2.14. Migration.

          (a) AIG agrees to use, and to cause the AIG Entities that are Providers to use, and the Company agrees to use, and to cause the Company Subsidiaries to use, their reasonable good faith efforts to cooperate with and assist each other in connection with the migration of the business of the Company Entities from the AIG Entities to the Company Entities, in each case and to the extent reasonably agreed by the Parties, including the migration from the performance of any Service or provision of access to any Facility by a Provider to the performance of such Service and provision of access to such Facility by the Company Entities, their Affiliates or a third Person ("Migration Services"), taking into account the need to minimize both the cost of such migration and the disruption to the ongoing business activities of AIG, the AIG Entities that are Providers and the Company Entities. The Parties acknowledge that Migration Services may include the provision of services requested by the Company Entities in connection with their migration to non-AIG Entity systems, including the transfer of records, segregation and migration of historical data, migration-specific enhancements and cooperation with and assistance to third-Person consultants engaged by the Company Entities in connection with the foregoing. Migration Services shall be agreed upon by the Parties and shall be charged to the Company or any Affiliate of the Company that is receiving Migration Services (the "Migration Services Recipient") on a time and materials basis at the then current rates for the personnel of the AIG Entities providing such Migration Services (the "Migration Services Provider") and shall include actual out-of-pocket costs and expenses (less any VAT recoverable by the Migration Services Provider or any of its Affiliates) incurred by a Migration Services Provider in the provision of Migration Services (collectively, the "Migration Services Charges").

          (b) The applicable Party shall cause the applicable Migration Services Recipients to pay the Migration Services Charges to the applicable Migration Services Providers. Any Migration Services Charges shall be reasonably calculated and invoiced by the applicable Migration Services Providers (or by AIG on behalf of the applicable Migration Services Providers) and shall be paid to the applicable Migration Services Providers in immediately available funds within twenty (20) days of the receipt by the applicable Migration Services Recipients of an invoice therefor from the applicable Migration Services Providers (or from AIG on behalf of the applicable Migration Services Providers). Each invoice for Migration Services Charges shall be accompanied by
(i) a reasonably detailed document showing the calculation of the Migration Services Charges and (ii) all receipts or invoices from third parties (or copies thereof) relating to out-of-pocket costs and expenses included in the Migration Services Charges. Any amount required to be paid under this Section 2.14 and not paid by the due date for payment shall be subject to late charges at an interest rate of three percent (3%) over the London Inter-Bank Offered Rate for a one (1) year period, as published by the eastern edition of The Wall Street Journal on the date on which the payment was due.

          (c) Section 3.01(c) shall apply to the payments payable pursuant to this Section 2.14, except that (i) each reference to the "Provider(s)" and the "Recipient(s)" shall be changed to refer to the "Migration Services Provider(s)" and the "Migration Services Recipient(s)", respectively, (ii) each reference to "Service(s) or access to Facilities/Facility", or any substantially similar construction or derivation thereof, shall be changed to refer to the "Migration Service(s)" and (iii) each reference to "hereunder" or "under this Agreement" shall be changed to refer to "under this Section 2.14."

          (d) The applicable Party shall cause the applicable Migration Services Recipients to pay to the applicable Migration Services Providers the full amount of the Migration Services Charges and not to set-off, counterclaim or otherwise withhold any amount owed or claimed to be owed to any Migration Services Recipient under this Agreement on account of any obligation owed by any Migration Services Provider, whether or not such obligation has been finally adjudicated, settled or otherwise agreed upon in writing. In the event that a Party disputes any amount on an invoice, such Party shall (i) give notice of such disputed amount to either AIG or the applicable Provider pursuant to the provisions of Section 8.08 and (ii) cause the Migration Services Recipient to pay any undisputed amounts on such invoice, in each case within twenty (20) days from the Migration Services Recipient's receipt of such disputed invoice.

          Section 2.15. Primary Points of Contact for this Agreement.

          (a) Each Party shall appoint an individual to act as the primary point of operational contact for the administration and operation of this Agreement, as follows:

               (i) The individual appointed by the Company as the primary point of operational contact pursuant to this Section 2.15(a) as set forth in
     Schedule 2.15(a) (the "Company Contract Manager") shall have overall operational responsibility for coordinating, on behalf of the Company, all activities undertaken by the Company and the Company Subsidiaries and their Affiliates and Representatives hereunder, including the performance of the Company's obligations hereunder, acting as a day-to-day contact with the AIG Contract Manager and making available to AIG the data, facilities, resources and other support services from the Company required for the AIG Providers to be able to provide the Services and access to the Facilities in accordance with the requirements of this Agreement. The Company may change the Company Contract Manager from time to time upon written notice to AIG pursuant to Section 8.02. The Company shall use commercially reasonable efforts to provide at least thirty (30) days prior written notice of any such change.

               (ii) The individual appointed by AIG as the primary point of operational contact pursuant to this Section 2.15(a) as set forth in
     Schedule 2.15(a) (the "AIG Contract Manager") shall have overall operational responsibility for coordinating, on behalf of AIG, all activities undertaken by the AIG Providers and their Affiliates and Representatives hereunder, including the performance of AIG's obligations hereunder, the coordinating of the provision of the Services and access to the Facilities with the Company, acting as a day-to-day contact with the Company Contract Manager. AIG may change the AIG Contract Manager from time to time upon written notice to the Company pursuant to Section 8.02. AIG shall use commercially reasonable efforts to provide at least thirty (30) days prior written notice of any such change.

          (b) The Parties shall ensure that the AIG Contract Manager and the Company Contract Manager shall meet in person or telephonically as frequently as necessary or advisable for the performance of the Parties' obligations hereunder.

                                   ARTICLE III

                             COSTS AND DISBURSEMENTS

          Section 3.01. Costs and Disbursements.

          (a) As consideration for providing the Services and access to the Facilities, the Company shall cause the Recipient to pay to the Provider the amount specified next to each Service set forth in Schedule 2.01 and each Facility set forth in Schedule 2.02, as such may be amended from time to time pursuant to Section 6.01(d)(iv) (with respect to a Service or Facility, the "Service Charge" for such Service or Facility). Each month's Service Charges (pro-rated if applicable to less than a full calendar month) shall be payable in arrears, unless otherwise specified for each Service in Schedule 2.01, via electronic funds transfer (instructions to be separately provided), to the Provider (i) within twenty (20) days of the Recipient's receipt of an invoice from the Provider (or from AIG on behalf of the Provider), or (ii) for flat-rate Service Charges where invoices are not issued, on the last day of each month in which the applicable Services or access to the Facilities are rendered. Each invoice from a Provider (or from AIG on behalf of a Provider) shall be accompanied by reasonable supporting documentation that provides the number of hours worked by each employee (without identifying the names of such employees) and the hourly rate for each employee (without identifying the names of such employees) with respect to a Service or access to a Facility for which variable or hourly fees are charged for such Services and access to such Facilities.

          (b) In addition to any Service Charges, the Company shall cause the Recipient to pay the Provider any actual out-of-pocket costs and expenses (less any VAT recoverable by the Provider or any of its Affiliates of the type set forth in Schedule 3.01(b), incurred by a Provider in the provision of, or in setting-up for, facilitating or enabling the provision of, any Services or access to any Facilities (the "Pass-Through Charges"). Any Pass-Through Charges shall be reasonably calculated and invoiced by the Provider (or by AIG on behalf of the Provider) and each invoice for such charges shall be accompanied by all receipts or invoices from third parties (or copies thereof) relating to out-of-pocket costs and expenses included in the Pass-Through Charges. The Company shall cause the Recipient to pay any such Pass-Through Charges to the Provider in immediately available funds within twenty (20) days of Recipient's receipt of an invoice (and reasonable supporting documentation) therefor from the Provider (or from AIG on behalf of the Provider).

          (c) (i) The Provider shall be entitled to charge and collect from the Recipient an additional amount equal to all state, local and/or foreign sales tax or VAT or any other similar tax with respect to the provision of any Services or access to any Facilities provided hereunder and shall timely remit such taxes to the appropriate tax authorities. For the avoidance of doubt, where, in the sole discretion of the Provider, the Provider is not required by law to charge or collect state, local and/or foreign sales tax, VAT or any other similar tax, the Recipient shall be responsible for, and shall timely remit to the appropriate authorities, any such taxes that are required to be self-assessed by the Recipient. AIG shall be responsible for (i) any Losses (including any deficiency, interest and penalties) imposed as a result of a failure to timely remit such taxes if and only if the Recipient has timely remitted such additional amount to the Provider at the Provider's request and
(ii) interest and penalties relating to a deficiency imposed as a result of the Provider's failure to have charged to the Recipient such taxes (but excluding any such deficiency); otherwise the Company shall be responsible for such Losses and shall hold AIG and any other Providers harmless in respect of them.

               (ii) If VAT is chargeable in respect of any supply of any Services and/or access to any Facilities under this Agreement, the Provider (or AIG on behalf of the Provider) shall deliver a valid VAT invoice or invoices (as appropriate) in respect of the supply of such Services and/or access to such Facilities to the Recipient and, following receipt of a valid VAT invoice, the Recipient shall pay the Provider the amount of that VAT on the date which the Provider (or AIG on behalf of the Provider) shall have specified on the relevant VAT invoice.

               (iii) Within thirty (30) days of receiving notification of the commencement of any sales tax, VAT or other similar tax audit by a tax authority which involves the provision of any Services or access to any Facilities provided hereunder, the Party receiving such notice shall notify the other Party of such audit. Thereafter, the Party or its Affiliate that bears the cost of such tax (exclusive of any related interest and penalties) pursuant to Section 3.01(c) of this Agreement shall control all proceedings taken in connection with such sales tax or VAT or other similar tax audit and shall take reasonable steps to keep the other Party informed of the progress of any such audit; provided, however, that where the other Party is liable to pay an amount in respect of such sales tax, VAT or other similar tax pursuant to this Section 3.01(c) to a taxing authority or any other Person, the controlling Party shall not settle or otherwise compromise such audit without the other Party's consent (which consent shall not be unreasonably withheld or delayed). The other Party shall have the right (but not the duty) to participate in any proceeding to contest sales tax, VAT or other similar liability, and shall have the right to retain tax advisers or counsel at its own expense.

               (iv) Any payment to the Provider made hereunder shall be made free and clear of any deduction or withholding for tax (if any) and in the event that any deduction or withholding for tax is required, the Company shall cause the Recipient to pay additional amounts to the Provider so that after such deduction or withholding the Provider receives the same amount that it would have received but for the deduction or withholding of tax. The Company shall cause the Recipient to timely remit such deduction or withholding for tax to the appropriate taxing authority and provide the Provider with a receipt confirming such payment. The Provider shall reasonably cooperate with the Recipient to minimize applicable withholding taxes (e.g., by providing tax residency certificates and other documents required under a certain tax treaty to obtain the benefit of a lower withholding rate).

          (d) Any amount required to be paid under this Section 3.01 and not paid by the due date for payment shall be subject to late charges at an interest rate of three percent (3%) over the London Inter-Bank Offered Rate for a one (1) year period, as published by the eastern edition of The Wall Street Journal on the date on which the payment was due. For avoidance of doubt, any amounts required to be paid by either AIG or another Provider, on the one hand, or the Company or another Recipient, on the other hand, after a dispute is resolved pursuant to Section 8.08 shall be subject to the late charges specified in this
Section 3.01(d) from the original due date for such amounts. In the event that the Company or another Recipient disputes any amount on an invoice, the Company or the Recipient shall (i) give notice of such disputed amount to either AIG or the applicable Provider pursuant to the provisions of Section 8.08 and

(ii) pay any undisputed amounts on such invoice, in each case within twenty (20) days from the Company's or a Recipient's receipt of such disputed invoice.

          Section 3.02. No Right to Set-Off. The Company shall cause each Recipient to pay to the Provider the full amount of Service Charges, Pass-Through Charges and other amounts required to be paid by such Recipient under this Agreement and shall not set-off, counterclaim or otherwise withhold any amount owed or claimed to be owed to such Recipient under this Agreement on account of any obligation owed by the Provider, whether or not such obligation has been finally adjudicated, settled or otherwise agreed upon in writing.

                                   ARTICLE IV

                            WARRANTIES AND COMPLIANCE

          Section 4.01. Disclaimer of Warranties. Except as expressly set forth herein (including Article V), each Party (on behalf of itself and its Affiliates) acknowledges and agrees that the Services and access to the Facilities are provided as-is, that each Party (on behalf of itself and its Affiliates) assumes all risks and liabilities arising from or relating to its use of and reliance upon the Services and the Facilities and that each Party (on behalf of itself and its Affiliates) makes no representation or warranty with respect thereto. EXCEPT AS EXPRESSLY SET FORTH HEREIN, EACH PARTY (ON BEHALF OF ITSELF AND ITS AFFILIATES) HEREBY EXPRESSLY DISCLAIMS ALL REPRESENTATIONS, WARRANTIES AND CONDITIONS REGARDING THE SERVICES AND THE FACILITIES, WHETHER EXPRESS OR IMPLIED, INCLUDING ANY REPRESENTATION OR WARRANTY IN REGARD TO QUALITY, PERFORMANCE, NONINFRINGEMENT, COMMERCIAL UTILITY, MERCHANTABILITY OR FITNESS OF THE SERVICES AND THE FACILITIES FOR A PARTICULAR PURPOSE. In addition, each Party (on behalf of itself and its Affiliates) expressly disclaims any express or implied obligation or warranty of the Services and access to the Facilities that could be construed to require a Provider to provide Services or access to the Facilities hereunder in such a manner to allow a Recipient to comply with any law, regulation, rule or court order applicable to the actions or functions of a Recipient.

          Section 4.02. Compliance with Laws and Regulations. Each Party shall be responsible for its own compliance with any and all Laws applicable to its performance under this Agreement.

                                    ARTICLE V

                      LIMITED LIABILITY AND INDEMNIFICATION

          Section 5.01. Limited Liability of a Provider. Except in connection with breaches of Section 2.12, Article VII, and Section 8.01, no AIG Indemnified Person or any other Provider shall have any liability to any Company Indemnified Person, in contract, tort or otherwise, for or in connection with (a) any Services provided or to be provided or any access to any Facilities provided or to be provided by any AIG Indemnified Person or any other Provider pursuant to this Agreement or (b) any AIG Indemnified Person's or other Provider's actions or inactions in connection with any such Services or access to any such Facilities referred to in the immediately preceding clause (a), in each case, except to the extent that such Company Indemnified Person suffers a Loss that results from such AIG Indemnified Person's or other Provider's gross negligence, bad faith or willful misconduct in connection with any such Services or access to any such Facilities and except as otherwise set forth in this Article V.

          Section 5.02. Indemnification of Each Recipient by the Relevant Provider. Subject to the limitations set forth in Section 5.04 and the other provisions of this Agreement, AIG shall, or shall cause the relevant Provider to, indemnify each Company Indemnified Person against, and defend and hold each Company Indemnified Person harmless from, any and all Losses imposed on, sustained, incurred or suffered by, or asserted by any Company Indemnified Person to the extent such Losses result from or arise out of: (a) AIG's (and its Affiliates that are Providers) breach of Section 2.12, Article VII, or Section
8.01 or (b) gross negligence, bad faith or willful misconduct of the Providers in providing any Services or access to any Facilities pursuant to this Agreement or otherwise in connection with this Agreement.

          Section 5.03. Indemnification of Each Provider by the Relevant Recipient. Subject to the limitations set forth in Section 5.04 and the other provisions of this Agreement, the Company shall, or shall cause the relevant Recipient to, indemnify each AIG Indemnified Person and any other Provider against, and defend and hold each AIG Indemnified Person and any other Provider harmless from, any and all Losses arising from third-party claims imposed on, sustained, incurred or suffered by, or asserted against any AIG Indemnified Person or other Provider to the extent such Losses result from or arise out of:
(a) the Company's (and its Affiliates that are Recipients) material breach of this Agreement or (b) any Services provided or to be provided or access to any Facilities provided or to be provided to the Company (and its Affiliates that are Recipients) by any AIG Indemnified Person or other Provider pursuant to this Agreement, provided that the Company shall not be responsible for any Losses for which an AIG Indemnified Person is required to indemnify the Company and other Company Indemnified Persons pursuant to Section 5.02. Without prejudice to the foregoing, the Company also shall, or shall cause the relevant Recipient to, indemnify each AIG Indemnified Person and any other Provider against, and defend and hold each AIG Indemnified Person and any other Provider harmless from, any and all Losses arising from third-party claims imposed on, sustained, incurred or suffered by, or asserted against any AIG Indemnified Person or other Provider for or in respect of any actions taken, omitted to be taken or suffered to be taken by it pursuant to this Agreement, in good faith and in reliance upon the written opinion of outside counsel or written instructions by or on behalf of the Company or the Company Entities, except to the extent such liability arises from the gross negligence, bad faith or willful misconduct of an AIG Indemnified Person or any other Provider or any of their respective officers, employees, agents, or representatives.

          Section 5.04. Additional Limitations on Liability.

          (a) NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, NO PARTY, NOR ANY OF ITS AFFILIATES OR ITS OR THEIR REPRESENTATIVES (NOR ANY SUCCESSORS OR ASSIGNS OF SUCH PERSONS) SHALL BE LIABLE FOR ANY INCIDENTAL, SPECIAL, INDIRECT, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES (INCLUDING LOSS OF PROFIT OR LOSS OF REVENUE) OF THE OTHER PARTY, ITS SUCCESSORS, ASSIGNS OR THEIR

RESPECTIVE AFFILIATES AND REPRESENTATIVES, IN ANY WAY DUE TO, RESULTING FROM OR ARISING IN CONNECTION WITH THIS AGREEMENT, REGARDLESS OF WHETHER SUCH LIABILITY ARISES IN TORT (INCLUDING NEGLIGENCE), CONTRACT, BREACH OF WARRANTY, STRICT LIABILITY, INDEMNIFICATION OR OTHERWISE AND REGARDLESS OF WHETHER ANY SUCH DAMAGES ARE FORESEEABLE OR WHETHER AN INDEMNIFIED PERSON HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES.

          (b) The aggregate liability of AIG and the other Providers pursuant to this Agreement or anything done or omitted to be done in connection therewith, whether in contract, tort or otherwise, shall not exceed the aggregate amount of the fees, costs, expenses, or any other amounts payable by the Recipient to AIG or such other Provider pursuant to this Agreement.

          (c) Other than in connection with an indemnity claim under this
Article V, upon a claim of a breach of this Agreement, the non-breaching Party shall give the breaching Party a reasonable opportunity to correct the breach within thirty (30) days of the non-breaching Party delivering a notice of such breach to the breaching Party. If the breaching Party is able to cure the breach within thirty (30) days and the non-breaching Party has not incurred any actual Losses, the breaching Party shall not be liable for any Losses hereunder.

          (d) Each AIG Indemnified Person and Company Indemnified Person agrees that it shall use commercially reasonable efforts to mitigate and otherwise minimize its respective Losses, whether direct or indirect, due to, resulting from or arising in connection with any failure by an AIG Indemnified Person or Company Indemnified Person, as applicable, to perform fully any obligations under, and comply with, this Agreement.

          (e) No AIG Indemnified Person shall have any responsibility to any Company Indemnified Person for reserve reporting or regulatory reporting.

          (f) Any claim for indemnification by an Indemnified Person must be made in writing to AIG or the Company, as applicable, before the day that is the one year anniversary of the date the Service or the access to the Facility giving rise to such claim was terminated.

          Section 5.05. Insurance. Notwithstanding anything to the contrary contained herein, no Party indemnified under this Article V shall be indemnified or held harmless to the extent such Losses are covered by insurance.

          Section 5.06. Procedures. The provisions of Section 8.04 and Section
8.05 of the Separation Agreement shall govern indemnification under this Article V.

          Section 5.07. Exclusive Remedy. Each Party acknowledges and agrees that, following the First Time of Delivery, other than (a) in the case of fraud by the Company or AIG or any of their respective Affiliates or Representatives,
(b) as expressly set forth in this Agreement and (c) with respect to Section 2.12, Section 8.01, Section 8.08(g) and Section 8.08(i), the indemnification provisions of this Article V shall be the sole and exclusive remedy of AIG and the Company, respectively, for any breach of this Agreement and for any failure to perform or comply with any covenants or agreements contained in this Agreement.

                                   ARTICLE VI

                              TERM AND TERMINATION

          Section 6.01. Term and Termination.

          (a) Each Service and access to each Facility shall be provided for a term commencing on the First Time of Delivery and ending, in each case, on the date set forth with respect to such Service or access to such Facility in
Schedule 2.01 (in the case of Services) or Schedule 2.02 (in the case of access to Facilities), respectively, or such shorter term if earlier terminated pursuant to the terms of this Agreement.

          (b) Notwithstanding the term for providing any Service or access to any Facility as set forth in Schedule 2.01 or Schedule 2.02, respectively, this Agreement may be terminated earlier by AIG (i) if the Company is in material breach of the terms of this Agreement and the Company fails to cure such breach within thirty (30) days of AIG delivering a written notice of such breach to the Company (it being understood and agreed that the failure of the Company or a Recipient to pay any outstanding Service Charge or other amount due to AIG or a Provider shall be a material breach of the terms of this Agreement and that AIG may terminate this Agreement if the Company fails to cure such breach within ten
(10) days of AIG delivering a written notice of such breach to the Company); or
(ii) if the Company or the Company Entities commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors or shall take any corporate action to authorize any of the foregoing.

          (c) Notwithstanding the term for providing any Service or access to any Facility as set forth in Schedule 2.01 or Schedule 2.02, respectively, this Agreement may be terminated earlier by the Company (i) if AIG is in material breach of the terms of this Agreement and AIG fails to cure such breach within thirty (30) days of the Company delivering a written notice of such breach to AIG; or (ii) if AIG commences a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors or shall take any corporate action to authorize any of the foregoing.

          (d) With respect to any Service or access to any Facility:

               (i) the Company may terminate such Service or access to such Facility, in whole but not in part with respect to such Service or access to such Facility: (A) for any reason or no reason upon providing at least ten (10) days' prior written notice to the Provider of such Service or access to such Facility (unless a longer notice period is specified in the Schedules attached hereto or in a third-Person agreement to provide Services), in each case, subject to the obligation to pay any applicable termination charges pursuant to Section 6.02; or (B) at any time upon prior written notice if AIG has failed to perform any of its material obligations under this Agreement with respect to such Service or access to such Facility, and such failure shall continue to exist thirty (30) days after receipt by AIG of a written notice of such failure from the Company or the applicable Recipient; or (C) pursuant to
     Section 6.04(b);

               (ii) AIG may terminate such Service or access to such Facility, in whole but not in part with respect to such Service or access to such
     Facility: (A) at any time upon prior written notice if the Company has failed to perform any of its material obligations under this Agreement with respect to such Service or access to such Facility, and such failure shall continue to exist thirty (30) days after receipt by the Company of a written notice of such failure from AIG or the applicable Provider; (B) after compliance with the provisions of Section 2.04, immediately upon the Company's receipt of written notice, if the continued performance of such Service or the provision of access to such Facility would, in the opinion of AIG exercised in good faith, be a violation of any Law; or (C) pursuant to Section 6.04(b);

               (iii) Any such Service or access to such Facility may be terminated, in whole but not in part, upon the mutual agreement of the Parties; and

               (iv) AIG may terminate such Service or access to such Facility, in whole but not in part with respect to such Service or access to such
     Facility: upon sixty (60) days' prior written notice to the Company if (A) AIG determines in its reasonable discretion that it is necessary for AIG to increase its Service Charges in order to recover its increased costs to provide such Service or access to such Facility and (B) the Company does not consent in writing to amend Schedule 2.01 or Schedule 2.02, as applicable, to provide for such increased Service Charges within thirty
     (30) days of receiving from AIG such written notification along with the proposed increased Service Charges and reasonably detailed documentation in support of the proposed increased Service Charges.

If a Service or access to a Facility is terminated, the relevant Schedule shall be updated to reflect such termination. In the event that the effective date of the termination of any Service or access to any Facility is a day other than at the end of a month, the Service Charge, the Pass-Through Charges and other amounts due to a Provider associated with such Service or access to such Facility shall be pro-rated appropriately. In addition, to the extent that a Provider's ability to provide a Service or access to a Facility, as the case may be, is dependent on the continuation of another Service or access to another Facility, as the case may be, such Provider's obligation to provide such Service or access to such Facility shall terminate automatically with the termination of such supporting Service or access to such supporting Facility.

          Section 6.02. Termination Charges. Upon early termination of any Service or access to any Facility pursuant to Section 6.01(d)(i) or (ii), the Company shall pay to AIG or any other Provider such early termination charges as may be incurred by AIG or any other Provider in order to discontinue earlier than originally anticipated the provision of such Service or access to such Facility. Such early termination charges may include wind-down costs, breakage fees, early termination fees or charges, minimum volume make-up charges, other start-up or wind-down costs incurred by AIG or any other Provider that AIG or such other Provider had anticipated would be paid for by the Company over the course of the originally contemplated term or other amounts payable to third Persons or internal costs incurred by AIG or such other Provider in its commercially reasonable efforts to discontinue earlier than originally anticipated the provision of such Services or access to such Facilities. AIG and such other Provider shall use commercially reasonable efforts to minimize the existence and amount of such early termination charges; provided, however, that the foregoing obligations shall not alter or diminish the Company's obligation to pay early termination charges as reasonably determined by AIG and such other Provider in accordance with the terms hereof. All termination charges shall be due and payable to AIG or any other Provider in immediately available funds within twenty (20) days of the Company's receipt of any invoice therefor.

          Section 6.03. Effect of Termination.

          (a) Upon termination of any Service or access to any Facility in accordance with this Agreement and subject to Section 6.02, AIG and any other Provider will have no further obligation to provide such terminated Service or such terminated access to the applicable Facility, and the Company shall have no obligation to pay any Service Charges, Pass-Through Charges or other required amounts relating to any such Service or access to such Facility, provided that the Company shall remain obligated to AIG and any other Provider for any Service Charges, Pass-Through Charges or other required amounts owed and payable in respect of such terminated Service or such terminated access to the applicable Facility that was provided prior to the effective date of termination and any amounts owed or payable for Migration Services provided. Any and all rights to Intellectual Property granted to a Recipient and/or Provider hereunder in connection with the provision of a terminated Service or terminated access to the applicable Facility shall immediately cease upon such termination. In connection with the termination of any Service or access to any Facility, the provisions of this Agreement not relating solely to such terminated Service or such terminated access to the applicable Facility shall survive any such termination.

          (b) In connection with a termination of this Agreement, Article I,
Article V, Article VII, Article VIII, Section 2.12, Section 6.02 and this
Section 6.03 and liability for all due and unpaid Service Charges, Pass-Through Charges and other amounts required by this Agreement shall continue to survive indefinitely.

          Section 6.04. Force Majeure.

          (a) No Party (or any Person acting on its behalf) shall have any liability or responsibility for any interruption, delay or other failure to fulfill any obligation (other than a payment obligation) under this Agreement so long as and to the extent to which the fulfillment of such obligation is prevented, frustrated, hindered or delayed as a consequence of circumstances of a Force Majeure, provided that such Party (or such Person) shall have exercised commercially reasonable efforts to minimize the effect of a Force Majeure on its obligations. In the event of an occurrence of a Force Majeure, the Party whose performance is affected thereby shall give notice

(orally or in writing) of suspension as soon as reasonably practicable to the other stating the date and extent of such suspension and the cause thereof, and such Party shall resume the performance of such obligations as soon as reasonably practicable upon the cessation of such Force Majeure and its effects.

          (b) During the period of a Force Majeure, the Company shall be entitled to seek an alternative service provider at its own cost with respect to the Services affected or access to the Facilities affected. If a Force Majeure shall continue to exist for more than thirty (30) consecutive days, either the Company or AIG shall be entitled to permanently terminate the Services affected or access to the Facilities affected. The Company shall be relieved of the obligation to pay any Service Charges or Pass-Through Charges for the provision of the affected Services or access to the affected Facilities throughout the duration of such Force Majeure.

                                   ARTICLE VII

                         REPRESENTATIONS AND WARRANTIES

          Section 7.01. Representations and Warranties of AIG. AIG hereby represents and warrants to the Company as follows:

          (a) Incorporation and Authority of AIG. AIG is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. AIG has full legal power and authority, and has taken all required legal action necessary, to execute and deliver this Agreement and all other agreements, instruments, certificates, notices and other documents as are necessary to consummate the transactions contemplated hereby and otherwise to carry out the terms of this Agreement. AIG has duly and validly authorized the execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby has been duly and validly authorized by AIG and no other proceedings on the part of AIG are necessary to authorize the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby by AIG.

          (b) Enforceability. This Agreement has been duly and validly executed by AIG and, assuming due authorization, execution and delivery by the other Party hereto, constitutes, or upon execution and delivery thereof will constitute, the legal, valid and binding agreement of AIG, enforceable against AIG in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium, rehabilitation, liquidation, fraudulent conveyance or similar Laws relating to or affecting creditors' rights generally and subject, as to enforceability, to the effect of general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

          (c) Consents and Approvals. Except as set forth on Schedule 7.01(c), no consent, approval, waiver, authorization, notice or filing is required to be obtained by AIG or any of its Affiliates from, or to be given by AIG or any of its Affiliates to, or made by AIG or any of its Affiliates with, any Governmental Authority or any other Person, in connection with the execution, delivery and performance by AIG or any of its Affiliates of this Agreement.

          (d) Non-Contravention. The execution, delivery and performance by AIG and its Affiliates of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not (i) violate any provision of the Organizational Documents of AIG or any of its Affiliates; (ii) assuming the receipt of all consents, approvals, waivers and authorizations and the making of the notices and filings set forth on Schedule 7.01(c), conflict with, or result in the breach of, or constitute a default under, or result in the termination, cancellation, modification or acceleration (whether after the filing of notice or the lapse of time or both) of any right or obligation of AIG or any of its Affiliates under, or result in a loss of any benefit to which AIG or any if its Affiliates is entitled under, any Contract, or result in the creation of any Lien (other than Permitted Liens) upon the assets and properties of AIG or any of its Affiliates; or (iii) assuming the receipt of all consents, approvals, waivers and authorizations and the making of the notices and filings set forth on Schedule 7.01(c) or required to be made or obtained by the Company or any of the Company Subsidiaries, violate, or result in a breach of, or constitute a default under any Law, Governmental Order or Self-Regulatory Organization Approval to which AIG or any of its Affiliates is subject, other than, in the cases of clauses (ii) and (iii), conflicts, breaches, terminations, defaults, cancellations, accelerations, losses, violations or Liens that would not materially impair or delay AIG's ability to perform its obligations hereunder.

          (e) Disclaimer. Except for the representations and warranties contained in this Section 7.01, AIG does not make any other representation or warranty of any kind or nature whatsoever, oral or written, express or implied, with respect to AIG or any of its Affiliates, this Agreement or the transactions contemplated by this Agreement.

          Section 7.02. Representations and Warranties of the Company.

          (a) Incorporation and Authority of the Company. The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. The Company has full legal power and authority, and has taken all required legal action necessary, to execute and deliver this Agreement and all other agreements, instruments, certificates, notices and other documents as are necessary to consummate the transactions contemplated hereby and otherwise to carry out the terms of this Agreement. The Company has duly and validly authorized the execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby has been duly and validly authorized by the Company and no other proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby by the Company.

          (b) Enforceability. This Agreement has been duly and validly executed by the Company and, assuming due authorization, execution and delivery by the other Party hereto, constitutes, or upon execution and delivery thereof will constitute, the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium, rehabilitation, liquidation, fraudulent conveyance or similar Laws relating to or affecting creditors' rights generally and subject, as to enforceability, to the effect of general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

          (c) Consents and Approvals. Except as set forth on Schedule 7.02(c), no consent, approval, waiver, authorization, notice or filing is required to be obtained by the Company or any of the Company Subsidiaries from, or to be given by the Company or any of the Company Subsidiaries to, or made by the Company or any of the Company Subsidiaries with, any Governmental Authority or other Person, in connection with the execution, delivery and performance by the Company or any of the Company Subsidiaries of this Agreement.

          (d) Non-Contravention. The execution, delivery and performance by the Company and the Company Subsidiaries of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not (i) violate any provision of the Organizational Documents of the Company or any of the Company Subsidiaries; (ii) assuming the receipt of all consents, approvals, waivers and authorizations and the making of the notices and filings set forth on Schedule 7.02(c), to the Knowledge of the Company, conflict with, or result in the breach of, or constitute a default under, or result in the termination, cancellation, modification or acceleration (whether after the filing of notice or the lapse of time or both) of any right or obligation of the Company or any of the Company Subsidiaries under, or result in a loss of any benefit to which the Company or any of the Company Subsidiaries is entitled under, any Contract, or result in the creation of any Lien (other than Permitted Liens) upon the assets and properties of the Company or any of the Company Subsidiaries; or (iii) assuming the receipt of all consents, approvals, waivers and authorizations and the making of notices and filings set forth on Schedule 7.02(c) or required to be made or obtained by AIG or any of its Affiliates, to the Knowledge of the Company, violate or result in a breach of or constitute a default under any Law, Governmental Order or Self-Regulatory Organization Approval to which the Company or any of the Company Subsidiaries is subject, other than, in the cases of clauses (ii) and (iii), conflicts, breaches, terminations, defaults, cancellations, accelerations, losses, violations or Liens that would not materially impair or delay the Company's ability to perform its obligations hereunder.

          (e) Disclaimer. Except for the representations and warranties contained in this Section 7.02, the Company does not make any other representation or warranty of any kind or nature whatsoever, oral or written, express or implied, with respect to the Company or any of the Company Subsidiaries, this Agreement or the transactions contemplated by this Agreement.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

          Section 8.01. Treatment of Confidential Information.

          (a) Each Party shall not, and shall cause other Persons under its Control (including Affiliates and Representatives) that are providing or receiving Services or access to Facilities or that otherwise have access to information of the other Party that is confidential or proprietary ("Confidential Information") not to, disclose to any other Person or use, except for purposes of this Agreement, any Confidential Information of the other Party that after the First Time of Delivery is provided or that becomes known or available pursuant to or as a result of the carrying out of the provisions of this Agreement; provided, however, that each Party may disclose (subject to applicable Law) Confidential Information of the other Party to Providers and

Recipients and their respective Representatives, in each case who (x) require such information in order to perform their duties in connection with this Agreement and (y) have agreed to maintain the confidentiality of such information consistent with the terms hereof; and provided, further, that each Party may disclose (subject to applicable Law) Confidential Information of the other Party if (i) any such Confidential Information is or becomes generally available to the public other than (A) in the case of the Company, as a result of disclosure by AIG or its Affiliates or any of their respective Representatives and (B) in the case of AIG, as a result of disclosure by the Company or any Company Subsidiary (after the First Time of Delivery) or any of their respective Affiliates or any of their respective Representatives, (ii) any such Confidential Information (including any report, statement, testimony or other submission to a Governmental Authority) is required by applicable Law, Governmental Order or such Governmental Authority to be disclosed, after prior notice has been given to the other Party to the extent such notice is permitted by applicable Law, provided that no such notice is required if prohibited by applicable law, (iii) any such Confidential Information is reasonably necessary to be disclosed in connection with any Action or in any dispute with respect to this Agreement (including in response to any summons, subpoena or other legal process or formal or informal investigative demand issued to the disclosing Party in the course of any litigation, arbitration, mediation, investigation or administrative proceeding), (iv) any such Confidential Information was or becomes available to such Party on a non-confidential basis and from a source (other than a Party to this Agreement or any Affiliate or Representative of such Party) that is not bound by a confidentiality agreement with respect to such information or (v) any such Confidential Information is independently developed after the First Time of Delivery without the aid, application or use of any information that is to be kept confidential under this Article VIII as evidenced by a written record proving such independent development.

          (b) Notwithstanding anything to the contrary contained herein, the Parties acknowledge and agree that each of the Parties and such Party's Affiliates may share upon prior written notice any information relating to or obtained from the other Party and its Affiliates (including, in the case of the Company, the Company Subsidiaries) with (i) the Federal Reserve Bank of New York or the U.S. Department of the Treasury and their respective Representatives,
(ii) the AIG Credit Facility Trust, (iii) any insurance regulatory authority or
(iv) the IRS or any other tax authority, in each case as such Party deems necessary or advisable in its good faith judgment.

          (c) To the fullest extent permitted by applicable Laws, the provisions of Section 8.01(a) shall not restrict or limit the use of or disclosure by AIG or any of its Affiliates of any customer, policy or beneficiary information (including such information relating to the Company and the Company Subsidiaries) if such information was in the possession or control of AIG or its Affiliates prior to the First Time of Delivery. For the avoidance of doubt, the foregoing shall apply regardless of whether such information (i) was also possessed or controlled by the Company and the Company Subsidiaries on or prior to the First Time of Delivery and/or (ii) was originated by any other such Person.

          Section 8.02. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt except as otherwise set forth herein) by delivery in person, by overnight courier service, by facsimile with receipt confirmed (followed by delivery of an original via overnight courier service) or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 8.02):

          (i)  if to AIG:

               American International Group, Inc.
               70 Pine Street
               New York, New York 10270
               Attention: General Counsel
               Facsimile: (212) 425-2175

               with a copy to:

               American International Group, Inc.
               70 Pine Street - Floor 24
               New York, New York 10270
               Attention: Ms. Liz Flynn
                          Head of Divestiture Separation Team
               Facsimile: (212) 770-3637

               with a copy to:

               Sullivan & Cromwell LLP
               125 Broad Street
               New York, New York 10004
               Attention: Stephen M. Kotran, Esq.
                          Robert E. Buckholz Jr., Esq.
               Facsimile: (212) 558-3588

          (ii) if to the Company:

               Transatlantic Holdings, Inc.
               80 Pine Street
               New York, NY 10005
               Attention: Gary A. Schwartz
                          SVP and General Counsel
               Facsimile: (212) 248-0965

               with a copy to:

               Gibson, Dunn & Crutcher LLP
               200 Park Avenue
               New York, New York 10166
               Attention: Lois Herzeca, Esq.
                          Andrew Fabens, Esq.
               Facsimile: (212) 351-5218
                          (212) 351-5237

          Section 8.03. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any Law or as a matter of public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any Party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the greatest extent possible.

          Section 8.04. Entire Agreement. Except as otherwise expressly provided in this Agreement, this Agreement and the other Transaction Agreements constitute the entire agreement of the Parties with respect to the subject matter of this Agreement and supersede all prior agreements and undertakings, both written and oral, between or on behalf of AIG and/or its Affiliates, on the one hand, and the Company and/or its Affiliates, on the other hand, with respect to the subject matter of this Agreement.

          Section 8.05. Assignment. This Agreement shall not be assigned, in whole or in part, by operation of law or otherwise without the prior written consent of the Parties; provided, however, that AIG may assign any or all of its rights and obligations under this Agreement (a) to any of its Affiliates or (b) to an Affiliate, business unit or any other portion of the business of AIG that it divests (whether by stock or asset sale, merger or otherwise) in connection with such divestiture; provided, however, that such assignment does not release AIG from any liability under this Agreement incurred prior to such assignment. Any attempted assignment in violation of this Section 8.05 shall be void. This Agreement shall be binding upon, shall inure to the benefit of, and shall be enforceable by the Parties and their successors and permitted assigns.

          Section 8.06. No Third-Party Beneficiaries. Except as set forth in
Article V with respect to Indemnified Persons and other Providers, this Agreement is for the sole benefit of the Parties and their successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person (including any policyholder of AIG or the Company or any of the Insurance Subsidiaries) any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. Any Company Subsidiary and any Provider who, immediately prior to the First Time of Delivery, was an Affiliate of AIG, shall be an express third party beneficiary under this Agreement and, as such, this Agreement may be enforced by any such Company Subsidiary or Provider as if it were a party hereto.

          Section 8.07. Amendment; Waiver. No provision of this Agreement may be amended, supplemented or modified except by a written instrument signed by all the Parties. No provision of this Agreement may be waived except by a written instrument signed by the Party against whom the waiver is to be effective. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

          Section 8.08. Dispute Resolution. Any dispute, controversy or claim arising out of, relating to or in connection with this Agreement, or the breach, termination or validity thereof (a "Dispute"), shall be resolved as follows:

          (a) The service managers of the Parties most immediately responsible for the issue giving rise to the Dispute shall seek to resolve such Dispute through informal good faith negotiation. If the Dispute is not resolved at that level of management within seven (7) Business Days after the claiming Party verbally notifies the other Party of the Dispute, then the Dispute shall be escalated to the AIG Contract Manager and the Company Contract Manager for resolution. In the event such managers fail to resolve the Dispute within an additional seven (7) Business Days, then the claiming Party will provide the other Party with a written "Notice of Dispute", describing the nature of the Dispute, and the Dispute shall be escalated to the Chief Administrative Officers or Chief Operating Officers of the Parties or their respective designees who shall discuss the dispute (either in person or by telephone) within seven (7) Business Days after such Notice of Dispute is provided by the claiming Party to the other Party and confer in a good faith effort to resolve the Dispute. If the Chief Administrative Officers or Chief Operating Officers or their respective designees do not discuss the dispute within the allotted time or fail to resolve the Dispute within seven (7) Business Days after beginning such discussions, then the Dispute shall be finally settled by arbitration as follows:

          (b) The arbitration shall be conducted by three (3) arbitrators in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA") in effect at the time of the arbitration, except as they may be modified herein or by mutual agreement of the Parties. The seat of the arbitration shall be New York, New York.

          (c) The claimant shall appoint an arbitrator in its request for arbitration. The respondent shall appoint an arbitrator within thirty (30) days of the receipt of the request for arbitration. The two (2) arbitrators shall appoint a third arbitrator within thirty (30) days after the appointment of the second arbitrator. The third arbitrator shall act as chair of the tribunal. If any of the three (3) arbitrators is not appointed within the time prescribed above, then upon the request of any Party, the AAA shall appoint that arbitrator.

          (d) The award shall be final and binding on the Parties. Judgment upon the award may be entered by any court having jurisdiction thereof or having jurisdiction over the relevant Party or its assets.

          (e) Any request for production of documents or other information is subject to the express authorization of the tribunal, which shall endeavor to ensure that any such requests are as limited and disciplined as is consistent with the just resolution of the dispute. The Parties expressly waive any right to seek evidence under 9 U.S.C. Section 7 or any similar provision. A Party may request, and the tribunal should authorize, production only of specific documents or narrow and specific categories of documents that are critical to the fair presentation of a Party's case and reasonably believed to exist and be in the possession, custody or control of the other Party.

          (f) The Parties agree that the arbitration shall be kept confidential and that the existence of the proceeding and any element of it (including any pleadings, briefs or other documents submitted or exchanged, any testimony or other oral submissions and any awards) shall not be disclosed beyond the arbitral tribunal, the AAA, the Parties, their counsels, accountants and auditors, insurers and re-insurers or any Person necessary to the conduct of the proceeding. These confidentiality obligations shall not apply (i) if disclosure is required by Law or regulatory obligations, the applicable rules and policies of any national securities exchange or in judicial or administrative proceedings or (ii) as far as disclosure is necessary to enforce the rights arising out of the award.

          (g) For the avoidance of doubt, the tribunal may grant specific performance or injunctive relief where authorized under this Agreement or applicable Law. The tribunal shall have the authority to make orders for interim relief necessary to preserve a Party's rights, including preliminary injunctive relief. The Parties agree that any ruling by the tribunal on interim measures shall be deemed to be a final award with respect to the subject matter of the ruling and shall be fully enforceable as such. Each Party hereby acknowledges that money damages may be an inadequate remedy for a breach or anticipated breach of this Agreement because of the difficulty of ascertaining the amount of damage that will be suffered in the event that this Agreement is breached. Therefore, in the event of a breach or anticipated breach of this Agreement by the other Party or its Affiliates for which the provisions of Article V do not provide for indemnification as the exclusive remedy under the Agreement, each Party may, in addition to any other remedies available to it, seek an injunction to prohibit such breach or anticipated breach. Each Party acknowledges and agrees that an injunction is a proper, but not exclusive, remedy available to each Party and that the harm from any breach or anticipated breach of the covenants set forth in this Agreement would be irreparable and immediate.

          (h) Notwithstanding Section 8.09 of this Agreement, the agreement to arbitrate set forth in this Section 8.08 and any arbitration conducted hereunder shall be governed by Title 9 (Arbitration) of the United States Code.

          (i) The Parties submit to the non-exclusive jurisdiction of the federal and state courts located within the County of New York, State of New York, as well as all appellate courts having jurisdiction over appeals from any of the foregoing, for the limited purpose of: (i) an application to compel arbitration or to resolve any dispute concerning the validity or effectiveness of this agreement to arbitrate; or (ii) an application for relief in aid of arbitration or enforcement of an arbitration award, including an application for a restraining order and/or injunction to preserve the Party's rights. A request to a court for any of the foregoing remedies shall not be deemed incompatible with or a waiver of any Party's right to arbitrate. Each Party hereby waives any requirement for the securing or posting of any bond in connection with such remedy.

          Section 8.09. Governing Law; Waiver of Jury Trial.

          (a) This Agreement shall in all respects be governed by, and construed in accordance with, the Laws of the State of Delaware without giving effect to any conflicts of law principles of such state that might refer the governance, construction or interpretation of such agreements to the Laws of another jurisdiction.

          (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS OF THIS SECTION 8.09. EITHER PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

          Section 8.10. Rules of Construction. Interpretation of this Agreement shall be governed by the following rules of construction: (a) words in the singular shall be held to include the plural and vice versa, and words of one gender shall be held to include the other gender as the context requires; (b) references to the terms Preamble, Recital, Article, Section, paragraph and Schedule are references to the Preamble, Recitals, Articles, Sections, paragraphs and Schedules to this Agreement unless otherwise specified; (c) references to "$" shall mean U.S. dollars; (d) the word "including" and words of similar import when used in this Agreement shall mean "including without limitation," unless otherwise specified; (e) the word "or" shall not be exclusive; (f) the words "herein," "hereof" or "hereunder" and similar terms are to be deemed to refer to this Agreement as a whole and not to any specific section; (g) the headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement; (h) this Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting or causing any instrument to be drafted; (i) if a word or phrase is defined, the other grammatical forms of such word or phrase have a corresponding meaning; (j) references to any statute, listing rule, rule, standard, regulation or other law include a reference to (i) the corresponding rules and regulations and (ii) each of them as amended, modified, supplemented, consolidated, replaced or rewritten from time to time; and (k) references to any section of any statute, listing rule, rule, standard, regulation or other Law include any successor to such section.

          Section 8.11. Obligations of Parties. Each obligation of a Provider under this Agreement to take (or refrain from taking) any action hereunder shall be deemed to include an undertaking by AIG to cause such Provider to take (or refrain from taking) such action. Each obligation of a Recipient or any of its Subsidiaries under this Agreement to take (or refrain from taking) any action hereunder shall be deemed to include an undertaking by the Company to cause such Recipient or its Subsidiaries to take (or refrain from taking) such action.

          Section 8.12. Counterparts. This Agreement may be executed in one or more counterparts, and by each Party in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or other means of electronic transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

          Section 8.13. Effective Time. This Agreement shall become effective as of the First Time of Delivery. In the event that the First Time of Delivery does not occur, this Agreement shall be of no force or effect.

          IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed on the date first written above by their respective duly authorized officers.

                                        AMERICAN INTERNATIONAL GROUP, INC.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        TRANSATLANTIC HOLDINGS, INC.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

              [Signature page to the Transition Services Agreement]

                                                                       EXHIBIT E

                         FORM OF STOCKHOLDERS AGREEMENT

                                  See Attached.

                         FORM OF STOCKHOLDERS AGREEMENT

                              dated as of [-], 2009

                                     by and

                                      among

                       AMERICAN INTERNATIONAL GROUP, INC.,

                        AMERICAN HOME ASSURANCE COMPANY,

                                       and

                          TRANSATLANTIC HOLDINGS, INC.

                                TABLE OF CONTENTS

                                    ARTICLE I

                         DEFINITIONS AND INTERPRETATION

Section 1.1.      Definitions ...............................................    2
Section 1.2.      Interpretation ............................................    5

                                   ARTICLE II

                                VOTING AGREEMENTS

Section 2.1.      Voting Agreements .........................................    6
Section 2.2.      Termination of Article II .................................    6

                                   ARTICLE III

                                   STANDSTILL

Section 3.1.      Acquisition of Common Stock ...............................    6
Section 3.2.      Certain Restrictions ......................................    7
Section 3.3.      Termination of Article III ................................    9

                                   ARTICLE IV

                              TRANSFER RESTRICTIONS

Section 4.1.      General Transfer Restrictions .............................    9
Section 4.2.      Restrictions on Transfer ..................................    9
Section 4.3.      Securities Act ............................................   10

                                    ARTICLE V

                           COVENANTS AND OTHER MATTERS

Section 5.1.      Other Agreements ..........................................   10
Section 5.2.      Actions Requiring Consent .................................   11
Section 5.3.      Indemnification ...........................................   11
Section 5.4.      Information Rights ........................................   12

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

Section 6.1.      Representations and Warranties of AIG and AHAC ............   12

Section 6.2.      Representations and Warranties of the Company .............   13

                                   ARTICLE VII

                            MISCELLANEOUS AND GENERAL

Section 7.1.      Termination ...............................................   14
Section 7.2.      Expenses ..................................................   14
Section 7.3.      Amendment and Waiver ......................................   15
Section 7.4.      Counterparts ..............................................   15
Section 7.5.      GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL .............   15
Section 7.6.      Notices ...................................................   16
Section 7.7.      Entire Agreement ..........................................   16
Section 7.8.      No Third Party Beneficiaries ..............................   17
Section 7.9.      Confidentiality ...........................................   17
Section 7.10.     Severability ..............................................   17
Section 7.11.     Specific Performance; No Special Damages ..................   17
Section 7.12.     Assignment ................................................   17
Section 7.13.     Effective Time ............................................   18

Schedule 6.1(c)   Consents and Approvals of AIG and AHAC
Schedule 6.2(c)   Consents and Approvals of the Company

                             STOCKHOLDERS AGREEMENT

          STOCKHOLDERS AGREEMENT, dated as of [-], 2009 (this "Agreement"), by and between TRANSATLANTIC HOLDINGS, INC., a Delaware corporation (the "Company"), AMERICAN INTERNATIONAL GROUP, INC., a Delaware corporation ("AIG"), and AMERICAN HOME ASSURANCE COMPANY, a New York domiciled insurance company ("AHAC", and together with AIG, "Stockholder").

                                    RECITALS

          WHEREAS, the Company and Stockholder have entered into a Master Separation Agreement, dated as of May 28, 2009 (the "Separation Agreement"), to effect the orderly separation of Stockholder and the Company;

          WHEREAS, concurrently with the execution of the Separation Agreement, the Company filed a prospectus supplement to the prospectus contained in Post-Effective Amendment No. 1 to its registration statement on Form S-3 with the SEC for a public offering of all or some of the Shares (as defined below);

          WHEREAS, as of the date hereof, AIG directly Beneficially Owns 17,073,690 shares of common stock, par value $1.00 per share, of the Company ("Common Stock") (collectively, the "AIG Shares");

          WHEREAS, as of the date hereof, AHAC directly Beneficially Owns 22,018,972 shares of Common Stock (collectively, the "AHAC Shares", and together with the AIG Shares, the "Shares");

          WHEREAS, pursuant to the Separation Agreement, Stockholder and the Company have agreed that if the Shares to be Beneficially Owned by Stockholder immediately following the sale of the Shares agreed to be sold pursuant to the Underwriting Agreement (without giving effect to the Underwriters' option to purchase additional shares) would constitute at least 10% of the outstanding Common Stock following the Closing, the parties hereto would enter into this Agreement at Closing; and

          WHEREAS, each of Stockholder and the Company desires, for its mutual benefit and protection, to enter into this Agreement with respect to certain matters relating to the operations and management of the Company, the disposition and voting of the Shares and certain other matters set forth herein.

          NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound hereby, each of the Company and Stockholder agrees as follows:

                                    ARTICLE I

                         DEFINITIONS AND INTERPRETATION

          Section 1.1. Definitions. Unless otherwise defined herein, all capitalized terms used herein shall have the same meanings as set forth in the Separation Agreement. For purposes of this Agreement, the following terms have the meanings set forth below:

          "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person; provided that, except as expressly provided herein, none of the
(A)(i) the FRBNY or the U.S. Department of the Treasury or their respective Representatives, (ii) the AIG Credit Facility Trust, (iii) any insurance regulatory authority, (iv) the IRS or any other tax authority or (v) any other Person controlled by any of the foregoing, nor (B) the Company and its Subsidiaries shall be deemed Affiliates of Stockholder.

          "Agreement" is defined in the Preamble.

          "AHAC" is defined in the Preamble.

          "AHAC Shares" is defined in the Recitals.

          "AIG" is defined in the Preamble.

          "AIG Indemnified Parties" is defined in Section 5.3(b).

          "AIG Shares" is defined in the Recitals.

          "Banks" is defined in Section 4.2(a)(iii).

          "Beneficial Ownership", "Beneficial Owner" and "Beneficially Own" refer to ownership by any Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares
(i) voting power which includes the power to vote, or to direct the voting of, such security; and/or (ii) investment power which includes the power to dispose, or to direct the disposition of, such security; and shall otherwise be interpreted in accordance with the term "beneficial ownership" as defined in Rule 13d-3 adopted by the SEC under the Exchange Act.

          "Board" means the board of directors of the Company.

          "Change of Control" shall mean the occurrence of any of the following events: (i) Stockholder and its Affiliates become the Beneficial Owners of more than 50% of the outstanding Voting Stock; (ii) a merger or consolidation of the Company with or into another Person or the merger or consolidation of another Person into the Company, as a result of which transaction or series of related transactions Stockholder and its Affiliates become the Beneficial Owners of more than 50% of the Voting Stock outstanding immediately after such transaction or transactions; or (iii) the consummation of the sale, transfer, lease or other disposition (but not including a transfer, lease or other disposition by pledge or mortgage to a bona fide Lender) of all or substantially all of the assets of the Company and the Company Subsidiaries to Stockholder or its Affiliates. For the avoidance of doubt, Stockholder's Beneficial Ownership of more than 50% of the outstanding Voting Stock prior to the date hereof shall not be considered a "Change of Control" for purposes of this definition.

          "Common Stock" is defined in the Recitals.

          "Company" is defined in the Preamble.

          "Company Indemnified Parties" is defined in Section 5.3(a).

          "Company Transaction Proposal" is defined in Section 3.2(a)(ii)(A).

          "Director" means any member of the Board.

          "Equity Securities" means any and all shares of capital stock of the Company, including, without limitation, any and all shares of Common Stock and Preferred Stock of the Company, securities of the Company convertible into, or exchangeable or exercisable for, such shares, and options, warrants or other rights to acquire such shares.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          "Fundamental Change" means the occurrence of any of the following: (i) the consummation of any merger, consolidation, share exchange, recapitalization or other business combination transaction (or series of related transactions) as a result of which the Voting Stock immediately prior to such transaction (or series of related transactions) is converted into and/or continues to represent, in the aggregate, less than 50% of the outstanding securities having the right to vote for the election of directors of the Survivor of a Fundamental Change;

               (ii) any Person or Group, together with any Affiliates thereof, becomes, directly or indirectly, the Beneficial Owner of more than 50% of the outstanding Voting Stock of the Company;

               (iii) the consummation of the sale, transfer, lease or disposition by the Company or by one or more of its Subsidiaries of all or substantially all of the assets, business or securities of the Company (on a consolidated basis) to any Person or Group (other than the Company or its wholly owned Subsidiaries); or

               (iv) during any period, the directors of the Company as of the date hereof (or any directors nominated by such directors) cease for any reason to constitute a majority of the Directors of the Board.

          "Group" shall have the meaning assigned to it in Section 13(d)(3) of the Exchange Act.

          "Independent Director" means any Director who without regard to whether the Company or Stockholder is listed on the NYSE, is or would be an "independent director" with respect to both the Company and Stockholder pursuant to Section 303A.02 of the New York Stock Exchange Listed Company Manual (or any successor provision thereof that is no less stringent than such section as in effect on the date hereof). For purposes of this Agreement, the Independent Directors shall not be deemed Affiliates of Stockholder.

          "Lenders" is defined in Section 4.2(a)(iii).

          "NYSE" means the New York Stock Exchange, Inc.

          "Permitted Transferee" means (i) any Affiliate directly or indirectly controlled by Stockholder; or (ii) the FRBNY, the U.S. Department of Treasury or any other Person as directed by the FRBNY or the U.S. Department of Treasury.

          "Preferred Stock" means the shares of preferred stock, par value $1.00 per share, of the Company and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization.

          "Public Offering" means a public offering of shares of Common Stock pursuant to an effective registration statement (other than on Form S-4, Form S-8 or their equivalent) filed with the SEC pursuant to the Securities Act.

          "Secured Loan" is defined in Section 4.2(a)(iii).

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

          "Separation Agreement" is defined in the Recitals.

          "Shares" is defined in the Recitals.

          "Stockholder" is defined in the Preamble.

          "Survivor of a Fundamental Change" means (a) the issuer of the securities received by the holders of Common Stock (in their capacities as such) upon the occurrence of a Fundamental Change, to the extent the holders of Common Stock receive other securities in exchange, conversion or substitution of their shares of Common Stock in the transaction that resulted in such Fundamental Change or (b) the Company (or its successor) in all other circumstances of a Fundamental Change.

          "Termination Date" is defined in Section 7.1(ii).

          "Transfer" means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of (by operation of law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of (by operation of law or otherwise), any Shares or any interest in any Shares; provided, however, that a merger or consolidation in which Stockholder or any of its

Affiliates is a constituent corporation shall not be deemed to be the Transfer of any Shares Beneficially Owned by such Person (provided that a purpose of any such transaction is not to avoid the provisions of this Agreement and that the successor or surviving Person to such merger or consolidation, if not Stockholder or such Affiliate, expressly assumes all obligations of Stockholder or such Affiliate, as the case may be, under this Agreement).

          "Voting Stock" means shares of Common Stock and any other securities of the Company or its successor having the power to vote in the election of Directors of the Company or its successor.

          Section 1.2. Interpretation. (a) The headings in this Agreement are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions of this Agreement.

          (b) The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

          (c) For purposes of this Agreement, except where otherwise expressly provided or unless the context otherwise necessarily requires: (i) references to this Agreement shall include a reference to all exhibits and schedules hereto;
(ii) the words "hereof", "herein" and "hereto", and words of similar import, when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement; (iii) references to the Preamble, Recitals, Articles, Sections or Schedules are to the preamble, recitals, articles, sections or schedules to this Agreement; (iv) whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation" and shall not be construed to mean that the examples given are an exclusive list of the topics covered; (v) meanings specified in this Agreement are applicable to both the singular and plural forms of these terms and to the masculine, feminine and neuter genders, as the context requires; (vi) references to a Person include its successors and permitted assigns; (vii) references to any agreement, instrument or other document means such agreement, instrument or other document as amended, modified or supplemented from time to time, including by waiver or consent, and all attachments thereto and instruments incorporated therein; (viii) if a word or phrase is defined, the other grammatical forms of such word or phrase have a corresponding meaning; (ix) references to any Law is a reference to that Law and the rules and regulations adopted or promulgated thereunder, in each case, as amended, modified or supplemented as of the date on which the reference is made, and all attachments thereto and instruments incorporated therein; (x) references to any section of any statute, listing rule, rule, standard, regulation or other law include any successor to such section; (xi) references to times of day or dates are to local times or dates in New York, New York; and (xii) references to currency are references to the lawful money of the United States.

                                   ARTICLE II

                                VOTING AGREEMENTS

          Section 2.1. Voting Agreements. (a) Stockholder shall vote at every duly called annual or special meeting of stockholders of the Company, and at every postponement or adjournment thereof, or act by written consent for all of the Shares Beneficially Owned by it entitled to vote thereat: (i) in the manner recommended by the Board with respect to the election of any Director nominee or removal of any existing Director of the Board; and (ii) in favor of each matter required to effectuate any provision of this Agreement. Notwithstanding the foregoing, if Stockholder Beneficially Owns more than 30% of the outstanding Common Stock, Stockholder shall vote the number of shares Beneficially Owned by it in excess of 30% of the outstanding Common Stock in a manner proportionate to the holders of the Common Stock (other than Stockholder, stockholders of the Company Beneficially Owning more than 10% of the outstanding Common Stock and directors and officers of the Company) voting on such matter in connection with any election of any Director nominee or removal of any existing Director of the Board.

          (b) Stockholder shall cause any and all Shares Beneficially Owned by it and entitled to Vote thereat to be present in person or represented by proxy at all annual and special meetings of stockholders of the Company to the extent necessary so that all Shares Beneficially Owned by it shall be counted as present for the purposes of determining the presence of a quorum at such meeting and to vote such shares in accordance with Section 2.1(a).

          Section 2.2. Termination of Article II. This Article II shall terminate and be of no further effect at such time as the Shares Beneficially Owned by Stockholder no longer constitute at least 10% of the outstanding Common Stock. Notwithstanding the foregoing, the rights and obligations of Stockholder under this Article II shall survive a Fundamental Change to the extent that the Shares Beneficially Owned by Stockholder continue to constitute at least 10% of the total securities having the right to vote for the election of directors of the Survivor of a Fundamental Change; provided that, for all purposes of this
Article II, if the Company is not the Survivor of a Fundamental Change, the board of directors of the Survivor of a Fundamental Change shall be substituted for the Board.

                                   ARTICLE III

                                   STANDSTILL

          Section 3.1. Acquisition of Common Stock. (a) Except as provided in Sections 3.1(b) and 3.2, Stockholder covenants and agrees with the Company that it will not, and will cause its Affiliates and their respective directors and executive officers not to, directly or indirectly, Beneficially Own or acquire, offer or propose to acquire, or agree to acquire, whether by purchase, tender or exchange offer, through the acquisition of control of another Person (including by way of merger or consolidation), by joining a partnership, syndicate or other Group or otherwise, the Beneficial Ownership of, any shares of Common Stock other than the shares of Common Stock Beneficially Owned by Stockholder and its Affiliates and their respective directors and executive officers as of the date hereof (except by way of stock splits, stock dividends, stock reclassifications or other distributions, recapitalizations or offerings made available to and, if applicable, exercised on a pro rata basis by, holders of Common Stock generally.

          (b) Notwithstanding the foregoing, the prohibition set forth in
Section 3.1(a) shall not apply to (i) the acquisition (whether by merger, consolidation or otherwise) by Stockholder or an Affiliate thereof of any entity that Beneficially Owns shares of Common Stock at the time of the consummation of such acquisition, provided that in connection with any such acquisition Stockholder or its Affiliate, as the case may be, (A) divests the shares of Common Stock Beneficially Owned by the acquired entity at the time of the consummation of such acquisition (other than any shares of Common Stock acquired in the ordinary course activities of the acquired entity as contemplated by clause (ii) below) within a reasonable period of time after the consummation of such acquisition, and (B) if any annual or special meeting of shareholders is held prior to the disposition thereof, votes such shares on each matter presented at any annual or special meeting of the stockholders or by written consent in a manner proportionate to the holders of the Common Stock (other than Stockholder, stockholders of the Company Beneficially Owning more than 10% of the outstanding Common Stock, and directors and officers of the Company) voting on such matter or (ii) ordinary course activities of Stockholder and its Affiliates and their respective directors and executive officers, including (A) proprietary and third party fund and asset management activities, (B) brokerage and securities trading activities, (C) financial services and insurance activities and (D) the acquisition of shares of Common Stock in connection with securing or collecting a debt previously contracted in good faith; provided that the purpose of any such transaction is not to avoid the provisions of this Agreement.

          (c) For the avoidance of doubt, this Agreement shall not be deemed to apply to any Common Stock owned or acquired by individuals who are officers or employees of the Company or any of its Subsidiaries or directors of the Company or any of its Subsidiaries.

          Section 3.2. Certain Restrictions. (a) Except as required in connection with the execution, delivery or performance of this Agreement and as otherwise required, permitted or contemplated by this Agreement or any other Transaction Agreement (including with respect to any Transfer permitted pursuant to Section 4.2(a)), Stockholder agrees not to, and to cause each of its Affiliates and its and their respective directors and executive officers not to, directly or indirectly, alone or in concert with others, without express authorization of the Company:

               (i) effect, initiate, propose or otherwise solicit stockholders of the Company for the approval of one or more stockholder proposals or induce or attempt to induce any other Person to effect, initiate, propose or otherwise solicit any stockholder proposal;

               (ii) (A) propose or seek to effect a Change of Control of the Company by way of merger, consolidation, recapitalization, reorganization, sale, lease, exchange, pledge or other disposition of substantially all assets of the Company and the Company Subsidiaries or other business combination involving, or a tender or exchange offer for securities of, the Company or any of the Company Subsidiaries or any material portion of the business or assets of the Company or any of the Company Subsidiaries or any other type of transaction that would otherwise result in a Change of Control of the Company (any such action described in this clause (A), a "Company Transaction Proposal"), (B) seek to exercise any control or influence over the management of the Company or the Board or any of the businesses, operations or policies of the Company or (C) present to the Company's stockholders or any third party any proposal constituting or that can reasonably be expected to result in a Company Transaction Proposal;

               (iii) solicit proxies (or written consents) or assist or participate in any other way, directly or indirectly, in any solicitation of proxies (or written consents), or otherwise become a "participant" in a "solicitation", or assist any "participant" in a "solicitation" (as such terms are defined in Rule 14a-1 of Regulation 14A and Instruction 3 of Item 4 of Schedule 14A, respectively, under the Exchange Act) in opposition to the recommendation or proposal of the Board, or recommend or request or induce or attempt to induce any other Person to take any such actions, or seek to advise, encourage or influence any other Person with respect to the voting of (or the execution of a written consent in respect of) shares of Common Stock or grant a proxy with respect to the voting of (or execution of a written consent in respect of) shares of Common Stock to any Person other than an officer or agent of Stockholder or the Company;

               (iv) form, join in or in any other way (including by deposit of Common Stock) participate in a partnership, pooling agreement, syndicate, voting trust or other Group (other than a Group comprised solely of Stockholder, its Affiliates and its Permitted Transferees) with respect to Common Stock, or enter into any agreement or arrangement or otherwise act in concert with any other Person, for the purpose of acquiring, holding, voting or disposing of Common Stock, other than in respect of any agreement or arrangement with the FRBNY or any other Person as directed by the FRBNY or the U.S. Department of the Treasury;

               (v) take any action which might cause the Company to be required to make a public announcement regarding any of the types of matters set forth in (i) through (iv) above;

               (vi) enter into any discussions or arrangements with any third party with respect to any of the foregoing; or

               (vii) request, or induce or encourage any other Person to request, that the Company amend or waive any of the provisions of this Agreement.

          (b) Notwithstanding the foregoing restrictions, if, at any time, (i) the Company has entered into a definitive agreement, the consummation of which would result in a Fundamental Change or (ii) any Person shall have commenced and not withdrawn a bona fide public tender or exchange offer which if consummated would result in a Fundamental Change, then the limitations set forth in Section
3.2 shall not be applicable to Stockholder for so long as the conditions described in this Section 3.2(b) continue.

          Section 3.3. Termination of Article III. This Article III shall terminate and be of no further effect at such time as the Shares Beneficially Owned by Stockholder no longer constitute at least 10% of the outstanding Common Stock.

                                   ARTICLE IV

                              TRANSFER RESTRICTIONS

          Section 4.1. General Transfer Restrictions. The right of Stockholder to Transfer any Shares is subject to the restrictions set forth in this Article IV, and no Transfer of Shares by Stockholder may be effected except in compliance with this Article IV. Any attempted Transfer in violation of this Agreement shall be of no effect and shall be null and void, regardless of whether the purported transferee has any actual or constructive knowledge of the Transfer restrictions set forth in this Agreement, and shall not be recorded on the stock transfer books of the Company.

          Section 4.2. Restrictions on Transfer. (a) Without the prior written consent of the Company as approved by the Board, Stockholder shall not Transfer any Shares except as expressly permitted by, and in compliance with, the following provisions of this Section 4.2(a):

               (i) Stockholder may Transfer any or all of the Shares (A) to the Company or any of its Subsidiaries, (B) pursuant to any tender offer, exchange offer, merger, reclassification, reorganization, recapitalization or other similar transaction in which stockholders of the Company are offered, permitted or required to participate as holders of any of the Company's Voting Stock, (C) in connection with any Public Offering, provided that the underwriters or placement agent in such Public Offering implement reasonable protections to the extent practicable so that such Public Offering will not be made to, and would not reasonably facilitate the acquisition of Common Stock by, a Person or Group who after such Public Offering would Beneficially Own more than 10% of the Common Stock, (D) to any other Person or Group to the extent such Person or Group would not, to the knowledge of Stockholder after due inquiry (it being understood that due inquiry shall not be required in circumstances where the purchaser in a sale transaction is not reasonably identifiable, such as in a "brokers' transaction", as defined in Rule 144 under the Securities Act), upon completion of a Transfer of Shares by Stockholder Beneficially Own more than ten percent (10%) of the outstanding Common Stock or (E) to any other Person or Group approved by, or that acquires shares of Common Stock in connection with any transaction approved or recommended by, the Board;

               (ii) Stockholder may Transfer any or all of the Shares to any Permitted Transferee; provided that such Permitted Transferee (unless such Permitted Transferee is the FRBNY or the U.S. Department of the Treasury)
     (A) executes a counterpart to this Agreement, thereby agreeing to be bound by the terms hereof, and (B) agrees that the representations, covenants and other agreements made by Stockholder herein shall be deemed to have been made by such Permitted Transferee. Upon any such Transfer, the Permitted Transferee shall be entitled to the same rights, and subject to the obligations and restrictions, contained herein applicable to Stockholder at the time of such Transfer.

     For purposes of calculating the Shares Beneficially Owned by Stockholder at any time in accordance with this Agreement, any Shares Transferred to any Permitted Transferee in accordance with this Section 4.2(a)(ii) shall be included in such calculation.

               (iii) Stockholder may make a bona fide pledge of any or all of the Shares to (A) the FRBNY or any other Person as directed by the FRBNY or the U.S. Department of the Treasury with respect to any agreement or arrangement between Stockholder and its Affiliates, on the one hand, and the FRBNY or any other Person as directed by the FRBNY or the U.S. Department of the Treasury, on the other hand, and (B) any bank or financial institution ("Banks", and together with the FRBNY and the Persons referred to in clause (A) above, "Lenders") solely for the purpose of securing bona fide indebtedness for borrowed money (a "Secured Loan"), and such Lenders may execute a bona fide foreclosure upon any Shares so pledged upon the terms and subject to the conditions set forth in any agreements concerning such pledge. For the avoidance of doubt, any pledge or other contractual encumbrance or foreclosure resulting from any such Secured Loan or arrangement with the FRBNY or any other Person referred to in clause (A) above (including an obligation to repay such Secured Loan or other obligation with the proceeds of any Transfer of, or dividend or distribution on, the Shares) shall not be deemed to be a Transfer associated with the Shares.

          (b) This Section 4.2 shall terminate and be of no further effect (i) at such time as the Shares Beneficially Owned by Stockholder no longer constitute at least 10% of the outstanding Common Stock or (ii) or upon the occurrence of a Fundamental Change.

          Section 4.3. Securities Act. (a) The Company may make a notation on its records or give instructions to any transfer agents or registrars for the Common Stock in order to implement the restrictions on Transfer set forth in
Section 4.2. In connection with any Transfer of Shares other than (x) a Transfer pursuant to a Public Offering or (y) a sale pursuant to Rule 144 under the Securities Act, the transferor shall provide the Company with such customary certificates, opinions and other documents as the Company may reasonably request in respect of compliance of such Transfer with applicable securities registration requirements.

          (a) Subject to the requirement of applicable Law, Stockholder will not be subject to the Company's trading policies requiring pre-clearance or limiting trading to specified dates and Stockholder acknowledges its obligation hereunder not to Transfer Shares in contravention of applicable Law, including each of
Section 10(b) of and Rule 10b-5 under the Exchange Act.

                                    ARTICLE V

                           COVENANTS AND OTHER MATTERS

          Section 5.1. Other Agreements. In addition to the specific agreements, documents and instruments described in this Agreement, the parties agree to execute or cause to be executed by the appropriate parties and deliver, as appropriate, such other agreements, instruments and other documents as may be necessary or desirable in order to consummate and make effective the transactions contemplated by this Agreement.

          Section 5.2. Actions Requiring Consent. For as long as the Shares Beneficially Owned by Stockholder constitute at least 10% of the outstanding Common Stock, the Company must obtain Stockholder's written consent before:

          (a) entering into any agreement or arrangement or taking any other action that (i) restricts the ability of Stockholder or its Affiliates to acquire or Beneficially Own shares of Common Stock or to Transfer the Shares in a manner not otherwise prohibited by the terms of this Agreement, (ii) is inconsistent or conflicts with the Company's ability to perform its obligations under this Agreement or any other Transaction Agreements or the transactions contemplated hereby or thereby or (iii) is inconsistent or conflicts with the rights or obligations of Stockholder under this Agreement; or

          (b) amending, modifying or repealing (whether by merger, consolidation, conversion or otherwise) any provision of the Restated Certificate of Incorporation or Bylaws of the Company that implements or supports Stockholder's rights under this Agreement or any other Transaction Agreement or adopting any provisions inconsistent herewith or therewith.

          Section 5.3. Indemnification. (a) Each of AIG and AHAC shall indemnify, defend and hold harmless the Company and its Representatives (collectively, the "Company Indemnified Parties"), severally and not jointly, against, and reimburse any Company Indemnified Party for, all Losses that such Company Indemnified Party may at any time suffer or incur, or become subject to as a result of or in connection with:

               (i) the inaccuracy or breach of any representation or warranty made by it in this Agreement; or

               (ii) any breach or failure by it to perform any of its covenants or obligations contained in this Agreement.

          (b) The Company shall indemnify, defend and hold harmless AIG, AHAC, and their respective Representatives (collectively, the "AIG Indemnified Parties") against, and reimburse any AIG Indemnified Party for, all Losses that such AIG Indemnified Party may at any time suffer or incur, or become subject to as a result of or in connection with:

               (i) the inaccuracy or breach of any representation or warranty made by the Company in this Agreement; or

               (ii) any breach or failure by the Company to perform any of its covenants or obligations contained in this Agreement.

          (c) Claims for indemnification under this Section 5.3 shall be made pursuant to the procedures set forth in section 8.04 and section 8.05 of the Separation Agreement.

          (d) Except for the rights any AIG Indemnified Party or Company Indemnified Party is or becomes entitled to under Law or under the Restated Certificate of Incorporation or Bylaws of the Company or any of its Subsidiaries and for injunctive and provisional relief (including specific performance) provided for in Section 7.11, each party hereto acknowledges and agrees that the indemnification provisions of this Section 5.3 shall be the sole and exclusive remedies of the parties hereto for any breach of the representations or warranties or any breach or failure by the other party to perform any of its covenants or obligations hereunder.

          Section 5.4. Information Rights. The Company will deliver to an officer designated by Stockholder copies of all materials and other information sent to the Board (and any committee thereof) of the Company and to the board of directors of any Company Subsidiary (and any committee thereof) at the same time as such materials are sent to the Directors of the Company and the directors of any Company Subsidiary, or any of their respective committees, in their respective capacities as directors of the Company or any Company Subsidiary, except as prohibited by applicable Law; provided that any such information shall be subject to the terms of section 3.18 of the Separation Agreement as if the Company or a Company Subsidiary provided such information directly to Stockholder or any of its Affiliates. Notwithstanding the foregoing, Stockholder shall not be entitled to any information (1) that is sent to the Board of the Company (or any committee thereof) or the board of directors of any Company Subsidiary (or any committee thereof) relating to any matter or transaction to which Stockholder is a party or otherwise "interested" and (2) that is sent solely to a committee thereof required by Law, Self-Regulatory Organization or advice of counsel to be comprised solely of Independent Directors.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

          Section 6.1. Representations and Warranties of AIG and AHAC . Each of AIG and AHAC hereby represents and warrants, severally and not jointly, to the Company as follows:

          (a) Incorporation and Authority of AIG and AHAC. AIG is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. AHAC is an insurance company duly organized, validly existing and in good standing under the Laws of the State of New York. It has full legal power and authority, and has taken all required legal action necessary, to execute and deliver this Agreement and all other agreements, instruments, certificates, notices and other documents as are necessary to consummate the transactions contemplated hereby and otherwise to carry out the terms of this Agreement. It has duly and validly authorized the execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby has been duly and validly authorized by it and no other proceedings on its part are necessary to authorize the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

          (b) Enforceability. This Agreement has been duly and validly executed by it and, assuming due authorization, execution and delivery by the Company constitutes, or upon execution and delivery thereof will constitute, the legal, valid and binding agreement of it, enforceable against it in accordance with the terms hereof, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium, rehabilitation, liquidation, fraudulent conveyance or similar Laws relating to or affecting creditors' rights generally and subject, as to enforceability, to the effect of general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

          (c) Consents and Approvals. Except as set forth on Schedule 6.1(c), no consent, approval, waiver, authorization, notice or filing is required to be obtained by it from, or to be given by it to, or made by it with, any Governmental Authority or any other Person, in connection with the execution, delivery and performance by it of this Agreement.

          (d) Non-Contravention. The execution, delivery and performance by it of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not (i) violate any provision of its Organizational Documents;
(ii) assuming the receipt of all consents, approvals, waivers and authorizations and the making of the notices and filings set forth on Schedule 6.1(c), conflict with, or result in the breach of, or constitute a default under, or result in the termination, cancellation, modification or acceleration (whether after the filing of notice or the lapse of time or both) of any right or obligation of it under, or result in a loss of any benefit to which it is entitled under, any Contract, or result in the creation of any Lien (other than Permitted Liens) upon its assets and properties; or (iii) assuming the receipt of all consents, approvals, waivers and authorizations and the making of the notices and filings set forth on Schedule 6.1(c) or required to be made or obtained by the Company, violate, or result in a breach of, or constitute a default under any Law, Governmental Order or Self-Regulatory Organization Approval to which it is subject, other than, in the cases of clauses (ii) and (iii), conflicts, breaches, terminations, defaults, cancellations, accelerations, losses, violations or Liens that would not materially impair or delay its ability to perform its obligations hereunder.

          (e) Disclaimer. Except for the representations and warranties contained in this Section 6.1, it does not make any other representation or warranty of any kind or nature whatsoever, oral or written, express or implied, with respect to it, any of its Affiliates, this Agreement or the transactions contemplated by this Agreement.

          Section 6.2. Representations and Warranties of the Company . The Company hereby represents and warrants to AIG and AHAC as follows:

          (a) Incorporation and Authority of the Company. The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. The Company has full legal power and authority, and has taken all required legal action necessary, to execute and deliver this Agreement and all other agreements, instruments, certificates, notices and other documents as are necessary to consummate the transactions contemplated hereby and otherwise to carry out the terms of this Agreement. The Company has duly and validly authorized the execution and delivery of this Agreement to which it is a party, and the consummation of the transactions contemplated hereby has been duly and validly authorized by the Company and no other proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby by the Company.

          (b) Enforceability. This Agreement has been duly and validly executed by the Company and, assuming due authorization, execution and delivery by AIG and AHAC, constitutes, or upon execution and delivery thereof will constitute, the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium, rehabilitation, liquidation, fraudulent conveyance or similar Laws relating to or affecting creditors' rights generally and subject, as to enforceability, to the effect of general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

          (c) Consents and Approvals. Except as set forth on Schedule 6.2(c), no consent, approval, waiver, authorization, notice or filing is required to be obtained by the Company from, or to be given by the Company to, or made by the Company with, any Governmental Authority or other Person, in connection with the execution, delivery and performance by the Company of this Agreement.

          (d) Non-Contravention. The execution, delivery and performance by the Company of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not (i) violate any provision of the Organizational Documents of the Company; (ii) assuming the receipt of all consents, approvals, waivers and authorizations and the making of the notices and filings set forth on Schedule 6.2(c), to the Knowledge of the Company, conflict with, or result in the breach of, or constitute a default under, or result in the termination, cancellation, modification or acceleration (whether after the filing of notice or the lapse of time or both) of any right or obligation of the Company under, or result in a loss of any benefit to which the Company is entitled under, any Contract, or result in the creation of any Lien (other than Permitted Liens) upon the assets and properties of the Company; or (iii) assuming the receipt of all consents, approvals, waivers and authorizations and the making of notices and filings set forth on Schedule 6.2(c) or required to be made or obtained by AIG or any of its Affiliates, to the Knowledge of the Company, violate or result in a breach of or constitute a default under any Law, Governmental Order or Self-Regulatory Organization Approval to which the Company is subject, other than, in the cases of clauses (ii) and (iii), conflicts, breaches, terminations, defaults, cancellations, accelerations, losses, violations or Liens that would not materially impair or delay the Company's ability to perform its obligations hereunder.

          (e) Disclaimer. Except for the representations and warranties contained in this Section 6.2, the Company does not make any other representation or warranty of any kind or nature whatsoever, oral or written, express or implied, with respect to the Company or any of the Company Subsidiaries, this Agreement or the transactions contemplated by this Agreement.

                                   ARTICLE VII

                            MISCELLANEOUS AND GENERAL

          Section 7.1. Termination. This Agreement shall terminate, except for this Article VII and Section 5.3, which shall survive such termination, upon the earlier of: (i) the date the Shares Beneficially Owned by Stockholder cease to constitute at least 10% of the outstanding Common Stock or (ii) written consent of the parties hereto (the "Termination Date"). For the avoidance of doubt, after the Termination Date no party shall have any liability of any kind to any other party under this Agreement, except with respect to Section 5.3.

          Section 7.2. Expenses . All expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid in accordance with section 9.01 of the Separation Agreement.

          Section 7.3. Amendment and Waiver. Except as otherwise provided herein, no modification, amendment or waiver of any provisions of this Agreement, and no giving of any consent provided for hereunder, shall be effective against the Company or Stockholder unless such modification, amendment, waiver or consent is approved by (i) a majority of the Directors then in office or (ii) any committee thereof formed solely for the purpose of reviewing and approving transactions or agreements between the Company and the Company Subsidiaries, on the one hand, and Stockholder and its Affiliates, on the other hand. In addition to the foregoing, no provision of this Agreement may be amended, supplemented or modified except by a written instrument signed by all of the parties hereto, and no provision of this Agreement may be waived except by a written instrument signed by the party against whom the waiver is to be effective. No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

          Section 7.4. Counterparts. This Agreement shall be effective upon delivery of original signature pages or electronic copies thereof executed by each of the parties. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute one and the same agreement.

          Section 7.5. GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL . (a) THIS AGREEMENT, AND ALL CLAIMS AND DEFENSES ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE FORMATION, BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT, SHALL IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE. Each of the parties irrevocably and unconditionally:

               (i) submits for itself and its property to the exclusive jurisdiction of the courts of the State of Delaware (and any appeals court therefrom) in any Action directly or indirectly arising out of or relating to this Agreement or the formation, breach, termination or validity of this Agreement, and agrees not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined solely in Delaware state court;

               (ii) consents to jurisdiction over the Person of such parties and agrees that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 7.6 or in such other manner as may be permitted by Law, shall be valid and sufficient service thereof;

               (iii) consents that any such Action may and shall be brought in such court and waives any objection that it may now or hereafter have to the venue or jurisdiction of any such Action in such court or that such court is an inconvenient forum for the Action and agrees not to assert, plead or claim the same;

               (iv) agrees that the final judgment of such court shall be enforceable in any court having jurisdiction over the relevant party or any of its assets;

               (v) irrevocably waives any right to remove any such Action from the Delaware Court of Chancery to any federal court;

               (vi) agrees that service of process in any such Action may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address as provided in Section 7.6; and

               (vii) agrees that nothing in this Agreement shall affect the right to effect service of process in any other manner permitted by the applicable rules of procedure.

          (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE FORMATION, BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.5. EITHER PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

          Section 7.6. Notices. All notices, requests, instructions, demands or other communications to be given under this Agreement shall be given in accordance with section 9.02 of the Separation Agreement

          Section 7.7. Entire Agreement . This Agreement, together with the agreements and other documents and instruments referred to herein or annexed hereto, constitute the entire agreement among the parties hereto, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter of this Agreement.

          Section 7.8. No Third Party Beneficiaries. Except as provided in
Section 5.3 with respect to Company Indemnified Parties and AIG Indemnified Parties, this Agreement is for the sole benefit of the parties hereto and their successors and permitted assigns, and nothing in this Agreement, express or implied, is not intended to, and does not, confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason hereunder.

          Section 7.9. Confidentiality. Stockholder agrees that any information provided to it hereunder is confidential and shall only be disclosed by it to any other Person in accordance with section 3.18 of the Separation Agreement.

          Section 7.10. Severability. The provisions of this Agreement shall be deemed severable and the invalidity, illegality or unenforceability of any provision hereto shall not affect the validity, legality or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid, illegal or unenforceable, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the greatest extent possible.

          Section 7.11. Specific Performance; No Special Damages. (a) The parties acknowledge and agree that in the event that any of the provisions of this Agreement are not performed in accordance with its specific terms or are otherwise breached, irreparable damage would occur for which monetary damages would not be an adequate remedy. The parties further acknowledge and agree that, in addition to any other remedy to which such party is entitled to at Law or in equity, the parties shall be entitled to enforce the terms of this Agreement by decree of specific performance, without the necessity of proving the inadequacy of monetary damages or of posting bond or other undertaking, as a remedy and to obtain injunctive relief against any breach or threatened breach hereof. In the event that any action is brought in equity to enforce the provisions of this Agreement, no party hereto shall allege, and each party hereto waives the defense or counterclaim that there is an adequate remedy at Law.

          (a) Each party (i) agrees that there shall be no special, consequential, indirect or incidental damages, exemplary, punitive or multiple damages connected with or resulting from any breach of this Agreement, or actions undertaken in connection with or related hereto, including any such damages which are based upon breach of contract, tort, breach of warranty, strict liability, statute, operation of law or any other theory of recovery, except to the extent such damages are actually incurred by a party hereunder to a third party, and (ii) hereby waives any rights to claim such damages.

          Section 7.12. Assignment (a). Neither this Agreement nor any of the rights or obligations of any party under this Agreement shall be assigned, in whole or in part (by operation of law or otherwise), by any party without the prior written consent of the other parties hereto except as and to the extent expressly provided for in this Agreement; provided, however, that no such assignment shall release the Company or Stockholder from any liability or obligation under this Agreement. Any attempted assignment in violation of this Section 7.12 shall be void. Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

          Section 7.13. Effective Time. This Agreement shall become effective on the First Time of Delivery if at such time the Shares Beneficially Owned by Stockholder constitute at least 10% of the outstanding Common Stock. If the Shares Beneficially Owned by Stockholder at the First Time of Delivery do not constitute at least 10% of the outstanding Common Stock, this Agreement will be of no force or effect.

                       [Next page is the signature page.]

          IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties as of the date first written above.

                                        AMERICAN INTERNATIONAL GROUP, INC.


                                        By
                                          --------------------------------------
                                          Name:
                                          Title:


                                        AMERICAN HOME ASSURANCE COMPANY


                                        By
                                          --------------------------------------
                                          Name:
                                          Title:


                                        TRANSATLANTIC HOLDINGS, INC.


                                        By
                                          --------------------------------------
                                          Name:
                                          Title:

                                                                       EXHIBIT H

              FORM OF RESTATED CERTIFICATE OF INCORPORATION OF TRH

                                  See Attached.

                                FORM OF RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                          TRANSATLANTIC HOLDINGS, INC.

     The undersigned President and Chief Executive Officer of Transatlantic Holdings, Inc. does hereby certify as follows:

     The name of the corporation is Transatlantic Holdings, Inc. (the "CORPORATION").

     1. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on June 10, 1986, under the name PREINCO Holdings, Inc.

     2. In accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware (the "DGCL"), this Restated Certificate of Incorporation has been (a) duly proposed by resolutions adopted and declared advisable by the Board of Directors of the Corporation, and
          (b) approved by the written consent of the stockholders of the Corporation in accordance with Section 228 of the DGCL.

     3. Pursuant to Section 103(d) of the DGCL, this Restated Certificate of Incorporation shall become effective upon filing with the Secretary of State of the State of Delaware.

     4. The text of the Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

     FIRST: The name of the Corporation is Transatlantic Holdings, Inc.

     SECOND: The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is Corporation Service Company.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

     FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is two hundred and ten million (210,000,000) shares, of which two hundred million (200,000,000) shares of the par value of $1.00 per share shall be designated as Common Stock and ten million (10,000,000) shares of the par value of $1.00 per share shall be designated as Preferred Stock.

     The rights, preferences and limitations of said classes of stock are as follows:

          1. The Preferred Stock may be issued from time to time by the Board of

               Directors as shares of one (1) or more series of Preferred Stock, and the Board of Directors is expressly authorized, prior to issuance, in the resolution or resolutions providing for the issue of shares of each particular series, to fix the following:

               a. The distinctive serial designation of such series which shall distinguish it from other series;

               b. The number of shares included in such series, which number may be increased or decreased from time to time unless otherwise provided by the Board of Directors in creating the series;

               c. The annual dividend rate (or method of determining such rate) for shares of such series, if any, and the date or dates upon which such dividends shall be payable;

               d. Whether dividends on the shares of such series shall be cumulative, and, in the case of shares of any series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of such series shall be cumulative;

               e. The amount or amounts which shall be paid out of the assets of the Corporation to the holders of the shares of such series upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

               f. The price or prices at which, the period or periods within which and the terms and conditions, if any, upon which the shares of such series may be redeemed, in whole or in part, at the option of the Corporation;

               g. The obligation, if any, of the Corporation to purchase or redeem shares of such series pursuant to a sinking fund or otherwise and the price or prices at which, the period or periods within which and the terms and conditions upon which the shares of such series shall be redeemed, in whole or in part, pursuant to such obligation;

               h. The period or periods within which and the terms and conditions, if any, including the price or prices or the rate or rates of conversion and the terms and conditions of any adjustments thereof, upon which the shares of such series shall be convertible at the option of the holder into shares of any class of stock or into shares of any other series of Preferred Stock;

               i. The voting rights, if any, of the shares of such series in addition to those required by law, including the number of votes per share;

               j. The ranking of the shares of the series as compared with shares of other series of Preferred Stock in respect of the right to receive dividends and the right to receive payments out of the assets of the Corporation upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

               k. Any other relative rights, preferences or limitations of the shares of the series not inconsistent herewith or with applicable law.

          2. All series of Preferred Stock shall rank senior to all series of Common Stock in respect of the right to receive dividends (to the extent dividends are payable on a series of Preferred Stock) and the right to receive payments out of the assets of the Corporation upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation. All shares of Preferred Stock redeemed, purchased or otherwise acquired by the Corporation (including shares surrendered for conversion) shall be canceled and upon the effectiveness of any filing required by the DGCL shall be restored to the status of authorized but unissued Preferred Stock undesignated as to series.

          3. No holder of shares of Common Stock or of shares of Preferred Stock shall be entitled as a matter of right to subscribe for or purchase, or have any preemptive right with respect to, any part of any new or additional issue of stock of any class whatsoever, or of securities convertible into any stock of any class whatsoever, whether now or hereafter authorized and whether issued for cash or other consideration or by way of dividend.

          4. Except as otherwise provided by the Board of Directors in accordance with Section 1 above in respect of any series of the Preferred Stock or as required by law, all voting rights of the Corporation shall be vested exclusively in the holders of the Common Stock who shall be entitled to one (1) vote per share.

     FIFTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

          1. The number of directors of the Corporation shall be such as from time to time shall be fixed solely by the Board of Directors. Election of directors need not be by ballot unless the By-Laws so provide.

          2. In furtherance and not in limitation of the powers conferred upon the Board of Directors by the DGCL and this Restated Certificate of Incorporation, the Board of Directors is hereby expressly empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject to applicable law.

          3. The Board of Directors shall have power, without the assent or vote of the stockholders, to make, adopt, alter, amend, change, supplement, add to and repeal the By-Laws of the Corporation in any manner not inconsistent with the DGCL or this Restated Certificate of Incorporation.

          4. A director may be removed from office with or without cause, and only by the affirmative vote of the holders of at least a majority of the voting power of all of the outstanding capital stock of the Corporation entitled to vote in respect thereof.

     SIXTH: A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as currently in effect or as the same may hereafter be amended. If the DGCL is amended after the filing of this Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation with respect to actions taken or omitted prior to the effectiveness of such amendment shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended. Furthermore, any repeal or modification of this Article SIXTH shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

     SEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

     EIGHTH: The Corporation shall be governed by Section 203 of the DGCL.


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

     IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been signed by the President and Chief Executive Officer of the Corporation this ___ day of [-], 2009.

                                        TRANSATLANTIC HOLDINGS, INC.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

          [Signature page of the Restated Certificate of Incorporation]